     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 3, 1998.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                            ------------------------

                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                 DEOTEXIS, INC.

             (Exact Name of Registrant as Specified in its Charter)

                                     NEVADA

                          (State or other jurisdiction
                       of Incorporation or Organization)
                         ------------------------------

                                   2844975-1

                          (Primary Standard Industrial
                            Classification Code No.)
                         ------------------------------

                                   13-3666344

                      (I.R.S. Employer Identification No.)
                         ------------------------------

                          885 THIRD AVENUE, SUITE 2900
                         NEW YORK, NEW YORK 10022-4834
                                 (212) 829-5698

         (Address, Including Zip Code, and Telephone Number, Including
            Area Code, of Registrant's Principal Executive Offices)
                         ------------------------------

                                  GEROLD TEBBE
                                   PRESIDENT
                                 DEOTEXIS, INC.
                          885 THIRD AVENUE, SUITE 2900
                         NEW YORK, NEW YORK 10022-4834
                                 (212) 829-5698

      (Name, Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent for Service)
                         ------------------------------

                                   COPIES TO:

                            DAVID S. SCHAEFER, ESQ.
                                LOEB & LOEB, LLP
                                345 PARK AVENUE
                         NEW YORK, NEW YORK 10154-0037
                                 (212) 407-4000
                              (212) 407-4990 (FAX)

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

         TITLE OF CLASS OF
           SECURITIES TO                 AMOUNT TO BE     PROPOSED OFFERING   PROPOSED AGGREGATE      AMOUNT OF
             REGISTERED                   REGISTERED      PRICE PER SHARE(1)  OFFERING PRICE(2)    REGISTRATION FEE
   Common Stock, $.001 par value          1,673,250             $32.00           $53,544,000          $15,795.48

(1) Estimated solely for the purpose of calculating the registration fee.

(2) Amount assumes sale of all shares being registered hereunder.

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                 DEOTEXIS, INC.
                             CROSS REFERENCE SHEET
               (SHOWING LOCATION IN THE PROSPECTUS OF INFORMATION
              REQUIRED BY ITEMS 1 THROUGH 12, PART I, OF FORM S-1)

                              ITEM IN FORM S-1                                       PROSPECTUS CAPTION
           ------------------------------------------------------  ------------------------------------------------------
       1.  Forepart of the Registration Statement and Outside
             Front Cover Page of Prospectus......................  Facing Page of Registration Statement; Outside Front
                                                                     Page of Prospectus

       2.  Inside Front and Outside Back Cover Pages of
             Prospectus..........................................  Inside Front Cover Page of Prospectus; Outside Back
                                                                     Cover Page of Prospectus

       3.  Summary Information, Risk Factors and Ratio of
             Earnings to Fixed Charges...........................  Prospectus Summary; Risk Factors; Selected Financial
                                                                     Data

       4.  Use of Proceeds.......................................  Use of Proceeds

       5.  Determination of Offering Price.......................  Outside Front Cover Page of Prospectus; Risk Factors

       6.  Dilution..............................................  *

       7.  Selling Security Holders..............................  Selling Security Holders

       8.  Plan of Distribution..................................  Selling Security Holders

       9.  Description of Securities to be Registered............  Description of Securities

      10.  Interests of Named Experts and Counsel................  *

      11.  Information with Respect to the Registrant............  Common Stock Price Information; Selected Financial
                                                                     Data; Plan of Operations; Business; Management;
                                                                     Principal Shareholders; Certain Transactions

      12.  Disclosure of Commission Position on Indemnification
             for Securities Act Liabilities......................  Management--Indemnification of Officers and Directors

------------------------

*Omitted as not applicable

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED MARCH 3, 1998

PROSPECTUS
                                 DEOTEXIS, INC.
                        1,673,250 SHARES OF COMMON STOCK

    This Prospectus (the "Prospectus") relates to the registration by Deotexis, Inc. (the "Company"), at its own expense for the account of Overton Holdings Limited, a corporation formed under the laws of the Turks & Caicos Islands, British West Indies ("OHL"), the majority stockholder of the Company, and the additional stockholders of the Company listed on Schedule A hereto (each, along with OHL, a "Selling Security Holder" and, collectively, the "Selling Security Holders"), of 1,673,250 shares of the Company's Common Stock, $.001 par value per share (the "Shares"). OHL acquired all of the Shares in a recent purchase from the Company. (See "Certain Transactions--Stock Purchase Agreement.") OHL then gifted Shares to each of the other Selling Security Holders listed on Schedule A hereto, in the amounts set forth thereon opposite their respective names. (See "Certain Transactions--Gift of Shares by OHL.") OHL is 100% beneficially owned and controlled by Mr. Gerold Tebbe, President, Chief Executive Officer, Secretary, Treasurer and a director of the Company. It is currently anticipated that the public offering price of the securities offered hereby will be $32.00 per share. See "Description of Securities."

    Prior to this offering (the "Offering"), there has been no significant public market for the Shares, and no assurance can be given that such a market will exist upon completion of this Offering, or, if such a market develops, that it will be sustained. The public offering price of the Shares has been arbitrarily determined by the Selling Security Holders based upon their evaluation of the potential commercial value of the Company's patents, patent applications and related intellectual property and does not necessarily bear any relationship to the Company's asset value, book value, net worth, results of operations or any other generally accepted criteria of value. (See "Risk Factors--Arbitrary Determination of Offering Price.") The Company's Common Stock currently trades on the National Association of Securities Dealers, Inc. ("NASD") OTC Electronic Bulletin Board under the symbol DETX. The Company anticipates, at some future date when it feels its level of operations warrants it, applying for quotation of the Company's Common Stock on The Nasdaq SmallCap Market ("Nasdaq"). There can be no assurance, however, that the Company's Common Stock will ever be quoted on Nasdaq. In the event that application for quotation of the Company's Common Stock on Nasdaq is never made, or, if made, is denied, it is anticipated that the Company's Common Stock (and the Shares) will be quoted on the NASD OTC Electronic Bulletin Board under the current trading symbol. In such event, the liquidity of the Shares could be adversely affected and the trading of the Shares could be subject to the so-called "penny stock" rules. See "Risk Factors--No Assurance of Public Trading Market or Nasdaq Inclusion," "-- Potential Continued Listing on the NASD OTC Electronic Bulletin Board" and "--Risk of Low-Priced Securities."
                                                  (COVER CONTINUED ON NEXT PAGE)
                            ------------------------
          THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.
                       SEE "RISK FACTORS" ON PAGES 11-20.
                             ---------------------
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                                                                            PROCEEDS TO
                                                                                                              SELLING
                                                                             UNDERWRITING DISCOUNTS OR       SECURITY
                                                          PRICE TO PUBLIC         COMMISSIONS(2)            HOLDERS(3)
Per Share of Common Stock...............................  $          32.00                 N/A             $       32.00
Total...................................................  $   53,544,000(1)                N/A             $  53,544,000

(1) Amount assumes sale by the Selling Security Holders of all Shares being offered hereby.
(2) No underwriting discounts or commissions will be paid in connection with the registration of the Shares or the sale thereof for the account of the Selling Security Holders pursuant to this Prospectus.
(3) All of the Shares being offered hereby and registered pursuant to the registration statement relating thereto filed by the Company with the Commission, of which this Prospectus forms a part, are being registered for resale only, for the account of the Selling Security Holders, and the Company shall receive no proceeds with respect thereto. All expenses of issuance and distribution of the Shares, including registration fees, transfer agent's fees, costs of printing and engraving, legal and accounting fees, and any Federal or state taxes or fees will be paid by the Company. These expenses are estimated to be approximately $283,300 in the aggregate.

                 THE DATE OF THIS PROSPECTUS IS          , 1998

(COVER CONTINUED FROM PREVIOUS PAGE)

    The sale of the Shares is not being underwritten in this Offering and the Company will not receive any proceeds from the sale of the Shares. (See "Prospectus Summary--The Offering," "Selling Security Holders" and "Certain Transactions--Stock Purchase Agreement.") The Shares being registered for the account of the Selling Security Holders may be sold by the Selling Security Holders or their transferees commencing on the date of this Prospectus. Sales of the Shares by the Selling Security Holders or their transferees may depress the price of the Common Stock in any market that may develop therefor.

    The sale of the Selling Security Holders' Shares may be effected from time to time in transactions (which may include block transactions by or for the account of the Selling Security Holders) in the over-the-counter market or in negotiated transactions, through the writing of options on the Selling Security Holders' Shares, through a combination of such methods of sale, or otherwise. Sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices. See "Selling Security Holders."

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports and other information with the Securities and Exchange Commission (the "Commission"). The reports and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1025, Washington, D.C. 20549, at prescribed rates. Also, the Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants (such as the Company) that file electronically with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed with the Commission by the Company pursuant to the Exchange Act are incorporated by reference in this Prospectus:

    (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1996;

    (2) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997;

    (3) The Company's Current Reports on Form 8-K dated March 6, 1997, August 4, 1997, October 22, 1997, January 28, 1998 and February 6, 1998;

    (4) The Company's Information Statement on Schedule 14f-1, dated September 26, 1997; and

    (5) The description of the Company's Common Stock included in the section entitled "Description of Securities--Common Stock," contained in the Company's Registration Statement No. 33-51194NY, as amended.

    Where any document or part thereof is incorporated by reference into this Prospectus but not delivered herewith, the Company undertakes to provide to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all information that has been incorporated by reference into this Prospectus and the address and telephone number to which such a request is to be directed.

    All reports and definitive proxy or information statements filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus shall be deemed to be incorporated by reference into this Prospectus from the date of the filing of such documents.

    Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

(COVER CONTINUED FROM PREVIOUS PAGE)

                             ADDITIONAL INFORMATION

    The Company has filed with the Commission a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the Shares offered hereby. This Prospectus is filed as a part of the Registration Statement and does not contain certain information set forth in or annexed as exhibits to the Registration Statement. Reference is made to such exhibits to the Registration Statement for the complete text thereof. For further information with respect to the Company and the Shares offered hereby, reference is made to the Registration Statement and to the exhibits filed as part thereof, which may be inspected at the office of the Commission without charge, or copies thereof may be obtained therefrom upon payment of a fee prescribed by the Commission. Statements contained in this Prospectus regarding the contents of any contracts or other documents are not necessarily complete and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

                      ENFORCEABILITY OF CIVIL LIABILITIES
                            AGAINST FOREIGN PERSONS

    Although the Company and a majority of its directors are domiciled within the United States, certain directors and officers of the Company, including Gerold Tebbe, President, Chief Executive Officer, Secretary, Treasurer and a director of the Company, reside outside of the United States. In addition, if the Company engages in certain corporate transactions it is currently considering, a large part or substantially all of the Company's assets may be located outside of the United States. There is, therefore, substantial doubt as to the ability of investors to enforce judgments obtained in the United States against those foreign persons, or to enforce in foreign courts judgments obtained in United States courts, predicated on the civil liability provisions of the United States Federal securities laws. See "Risk Factors --Persons Located Outside the United States."

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
PROSPECTUS SUMMARY.........................................................................................           5

RISK FACTORS...............................................................................................          11

USE OF PROCEEDS............................................................................................          21

CAPITALIZATION.............................................................................................          22

DIVIDEND POLICY............................................................................................          22

COMMON STOCK PRICE INFORMATION.............................................................................          22

SELECTED FINANCIAL DATA....................................................................................          23

PLAN OF OPERATIONS.........................................................................................          24

BUSINESS...................................................................................................          28

MANAGEMENT.................................................................................................          37

PRINCIPAL SHAREHOLDERS.....................................................................................          43

SELLING SECURITY HOLDERS...................................................................................          44

CERTAIN TRANSACTIONS.......................................................................................          45

DESCRIPTION OF SECURITIES..................................................................................          48

SHARES AVAILABLE FOR FUTURE SALE...........................................................................          49

LEGAL MATTERS..............................................................................................          50

EXPERTS....................................................................................................          50

CHANGE IN ACCOUNTANTS......................................................................................          50

ADDITIONAL INFORMATION.....................................................................................          50

FINANCIAL STATEMENTS.......................................................................................         F-1

SCHEDULE A - LIST OF ADDITIONAL SELLING SECURITY HOLDERS...................................................         S-1

                            ------------------------

    NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING OF THE SHARES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS CANNOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE PURSUANT THERETO SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED BY, AND MUST BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS SET FORTH ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE STATED, THIS PROSPECTUS ASSUMES THAT THE PUBLIC OFFERING PRICE FOR THE SHARES WILL BE $32.00. UNLESS OTHERWISE STATED, ALL DOLLAR AMOUNTS INCLUDED IN THIS PROSPECTUS ARE DENOMINATED IN UNITED STATES DOLLARS.

THE COMPANY

    Deotexis, Inc. (the "Company") was incorporated in Nevada on March 6, 1992, has no operating history, has not generated or recognized any revenues, and is in the development stage. The Company was originally organized with the sole purpose of identifying a suitable candidate to acquire or with which to merge, and its existence has been maintained since formation with that objective in mind. On September 30, 1997, the Company, then known by its former name, Zeron Acquisitions II, Inc. ("Zeron"), and Zeron's two controlling stockholders at the time, entered into a Stock Purchase Agreement with Mr. Gerold Tebbe and Overton Holdings Limited, a Turks & Caicos Islands corporation wholly beneficially owned and controlled by Mr. Tebbe ("OHL"), pursuant to which OHL agreed to buy 4,183,125 newly-issued and non-registered shares of Common Stock, $.001 par value per share, of the Company, in exchange for (i) $4,000,000 in cash from OHL, and (ii) the contribution to the Company by Mr. Tebbe, or entities owned or controlled by him, of certain patents, patent applications and associated intellectual property, in return for nominal consideration and a reservation of a 1% royalty by Mr. Tebbe on all net income recognized by the Company from the commercial exploitation of such rights. (See "Certain Transactions--Stock Purchase Agreement.") OHL then gifted Shares to each of the other Selling Security Holders listed on Schedule A hereto, in the amounts set forth thereon opposite their respective names. See "Certain Transactions--Gift of Shares by OHL."

    The creative and technical expertise behind the Company's business is provided by Mr. Gerold Tebbe, who is a qualified textile designer with over twenty-five years of experience in the German and international textile industries. In 1970, Mr. Tebbe took over the management of his family's privately-held textile company, and refocused its activities on providing technical services to manufacturers of production machinery for woven and knitted materials. Thereafter, he rapidly built up an international customer base with sales in Europe, North America and Japan. His company became a leader in the process of transferring complex designs from the artist's drawing board onto high-volume production machines for the manufacture of patterned cloths. This proprietary technology gave his company a unique position in its market. In the 1980's, reacting to the competitive threat to the European textile industry from inexpensive imports from Asia and other low labor cost regions, Mr. Tebbe began to seek an alternative to his existing business. After experimenting with textile-based controlled-release delivery systems, he developed the product line the Company currently intends to market, which he started to test market on a preliminary basis in the late 1980's. At that point, a dispute arose over the validity of the patents and other intellectual property employed to produce the products the Company currently intends to market. That patent dispute was resolved in Mr. Tebbe's favor by the European Patent Office in late 1996. See "Risk Factors-- Litigation and Disputes."

    The Company intends to create an organization staffed by suitably qualified executives to support Mr. Tebbe. Initially, the Company plans to generate revenues by (1) using an acquired operating company in Europe or the United States to supply product to prospective customers who do not have the ability to license the technology and manufacture the Company's products themselves; and
(2) licensing the technology and processes required to manufacture the Company's products to consumer products manufacturing and distribution companies in return for a licensing fee. The Company plans to appoint Senior Product Managers to take responsibility for sales and licensing agreements with potential customers. The Company anticipates that the Product Managers will have experience in the licensing business. In addition, the Company hopes to acquire an operating company with a management team in place in Europe or the United States. The Company anticipates that the Product Managers will either be employees of such an acquired company or members of the newly-hired management the Company will put in place as it proceeds to expand its operations following this Offering. (See "Plan of Operations--Senior Management" and "--Manufacturing and Distribution," and "Business--Licensing" and "--Manufacturing and Distribution.") While the Company has had preliminary discussions with several wholesale distributors and potential licensees, there can be no assurance that licensing agreements will be reached with those entities, or any others, on terms advantageous to the Company, if at all. In addition, though the Company has had preliminary discussions with a few operating companies that may be potential acquisition candidates, there can be no assurance that the Company will be able to identify a suitable company for acquisition in the United States, Europe, or any other location or, if such an entity is identified, that the Company will be able to complete such an acquisition on favorable terms. In the event the Company does not succeed in entering into licensing agreements, and consummating an acquisition, within its first six to twelve (6-12) months of operations, the Company's ability to produce its products and introduce them into the market in any significant way will be extremely limited. See "Risk Factors--'Licensing of Patents, Trademarks and Other Rights," and "--Planned Acquisition" and "Plan of Operations--Manufacturing and Distribution."

    The Company is engaged in the business of developing and commercializing certain patented textile-based controlled-release delivery systems for consumer products in certain sectors of the toiletries, cosmetics, apparel, household products and personal care products markets. The Company's goal is to build on its patented "know-how" in research and development, and to acquire manufacturing and marketing resources to become a profitable supplier of textile-based, controlled-release delivery systems to a wide range of industry sectors. The Company believes that its controlled-release delivery systems are unique in the way they combine microencapsulation technology with flexible fleece-type fabrics. The Company's first controlled-release delivery system was developed by Mr. Tebbe in 1987, and he filed a patent application for the technology relating thereto in that same year. The application was opposed in the European patent courts by The Procter & Gamble Company, one of the world's largest manufacturers and distributors of household and consumer products. In late 1996, the European Patent Office dismissed Procter & Gamble's challenge in favor of Mr. Tebbe's patent claims.

    The Company's technology was developed by Mr. Tebbe in Europe, where several products are now ready for further test-marketing and commercial launch by the Company. These products include: (1) the "Deotexis Deodorant Patch," a small, disposable adhesive patch which is designed for quick and easy attachment to any type of clothing, for use as a controlled-release anti-perspirant and deodorant;
(2) the "Deotexis Perfume Patch," a small, disposable adhesive patch designed for easy and unobtrusive attachment to the inner surface of clothes, for controlled release of perfume; and (3) the "Deotexis Cold Scarf," a disposable scarf impregnated with herbal substances for use by persons seeking relief from the symptoms of colds and congestion. The Deotexis Deodorant Patch, the Deotexis Perfume Patch and the Deotexis Cold Scarf will be referred to herein collectively as the "Products." The Company anticipates, and its test production and marketing support this intention, that the Products will be competitively priced in relation to alternative products employing traditional delivery systems. The Products will be sold as over-the-counter items and not as prescription medications. The Company's research and development and marketing strategy will be to avoid marketing any products requiring resource-intensive Food and Drug Administration-type approvals. See "Risk Factors--Regulatory Compliance and Governmental Approvals."

    The Company believes that the Products address the problem of effectively maintaining personal freshness for extended time periods. The Products are intended to serve as substitutes for perfumes, toiletries, cosmetics, deodorants, emollients, decongestants and other personal care products marketed with traditional delivery systems. Products employing traditional delivery systems (powders, roll-ons, creams, sprays, etc.), in the Company's view, can be inconvenient to use and, after application, rapidly deteriorate and lose their efficacy. The Company's Products are intended to provide for the controlled-release of active substances in desired quantities over an extended period of time, thereby providing a superior delivery system that avoids the "peak and valley" effect resulting from use of traditional delivery systems currently on the market. The Company intends to market the Products as an alternative to similar consumer products employing traditional delivery systems, with the advantage of extended active substance effectiveness, and the convenience of a no-mess, no-spill solution to their personal care needs.

    Potential customers for the Company's products are consumers worldwide. Test-marketing in Europe has shown significant interest in the Deotexis Cold Scarf, based on its convenience, versatility and cost-effectiveness. The Company's marketing and product strategy reflects Mr. Tebbe's considerable experience with the test-marketing of the Company's Products and is designed to be responsive to the requirements of consumers and the marketplace. To reach consumer markets, the Company intends to sell its products through two separate channels: (1) wholesale distributors to drugstores and pharmacies; and (2) licensees, which are expected to be large and mid-sized corporations in the toiletries, cosmetics, apparel, household products and personal care products industries. The Company has had preliminary discussions with several major companies in both categories and believes it will be in a position to conclude sales and licensing agreements promptly after concluding its corporate organization and staffing, though there can be no assurance that any such contracts or agreements will be consummated. In addition, the Company is moving towards execution of a formal agreement with the German distributor, KuW Hummel Vertriebs GmbH ("Hummel"), that has been manufacturing and distributing the Deotexis Cold Scarf during the test-marketing phase of operations, pursuant to which Hummel will continue to manufacture and distribute the Deotexis Cold Scarf in return for payment of licensing fees and royalties to the Company. The Company anticipates that it will be able to conclude such an agreement with Hummel in the forty-five to sixty (45-60) days following this Offering. (See "Business--Agreement with KuW Hummel Vertriebs GmbH.") There can, however, be no assurance that such an agreement will be executed in that time-frame, or at all.

    The Company's marketing plan anticipates that some potential customers will require products manufactured by the Company or a Company sub-contractor. The Company therefore hopes to acquire an operating company with manufacturing capabilities in Europe or the United States within the first six to twelve (6-12) months of its operations, and thereafter use the Company's Products to diversify and expand the acquired company's sales. The Company's marketing plan further anticipates that other customers will enter into license agreements with the Company, under which, in return for a sales-based royalty payment to the Company, licensees will be entitled to the use of the Company's intellectual property to manufacture and distribute the Products. See "Business--Licensing," and "--Manufacturing and Distribution."

    The Company has also had indications that its proprietary technology may have applications in the pharmaceutical industry, particularly in the areas of controlled-release drug delivery systems and diagnostic systems. The Company plans to follow developments in the pharmaceutical industry closely, and to capitalize on any promising opportunities for the application or utilization of its intellectual property, very likely by following a licensing strategy and making its processes available to companies in this market in return for a sales-based royalty payment. See "Business--Potential Pharmaceutical Applications for the Company's Technology."

                                  THE OFFERING

Securities Offered................  1,673,250 shares of Common Stock of the Company. See
                                    "Description of Securities."

Securities Registered for the
  Selling Security Holders........  All 1,673,250 shares of Common Stock being registered hereby are being registered for the account of Overton
                                    Holdings Limited, a Turks & Caicos Islands corporation
                                    ("OHL"), the majority stockholder of the Company, and
                                    for the additional stockholders of the Company listed on
                                    Schedule A hereto (each, along with OHL, a "Selling
                                    Security Holder" and, collectively, the "Selling
                                    Security Holders.") The Selling Security Holders' Shares
                                    are being registered for resale only, and the Company
                                    will not receive any of the proceeds from any sales of
                                    such Shares by the Selling Security Holders. See
                                    "Certain Transactions--Stock Purchase Agreement" and
                                    "--Gift of Shares by OHL."

Common Stock Outstanding

  Prior to the Offering...........  4,546,875 shares

  After the Offering..............  4,546,875 shares (1)

Use of Proceeds...................  All of the Shares offered hereby are being registered for the account of the Selling Security Holders for
                                    resale only, and the Company will not receive any of the
                                    proceeds from any sales of the Shares by the Selling
                                    Security Holders. See "Use of Proceeds."

------------------------

(1) None of the Shares being offered hereby will be newly-issued shares; rather, the Shares are being registered for the account of the Selling Security Holders and are already outstanding. Therefore, the number of shares of the Company's Common Stock outstanding both prior to and after the Offering will be the same. This number does not take into account the as yet undetermined amount of shares of Common Stock that will be reserved for issuance pursuant to the Company's Director Stock Option Plan and Incentive Stock Option Plan.

Risk Factors......................  The Company is a development stage company with no operating history or revenues to date. The Company has
                                    no manufacturing facilities or distribution network to
                                    manufacture and distribute its consumer products; it is
                                    dependent on the services and technical expertise of Mr.
                                    Gerold Tebbe, who has no prior experience operating a
                                    public company. The Company may face competition from
                                    large, well-established and well-funded international
                                    consumer products companies. The Company may have to
                                    expend significant funds to ensure that its products do
                                    not require Food and Drug Administration-type regulatory
                                    approvals in the markets where they are intended to be
                                    sold. The Company is beneficially controlled by Mr.
                                    Tebbe, as sole beneficial owner of OHL. The Company has
                                    not paid, and has no current intention of paying, any
                                    dividends on its Common Stock. Sales generated by the
                                    Company will, at least initially, be from foreign
                                    markets and therefore will be subject to any risks
                                    inherent in doing business in those foreign countries,
                                    and to foreign currency fluctuations in general. Full
                                    implementation of the Company's business plan is heavily
                                    dependent upon the acquisition of a manufacturing entity
                                    in the United States or Europe, and there can be no
                                    assurance that such an acquisition will ever be
                                    consummated. The Company's Common Stock is currently
                                    traded on the NASD OTC Electronic Bulletin Board. While
                                    the Company anticipates that at some future date it will
                                    apply for listing of the Shares on Nasdaq when it feels
                                    its level of operations warrants such an application,
                                    there can be no assurance that such listing will be
                                    obtained or maintained in the future. If the Shares are
                                    not quoted on Nasdaq, trading in the Shares will be
                                    subject to the Commission's so-called "penny stock"
                                    rules. For these reasons, among others, this Offering
                                    involves a high degree of risk and should be made only
                                    by investors who can afford the loss of their entire
                                    investment. See "Risk Factors."

NASD OTC Electronic Bulletin Board  Common Stock--DETX
  Symbol (2)......................

------------------------

(2) The Company's Common Stock is currently quoted on the NASD OTC Electronic Bulletin Board, under the symbol DETX. The Company anticipates that, at some future date when it has achieved a sufficient level of operations such that it will satisfy the initial and continued listing criteria of Nasdaq, the Company will apply for listing and its Common Stock and the Shares will be listed on Nasdaq. However, in the event that the initial listing of the Common Stock and the Shares does not occur, or in the event that at some time in the future after such initial listing, the Common Stock and the Shares are delisted or no longer quoted on Nasdaq, it is anticipated that the Common Stock and the Shares will be quoted on the NASD OTC Electronic Bulletin Board. The inclusion of the Common Stock and the Shares on Nasdaq or the NASD OTC Electronic Bulletin Board does not imply that an established public trading market will develop therefor or, if such a market develops, that such market will be sustained. See "Risk Factors--No Assurance of Public Trading Market or Nasdaq Inclusion" and "-- Potential Continued Listing on the NASD OTC Electronic Bulletin Board."

                         SUMMARY FINANCIAL INFORMATION

    The Company is currently in the development stage. The summary financial information presented below as of and for the year ended December 31, 1997 is derived from the financial statements audited by M.R. Weiser & Co. LLP, and the December 31, 1996 is derived from the financial statements audited by Mayer Rispler & Company, P.C. The summary financial information for the period from inception (March 6, 1992) to December 31, 1992 and for the years ended December 31, 1993, 1994, and 1995 are derived from the financial statements audited by Nachum Blumenfrucht, CPA. The summary financial information should be read in conjunction with "Plan of Operations" and the financial statements of the Company, for the years 1995, 1996 and 1997, and for the period from inception, March 6, 1992 to December 31, 1997, including the notes thereto, appearing elsewhere in this Prospectus.

                                                                                                               MARCH 6, 1992
                                   MARCH 6, 1992                           YEAR ENDED                            (DATE OF
                                (DATE OF INCEPTION)                       DECEMBER 31,                          INCEPTION)
                                  TO DECEMBER 31,    ------------------------------------------------------   TO DECEMBER 31,
                                       1992            1993       1994       1995       1996        1997           1997
                                -------------------  ---------  ---------  ---------  ---------  ----------  -----------------

STATEMENT OF OPERATIONS DATA:

Revenue - interest income.....       $     190       $     147  $  12,614  $  16,268  $  23,426  $   38,753      $  91,398

Expenses:

  General and
    administrative............             252           1,913     39,798     51,273     67,163     278,654        439,053
                                        ------       ---------  ---------  ---------  ---------  ----------  -----------------

Net loss......................       $     (62)      $  (1,766) $ (27,184) $ (35,005) $ (43,737) $ (239,901)     $(347,655)
                                        ------       ---------  ---------  ---------  ---------  ----------  -----------------
                                        ------       ---------  ---------  ---------  ---------  ----------  -----------------

Basic loss per common share...       $    (.35)      $   (9.87) $    (.10) $    (.13) $    (.16) $     (.19)
                                        ------       ---------  ---------  ---------  ---------  ----------
                                        ------       ---------  ---------  ---------  ---------  ----------

Weighted average number of
 shares outstanding...........             179             179    278,750    278,750    278,750   1,237,618
                                        ------       ---------  ---------  ---------  ---------  ----------
                                        ------       ---------  ---------  ---------  ---------  ----------

                                                                                             AS OF DECEMBER 31,
                                                                                              1996       1997
                                                                                            ---------  ---------

BALANCE SHEET DATA:

Current assets............................................................................  $ 532,668  $4,036,261

Working capital...........................................................................    517,368  3,812,377

Total assets..............................................................................    532,685  4,036,261

Total liabilities.........................................................................     15,300    223,884

Stockholders' equity......................................................................    517,385  3,812,377

                                  RISK FACTORS

    AN INVESTMENT IN THE SHARES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE MADE ONLY BY INVESTORS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. PROSPECTIVE INVESTORS, PRIOR TO MAKING AN INVESTMENT IN THE SHARES, SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, AMONG OTHERS, RELATING TO THE COMPANY AND THIS OFFERING.

    DEVELOPMENT STAGE COMPANY; NO OPERATING HISTORY; UNPROVEN CONCEPT. The Company was incorporated in Nevada on March 6, 1992, has no operating history, has not generated or recognized any revenues, and is in the development stage. The Company was originally organized with the sole purpose of identifying a suitable candidate to acquire or with which to merge, and its existence has been maintained since formation with that objective in mind. On September 30, 1997, the Company, then known by its former name, Zeron Acquisitions II, Inc. ("Zeron"), and Zeron's two controlling stockholders at the time, entered into a Stock Purchase Agreement with Mr. Mr. Gerold Tebbe and Overton Holdings Limited, a Turks & Caicos Islands corporation wholly beneficially owned and controlled by Mr. Tebbe ("OHL"), pursuant to which OHL agreed to buy 4,183,125 newly-issued and non-registered shares of Common Stock, $.001 par value per share, of the Company, in exchange for (i) $4,000,000 in cash from OHL, and (ii) the contribution to the Company by Mr. Tebbe, or entities owned or controlled by him, of certain patents, patent applications and associated intellectual property, in return for nominal consideration and a reservation of a 1% royalty by Mr. Tebbe on all net income recognized by the Company from the commercial exploitation of such rights. The Company's prospects must be considered in light of the risks, expenses, and difficulties frequently encountered in the establishment of a new business in a highly competitive industry dominated by competitors with substantially greater resources at their disposal. Such risks may include, but not be limited to, unanticipated problems relating to lack of experience, competition, dependence on key personnel, acquisition and retention of talent, and the absence of manufacturing and distribution capabilities. While it is anticipated that the Company will incur losses for at least the next three to five (3-5) years, there can be no assurance that the Company will ever generate sufficient revenues to meet expenses, or to operate profitably. See "Plan of Operations" and "Business."

    PLANNED ACQUISITION. Full implementation of the Company's current business plan is dependent upon the acquisition of a manufacturing concern in the United States or Europe, within the first six to twelve (6-12) months of its operations, with the ability to produce Products for those prospective customers of the Company unwilling or unable to do so themselves. Such an acquisition would require the Company to secure substantial funds (currently estimated at between $30-$50 million), either in the form of debt, equity, or a combination of both. The Company has not as yet secured such funds or any commitments to lend or invest such funds and therefore is not currently in a position to consummate such an acquisition. In addition, assuming the Company has secured the financial resources necessary to complete such an acquisition, there can be no assurance that the Company will be able to identify a suitable company to acquire in the United States, Europe, or any other location or, if such an entity is identified, that the Company will be able to complete such an acquisition. In the event the Company does not succeed in consummating an acquisition, as described above, within its first six to twelve (6-12) months of operations, the Company's ability to produce its products will be extremely limited.

    LITIGATION AND DISPUTES. The Company's core patent covering the anti-perspirant patch (European Patent No. 0333773) was challenged by The Procter & Gamble Company in 1988. The primary grounds for Procter & Gamble's opposition was that the patent application was framed too broadly. Presumably, the Company's patents employed technology that, in Procter & Gamble's opinion, was similar to the processes used to manufacture a product or products Procter & Gamble was considering introducing into the market. Procter & Gamble's case was dismissed by the European Patent Office late in 1996 (European Patent Office Boards of Appeal File Reference T 0035/95-3.2.4. dated October 1, 1996). While no other lawsuits or disputes have arisen or have been threatened with respect to the Company's patents, and other intellectual property, and the Products manufactured employing such patents and other intellectual property, the risk of an infringement lawsuit always exists. In the event the Company is sued or threatened with an infringement suit, it may have to expend significant funds to defend the suit and to protect its rights to the patents and other intellectual property relating thereto utilized in the manufacture of the Products.

    LACK OF MANUFACTURING FACILITIES AND DISTRIBUTION NETWORK. The Company has no manufacturing or distribution capabilities at present. During its first thirty-six (36) months of operation, the Company intends to acquire an operating company in Europe or the United States to manufacture or sub-contract for the manufacture and distribution of its Products. Although the Company does not perceive any obstacles to the acquisition of such a facility, commitments for financing such an acquisition (currently estimated at between $30-$50 million) have not been obtained, no such acquisition has been negotiated or entered into, and there can be no assurance that such an acquisition will occur. The Company is currently in discussions with several major distribution companies, including drug and pharmaceutical wholesale distributors, to provide for the distribution of the Company's Products once they are manufactured. While the Company believes that it will successfully contract with a large distribution company to distribute the Company's Products, there is no guarantee that such an agreement will be reached, or if reached, that the terms will be advantageous to the Company. See "Plan of Operations--Manufacturing and Distribution" and "Business--Manufacturing and Distribution."

    LICENSING OF PATENTS, TRADEMARKS AND OTHER RIGHTS. On behalf of the Company, Mr. Tebbe has had discussions over the past year with several large corporations in the cosmetics, toiletries, household products, personal care products and apparel industries for the purpose of determining their level of interest in licensing the use of the Company's patents, distribution rights, manufacturing technology, and the "Deotexis" trademark. Although currently not a party to any licensing agreements, the Company anticipates entering into licensing agreements with many of its customers, under which it will receive sales-based royalty payments. (See "Business--Licensing.") There are no assurances that the Company's discussions with these, or any other, potential licensees will result in executed licensing agreements, or if so concluded, that the terms will be advantageous to the Company. The Company does not have the resources or organizational infrastructure to mass produce and distribute its Products and therefore the Company's failure to enter into licensing agreements within its first six to twelve (6-12) months of operation would have a material adverse effect on the ability of the Company to undertake full-scale operations and to expand its operations thereafter. See "Plan of Operations--Manufacturing and Distribution," "Business--Licensing" and "--Manufacturing and Distribution."

    LICENSING AND ACQUISITION. Currently, the Company expects to use the technology developed by Mr. Tebbe (see "Management--Background of Directors and Executive Officer") to market its Products. The Company does not anticipate the need to acquire rights or licenses from persons or entities other than Mr. Tebbe to market its Products as currently proposed (see "Business--Patents"), and no licenses or rights have been acquired by the Company from anyone other than Mr. Tebbe to enable the Company to manufacture and market its Products. There can be no assurance, however, that the Company will not be required in the future to enter into agreements to license manufacturing and production technology from persons or entities other than Mr. Tebbe. The Company has had preliminary discussions with a few manufacturing companies with respect to the acquisition of those companies' assets and operations, which the Company would use to manufacture and distribute its Products to those prospective customers unable or unwilling to license the Company's technology to manufacture and distribute the Products themselves. While the Company has identified a few operating companies it might have an interest in acquiring, it has not entered into an agreement to effectuate such an acquisition. There can be no assurance that the Company will be able to successfully complete an acquisition or, if it does, that the acquisition will be on terms commercially favorable to the Company. See "Business--Manufacturing and Distribution."

    DEPENDENCE ON PRESIDENT AND CHIEF EXECUTIVE OFFICER. The Company is highly dependent upon the services of Mr. Tebbe, who is the President and Chief Executive Officer of the Company. Mr. Tebbe has developed all the patents and the manufacturing technology necessary to produce the Company's Products. Furthermore, unless and until the Company is able to consummate an acquisition of an operating company with existing management, or until the Company is able to hire experienced executives on its own, the Company will remain heavily dependent on Mr. Tebbe's contacts and resources in the cosmetics, toiletries, household products, personal care products and apparel industries for the licensing and marketing of its Products. The loss or unavailability of Mr. Tebbe would have a material adverse effect on the operations of the Company. Mr. Tebbe does not have a written employment agreement with the Company. He has, however, provided his expertise and services to the Company on a full-time basis and has made a commitment to the Company to continue to do so in the future. Mr. Tebbe has not received compensation for his services to the Company and has no agreements with the Company to receive compensation in the future, except for (1) fees for his services as a director of the Company, and (2) royalties to be paid to Mr. Tebbe based on the Company's net income resulting from the commercial exploitation of the Company's patents, which were contributed to the Company by Mr. Tebbe. The Company intends to secure "key man" life insurance on the life of Mr. Tebbe. See "Business--Employees," "Management--Contingent Compensation" and "--Management Employment Agreements; Key Employees."

    LACK OF PRIOR CORPORATE EXPERIENCE; NEED FOR ADDITIONAL PERSONNEL. Although Mr. Tebbe has no prior corporate experience in establishing and operating a personal care products company, Mr. Tebbe has had experience in the invention, development and promotion of personal care products. However, Mr. Tebbe has no experience operating a public company. Further, the Company's ability to successfully establish and operate a personal care products company will depend upon the Company's hiring and retaining other senior level personnel experienced in the operation of certain aspects of the business. The Company's failure to hire such additional personnel could have a material adverse effect on the ability of the Company to successfully undertake full-scale operations and to expand its operations thereafter. See "Plan of Operations" and "Management."

    INFRINGEMENT OF COMPANY'S PATENTS. Infringement of the Company's patents, in the form of unauthorized use of the Company's patented technology and production and sale of products similar to the Company's products, may occur. If the Company achieves significant commercial success with one or more of its products, the processes used to produce those products could become the target of infringement by unauthorized manufacturers in violation of the Company's patents. It is impossible to estimate the potential loss in sales that could result from the infringement and subsequent unauthorized production and sale of counterfeit products using the Company's technologies. The Company intends to vigorously enforce against unlawful infringement all patents owned by it that are material to its business. See "Business-- Patents."

    COMPETITION. The markets in which the Company will compete are highly competitive. The Company's Products are designed to be substitutes for personal care and other products which employ traditional delivery systems. The Company thus competes against (1) other suppliers of controlled-release delivery systems, and (2) suppliers of traditional non-controlled-release delivery systems, including sprays, roll-ons, creams and powders. The Company intends to position itself as a supplier of textile-based controlled-release delivery systems to selected sectors of the cosmetics, toiletries, household products, personal care products and apparel industries. At present, there appear to be few corporations other than the Company actually offering commercially viable controlled-release systems in these market sectors. The Company knows of two Japanese corporations with products similar to those of the Company, but at this time, these corporations have not undertaken major marketing initiatives outside the Japanese market. Suppliers of non-controlled-release delivery systems, to the extent that they do not license the Company's technology, will compete against the Company's Products with their traditional products. The cosmetics, toiletries, personal care products, household products and apparel industries are, and are expected to continue to be, highly competitive. Many of the Company's competitors are very large, well-established multi-national corporations, and have significantly greater financial and other resources than the Company. They have all been in existence for a substantially longer time than the Company, and enjoy a certain name recognition that will only accrue to the Company over time, if at all. Due to the Company's relative lack of experience in the business, its limited financial and other resources, and other factors relating to competition from well-established multi-national companies, the Company may not be able to compete successfully, if at all, with the other competitors in the field. See "Business--Competition."

    RISKS APPLICABLE TO FOREIGN COUNTRIES. Acquisition of an operating company with substantial operations in European countries entails special considerations and risks. If the Company is successful in acquiring an operating company located in Europe, it will be subject to, and possibly adversely affected by, general trends in the market for cosmetics, toiletries, household products, personal care products and apparel in Europe and world-wide, and by certain regulatory, economic and political factors including, but not limited to, the following:

          Currency Fluctuations. Because one of the Company's objectives is to acquire an operating company located in Europe, and because substantially all revenues and income from such company would initially be received in a foreign currency such as Deutsche Marks, French Francs or Irish pounds, the dollar equivalent of the Company's net assets and revenues, if any, would be adversely affected by reductions in the value of the relevant foreign currency relative to the dollar. Further, if foreign currencies appreciate in value against the dollar prior to the completion of an acquisition, the cost of acquiring such a company as measured in dollars will increase.

          Country Risks. Any European operating company that is acquired by the Company could be adversely affected by political, legal or economic developments in Europe or elsewhere.

    PERSONS LOCATED OUTSIDE THE UNITED STATES. Although the Company and certain of its directors are domiciled in the United States, certain directors and officers, including Gerold Tebbe, President, Chief Executive Officer, Secretary and Treasurer of the Company, reside outside the United States and, in the event the Company is able to acquire a manufacturing company, a large part or substantially all of the Company's assets may be located outside of the United States. It may therefore be difficult for investors in the United States to enforce their legal rights, to effect service of process upon directors or officers of the Company, or to enforce judgments of United States courts predicated upon the civil liabilities of such directors or officers under the United States Federal securities laws. The Company has been advised that there is substantial doubt as to the enforceability in Europe of civil remedies and criminal penalties afforded under the United States Federal securities laws. Further, it is unclear if extradition treaties now in effect between the United States and various European countries would permit effective enforcement of the criminal penalties of the United States Federal securities laws.

    PHARMACEUTICAL MARKETPLACE; REGULATORY APPROVAL OF PHARMACEUTICAL APPLICATIONS AND LICENSED PHARMACEUTICAL PRODUCTS. The markets for pharmaceutical products and drug delivery systems are distinct and different from the apparel, cosmetics, toiletries, household products, and other personal care products markets that the Company is targeting with its three core Products and that are discussed elsewhere in this Prospectus. Drug delivery systems is a very complex, highly regulated field in which thousands of patents have been filed and issued. Hundreds of small, specialized companies are constantly working on new approaches in this area, which they hope to license to the large pharmaceutical concerns. There can be no assurance that any potential applications of the Company's technology in the pharmaceutical area, if developed, will be novel, or that any applications that are developed will prove to be commercially feasible. Further, the Company plans to make the regulatory approval of any products developed in this area utilizing the Company's technology the responsibility of the licensee. Therefore, any prototype products that are produced employing the Company's patents may not gain the required regulatory approvals and may, therefore, never be marketed. Finally, there can be no assurance that any products developed in the pharmaceutical field employing the licensed technology of the Company, and which have received the necessary regulatory approvals, will prove to be commercially successful or will ever result in revenues to the Company.

    CONTROL OF COMPANY BY GEROLD TEBBE. Overton Holdings Limited, a corporation formed under the laws of the Turks & Caicos Islands, British West Indies ("OHL"), currently owns 2,733,943 shares of Common Stock of the Company, representing 60.13% of the issued and outstanding shares. The Company's current shareholders, other than OHL, own 1,812,932 shares of Common Stock, representing 39.87% of the issued and outstanding shares. OHL is wholly beneficially owned and controlled by Mr. Tebbe, President, Chief Executive Officer, Secretary, Treasurer and a director of the Company. Accordingly, Mr. Tebbe, through OHL, is able to elect a majority of the Company's directors and controls the direction and affairs of the Company. (See "Management," "Principal Shareholders," and "Description of Securities--Common Stock.") In the event the Selling Security Holders sell all 1,673,250 Shares offered pursuant to this Prospectus, representing 36.8% of the issued and outstanding shares of the Company's Common Stock, Gerold Tebbe, through OHL, will continue to retain majority control over the direction and affairs of the Company, with 2,509,875 shares of Common Stock, or 55.2% of the Company's issued and outstanding shares.

    NEED FOR ADDITIONAL FINANCING. The Company's cash requirements will be significant. There can be no assurance, however, that the Company will have on hand, or will be able to generate, sufficient funds to finance its operations, as contemplated by its current business plan, particularly with respect to that portion of its business plan calling for the acquisition of a manufacturing facility, and the Company may have to engage in further financing activities before it can implement its current business plan in any meaningful way.

    The Company currently has cash on hand sufficient to finance the Company's proposed business and operations, based on the Company's business plan, for the one to three (1-3) years following this Offering, not taking into account the costs associated with any acquisition called for by the Company's business plan. Thereafter, the Company anticipates meeting its working capital needs through internally-generated cash flow and by securing a working capital line of credit to finance its operations. There can be no assurance that the Company will be able to maintain its business and operations without additional financing during the first one to three (1-3) years of operations or that, thereafter, it will be able to generate sufficient cash flow, or secure a working capital line of credit, sufficient to meet its anticipated financing needs. If the Company is unable to generate sufficient cash flow and/or secure a working capital line of credit large enough to finance its operations, additional sources of financing would have to be found to enable the Company to continue operations.

    REGULATORY COMPLIANCE AND GOVERNMENTAL APPROVALS. The Company has in the past and will continue to have legal specialists and other experts evaluate the products the Company intends to manufacture and market to ensure that the products do not violate governmental regulations in each country where those products are expected to be produced and sold. The legal specialists and other experts will evaluate the products with respect to the types of products being produced and marketed and the regulatory approvals required therefor, if any, the advertisements to be used with respect thereto, and the product descriptions therefor. Though ensuring that the Company's regulatory compliance will avoid non-compliance fines, conducting such regulatory reviews could require significant expenditures by the Company.

    TEST-MARKETING COSTS. In order to determine whether there is a market for a specific product developed by the Company, the Company will engage in test-marketing. Test-marketing requires significant financial and other resources for each product that is developed, and there can be no assurance that, even once a product has been thoroughly test-marketed, that it will be a commercial success. See "Business--Test-Marketing."

    RISKS OF FINANCIAL LEVERAGE. The Company may borrow money to enable it to acquire a manufacturing concern, or it may assume or refinance the indebtedness of the acquired company if the Company's management deems it to be beneficial to the Company. Among the possible adverse effects of any such financial leverage are: (1) if the Company's operating revenues after the acquisition are insufficient to service the debt incurred to affect the purchase, there would be a risk of default and foreclosure on the

Company's assets; (2) if the loan agreement governing any borrowings secured by the Company to affect an acquisition contains covenants that require the maintenance of certain financial ratios or reserves, and such covenants are breached without a waiver or renegotiation of the terms of those covenants, the lender could have the right to accelerate the payment of the indebtedness even if the Company has previously made all principal and interest payments when due;
(3) if the loan to the Company to accomplish an acquisition was structured with a floating interest rate, or the loan was payable on demand, the Company would bear the risk of fluctuations in the interest rate, or risk a demand for payment at a time when it is unable to repay the loan; and (4) if the terms of the loan to the Company to finance an acquisition do not provide for amortization prior to maturity of the full amount borrowed, and the "balloon" payment cannot be refinanced at maturity on acceptable terms, the Company may be required to seek additional financing and, to the extent that additional financing is not available on acceptable terms, to liquidate its assets.

    NO DIVIDENDS. The Company has paid no regular dividends since its inception and does not intend to pay dividends in the foreseeable future. Any earnings which the Company may realize in the foreseeable future will be retained to finance the growth of the Company. See "Dividend Policy."

    ARBITRARY DETERMINATION OF OFFERING PRICE. The public offering price of the Shares offered by the Selling Security Holders pursuant hereto has been arbitrarily determined by the Selling Security Holders and bears no relationship to the Company's asset value, book value, net worth, results of operations or any other generally accepted criteria of value. Among the factors considered in determining the offering price were the Company's business, the potential commercial value of its patents, patent applications and related intellectual property, its operating history, prospects and business plan, and management. In addition, the risks involved in the establishment of the Company's business were also considered.

    NO ASSURANCE OF PUBLIC TRADING MARKET OR NASDAQ INCLUSION. Prior to this Offering, there has been no established trading market for the Company's securities and there is no assurance that a regular trading market for the Shares will develop after the completion of this Offering. If a trading market does develop for the Shares offered hereby, there can be no assurance that it will be sustained. The Company intends, at some future date when the Company feels it is appropriate, based on the level of operations it has attained and its ability to satisfy the initial and continued listing criteria, to apply for listing of its Common Stock, including the Shares, on The Nasdaq SmallCap Market ("Nasdaq"). To qualify for an initial listing on Nasdaq, the Company, among other criteria, must have at least $4,000,000 in net tangible assets, OR $50,000,000 in market capitalization, OR $750,000 net income in its latest fiscal year or two of its last three fiscal years, a public float of at least 1,000,000 shares having a market value of at least $5,000,000, and a minimum bid price of $4. In addition, the Company must also have at least three market makers, at least 300 shareholders of round lots (holders of 100 shares or more), an operating history of one year OR market capitalization of at least $50,000,000, and must observe the "corporate governance" requirements of Nasdaq (i.e., distribution to shareholders of annual and interim reports; a minimum of two independent directors; an independent audit committee; convening an annual shareholders meeting; solicitation of proxies; etc). If for any reason, at some future date, the Shares are not eligible for initial or continued listing on Nasdaq or a public trading market for the Shares does not develop, purchasers of the Shares may have difficulty selling their Shares. In order to qualify for continued listing on Nasdaq, a company, among other things, must have at least $2,000,000 in net tangible assets, OR $35,000,000 in market capitalization, OR $500,000 net income in its latest fiscal year or two of its last three fiscal years, a public float of at least 500,000 shares having a market value of at least $1,000,000, and a minimum bid price of $1. In addition, a company must also have at least two market makers, at least 300 shareholders of round lots and must observe the "corporate governance" requirements of Nasdaq described above. If at some time in the future the Company is unable to satisfy the initial or continuing requirements for quotation on Nasdaq, of which there can be no assurance, and until such time, the Common Stock and Shares offered hereby will be quoted in the over-the-counter market on the National Association of Securities Dealers ("NASD") OTC Electronic Bulletin Board under its approved symbol. See "--Potential Continued Listing on the NASD OTC Electronic Bulletin Board."

    POTENTIAL CONTINUED LISTING ON THE NASD OTC ELECTRONIC BULLETIN BOARD. The Company's Common Stock is currently quoted on the NASD OTC Electronic Bulletin Board, a NASD sponsored and operated inter-dealer automated quotation system for equity securities not quoted on Nasdaq, under the symbol DETX. The NASD OTC Electronic Bulletin Board was introduced in 1993 as an alternative to National Quotation Bureau ("NQB") "Pink Sheet" trading of over-the-counter securities. Information such as volume and summary quotations are not currently provided during the trading day on the NASD OTC Electronic Bulletin Board. There can be no assurance that the NASD OTC Electronic Bulletin Board will be recognized by the brokerage community as an acceptable alternative to quotation on Nasdaq or in the NQB "Pink Sheets." The Company anticipates that, at some future date when it has achieved a sufficient level of operations such that it will satisfy the initial and continued listing criteria of Nasdaq, the Company will apply for listing, and its Common Stock and the Shares will be listed on Nasdaq. However, in the event that the initial listing of the Common Stock and the Shares does not occur, or in the event that at some time in the future after such initial listing, the Common Stock and the Shares are delisted or no longer quoted on Nasdaq, it is anticipated that the Common Stock and the Shares will be quoted on the NASD OTC Electronic Bulletin Board. In such event, and until such time as the Company obtains a Nasdaq listing, of which there can be no assurance, the prices and liquidity of the Shares could be adversely affected and the trading of the Shares could be subject to the so-called "penny stock" rules. (See "--Risk of Low-Priced Securities.") Further, the failure of the Company to apply for or qualify for the initial listing of its Common Stock and the Shares on Nasdaq, or the subsequent delisting of the Shares from Nasdaq, if and when initial listing is attained, may cause the Company to experience difficulty in raising subsequent financing, and may result in the loss of coverage of the Shares by brokers and the financial press.

    RISK OF LOW-PRICED SECURITIES. The Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share and that is not traded on a national stock exchange, Nasdaq or The Nasdaq National Market System. If the Shares offered hereby are not quoted on Nasdaq at some future date, or if such Shares are initially quoted on Nasdaq, but are subsequently removed or delisted from Nasdaq, the Shares may become subject to rules of the Commission that impose additional sales practice requirements on broker-dealers effecting transactions in penny stocks. In most instances, unless the purchaser is either
(i) an institutional accredited investor, (ii) the issuer, (iii) a director, officer, general partner or beneficial owner of more than five percent (5%) of any class of equity security of the issuer of the penny stock that is the subject of the transaction, or (iv) an established customer of the broker-dealer, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser's prior written consent to the transaction. Additionally, for any transaction involving a penny stock, the rules of the Commission require, among other things, the delivery, prior to the transaction, of a disclosure schedule prepared by the Commission relating to the penny stock market and the risks associated therewith. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, among other requirements, monthly statements must be sent to the purchaser of the penny stock disclosing recent price information for the penny stock held in the purchaser's account and information on the limited market in penny stocks. Consequently, the penny stock rules may restrict the ability of broker-dealers to sell the Shares and may affect the ability of purchasers in this Offering to sell the Shares in the secondary market.

    AUTHORIZATION OF ADDITIONAL SECURITIES. The Company's Articles of Incorporation authorize the issuance of 75,000,000 shares of Common Stock. Upon completion of this offering there will be 70,453,125 authorized but unissued shares of Common Stock available for issuance. The Company's Board of Directors has the power to issue any or all of such shares without stockholder approval. In addition, the Company has commitments as of the date of this Prospectus to issue stock options to members of the Board of Directors as part of the Director Stock Option Plan the Company intends to adopt, subject to shareholder approval, in the next forty-five to sixty (45-60) days. Such stock options are intended to provide compensation in addition to the cash compensation to be paid to the directors for their service to the Company. The Company anticipates that it will reserve several hundred thousand shares of Common

Stock for issuance pursuant to the Director Stock Option Plan and several hundred thousand more shares of Common Stock for issuance pursuant to the Incentive Stock Option Plan the Company intends to adopt in the future to compensate key executives to be retained by the Company. As of the date of this Prospectus, no options have been granted pursuant to any stock option plan. In the event that any stock options granted pursuant to the anticipated Director Stock Option Plan, or the Incentive Stock Option Plan the Company intends to adopt in the future, are exercised, dilution of the percentage ownership of Common Stock held by the public investors will occur. (See "Management--Directors Compensation-Stock Option Plan," "--Incentive Stock Option Plan" and "Shares Available for Future Sale.") To the extent that additional shares of Common Stock are issued, dilution to the interests of the Company's stockholders will occur. Further, the public stockholders as a group may not constitute a majority of the stockholders of the Company if the Company acquires a manufacturing company and issues substantial equity to the acquired company's owners in that transaction. The Company's Articles of Incorporation also authorize the issuance of 15,000,000 "blank check" preferred shares ("Preferred Stock") with such designations, rights and preferences as may be determined by the Board of Directors at the time of issuance. The Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock, including the Shares. In addition, the Preferred Stock and Common Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although the Company has no commitments as of the date of this Prospectus to issue any shares of Preferred Stock, there can be no assurance that the Company will not do so in the future.

    INDEMNIFICATION OF OFFICERS AND DIRECTORS. Nevada law provides that companies may adopt broad indemnification provisions with respect to the conduct of officers and directors, and mandates that officers and directors be indemnified against reasonable costs incurred with respect to any actions brought against them because of their status as officers or directors if such officer or director is successful, on the merits or otherwise, in defending any such action. The Company's Articles of Incorporation provide that the Company shall indemnify each officer and director to the fullest extent permitted by Nevada law and the Company intends to enter into indemnification agreements with its executive officers and directors to implement this charter provision. In addition, the Company has secured $20 million of directors' and officers' liability insurance to provide the Company's directors and officers protection against certain liabilities to which they are exposed by virtue of their service to the Company as officers or directors. The policy is structured as a "claims made and reported" policy, which generally requires a claim to be made against an officer or director, and that claim to be reported to the insurance companies underwriting the policy, before reimbursement may be sought under the policy (though the policy does provide for the advancement of defense costs prior to the final resolution of any action.) The policy contains a $75,000 per claim retention provision with respect to corporate reimbursement for covered claims, to be paid by the Company, and a $175,000 retention in connection with each claim involving alleged violation of state or United States Federal securities laws. The approximate annual cost to the Company of this directors' and officers' liability insurance is $145,000. The economic effect of the above-described charter provision in the Company's Articles of Incorporation, the indemnification agreements, and the directors' and officers' liability insurance policy is to shift most of the financial and legal exposure associated with being an officer or director of a public company from the directors and officers to the Company.

    BARRIERS TO TAKEOVER. Nevada's "Combination with Interested Stockholders Statute" and "Control Share Acquisition Statute" may have the effect of delaying or making it more difficult to effect a change in control of the Company.

    The Combination with Interested Stockholders Statute prevents an "interested stockholder" and an applicable Nevada corporation from entering into a "combination," unless certain conditions are met. A "combination" includes, among other transactions, any merger or consolidation with an "interested stockholder," or any sale, lease, exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an "interested stockholder" having: an aggregate market value equal to five percent (5%) or more of the aggregate market value of the assets of a corporation; an aggregate market value equal to five percent (5%) or more of the aggregate market value of all outstanding shares of a corporation; or representing ten percent (10%) or more of the earning power or net income of the corporation. An "interested stockholder" means the beneficial owner of ten percent (10%) or more of the voting shares of a corporation, or an affiliate or associate thereof. A corporation may not engage in a "combination" within three years after the interested stockholder acquired his shares, unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If this approval is not obtained prior to such purchase, then after the expiration of the three-year period, the business combination may be consummated only if it was approved by the board of directors before the stockholder became an interested stockholder, or such combination is approved by a majority of the voting power held by the disinterested stockholders at a meeting called not earlier than three (3) years after the date the interested stockholder acquired his shares, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: the highest price per share paid by the interested stockholder within the three (3) years immediately preceding the date of the announcement of the combination, or in the transaction in which he became an interested stockholder, whichever is higher (as adjusted for interest and dividends); the market value per common share on the date of announcement of the combination, or the date the interested stockholder acquired the shares, whichever is higher (as adjusted for interest and dividends); or if higher for the holders of shares of preferred stock, the highest liquidation value for the shares of preferred stock.

    Nevada's Control Share Acquisition Statute prohibits an acquiror, under certain circumstances, from voting shares of a target corporation's stock after crossing certain threshold ownership percentages, unless the acquiror obtains the approval of the target corporation's disinterested stockholders. The Control Share Acquisition Statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power of the target corporation. Once an acquiror crosses one of the above thresholds in an offer or acquisition, those shares acquired within 90 days become Control Shares (as defined in such statute), and such Control Shares are deprived of the right to vote until the disinterested stockholders restore the right. The Control Share Acquisition Statute also provides that in the event Control Shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights for the Control Shares are entitled to demand payment for the fair value of their shares. The board of directors is to notify the stockholders as soon as practicable after such an event has occurred that they have the right to receive the fair value of their shares in accordance with statutory procedures established generally for dissenters' rights. This statute is applicable only to Nevada corporations doing business in the state and that have at least 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada. On July 31, 1997, the Company's Board of Directors, pursuant to the authority granted in Section 78.378 of the Nevada Revised Statutes ("NRS"), amended the Company's by-laws to provide that NRS Sections 78.378(2) through 78.3793, inclusive, shall not apply to the Company. The Board of Directors, however, retains the right to again revise the Company's by-laws so that NRS Sections 78.378(2) through 78.3793, inclusive, shall be applicable to the Company.

    SHARES AVAILABLE FOR FUTURE SALE. Upon completion of this Offering, there will be 4,546,875 shares of Common Stock outstanding. Of these shares, 2,509,875 shares were sold outside the United States in accordance with Regulation S promulgated by the Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and may be resold in the United States only in accordance with the provisions of Regulation S. Such shares are, however, freely tradable outside the United States. In addition, after October 9, 1998, these 2,509,875 shares, plus an additional 85,000 shares issued to a consultant to the Company in connection with the consummation of the Stock Purchase Agreement (see "Certain Transactions--Stock Purchase Agreement"), will be eligible for sale in the public market in the United States in reliance upon Rule 144 under the Securities Act, subject to the volume limitations discussed below. In general, under Rule 144 as currently in effect, a person is entitled to sell, within any three-month period, a number of shares beneficially owned for at least one (1) year that does not exceed the greater of (i) one percent (1%) of the then outstanding shares of Common Stock or (ii) the average weekly trading volume in the Common Stock in the four (4) calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice and the availability of current public information about the Company. However, a person who is not an affiliate of the Company and has beneficially owned his shares for at least two (2) years is entitled to sell such shares without regard to the volume of trading, manner of sale or notice requirements. See "Shares Available for Future Sale."

    Potential investors should be aware that sales of substantial amounts of Common Stock in the public market after this Offering, or even the perception that such sales could occur, may adversely affect prevailing market prices of the Common Stock.

    DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS. This Prospectus contains forward-looking statements relating to future events or the projected future financial performance of the Company. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements may include, but not be limited to, projections of revenues, income or loss, capital expenditures, acquisitions, plans for growth and future operations, financing needs, sources or potential sources or capital, or plans or intentions relating to acquisitions by the Company, as well as assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those assumptions and projections set forth in, contemplated by or underlying the forward-looking statements.

                                USE OF PROCEEDS

    All of the Shares being offered hereby and registered pursuant to the registration statement relating thereto filed by the Company with the Commission, of which this Prospectus forms a part, are being registered for resale only, for the account of the Selling Security Holders, and the Company shall receive no proceeds with respect thereto.

                                 CAPITALIZATION

    The following table sets forth the capitalization of the Company as of December 31, 1997. (See "Certain Transactions--Stock Purchase Agreement.") This table should be read in conjunction with the financial statements of the Company, including the notes thereto, appearing elsewhere in this Prospectus.

                                                                                  DECEMBER 31,
                                                                                      1997
                                                                                  ------------
Stockholders' equity:
    Preferred Stock: par value $.001,
      authorized 15,000,000 shares, no shares issued and outstanding............   $        0
    Common Stock: par value $.001,
      authorized 75,000,000 shares; 4,546,875 shares issued and outstanding.....        4,547
Additional paid-in capital......................................................    4,155,485
Deficit accumulated during the development stage................................     (347,655)
                                                                                  ------------
Total stockholders' equity......................................................    3,812,377
                                                                                  ------------
    Total capitalization........................................................   $3,812,377
                                                                                  ------------
                                                                                  ------------

                                DIVIDEND POLICY

    With the exception of an extraordinary, one-time distribution paid as a return of capital to certain stockholders of the Company just prior to, and in connection with, the Stock Purchase Agreement transaction referred to in "Certain Transactions--Stock Purchase Agreement," the Company has not paid dividends on its Common Stock since its inception and does not expect to pay any cash or other dividends in the foreseeable future. Earnings of the Company, if any, are expected to be retained for use in expanding the Company's business. The payment of dividends is within the discretion of the Board of Directors of the Company and will depend upon the Company's earnings, if any, capital requirements, financial condition and such other factors considered relevant by the Board of Directors.

                         COMMON STOCK PRICE INFORMATION

    The following information sets forth the high and low sales price for the Company's Common Stock on the NASD OTC Electronic Bulletin Board for 1996 and 1997. During the periods for which the information is presented, there was no sustained public trading market for the Company's Common Stock.

                      1996                                               1997
------------------------------------------------  --------------------------------------------------
  1ST Q       2ND Q        3RD Q        4TH Q        1ST Q        2ND Q        3RD Q        4TH Q
---------  -----------  -----------  -----------     -----     -----------  -----------  -----------
$  2.4375(1)        N/A        N/A          N/A          N/A          N/A          N/A          N/A

------------------------

(1) Price shown is high and low for quarter

   N/A = no trading activity

                            SELECTED FINANCIAL DATA

    The Company is currently in the development stage. The selected financial data presented below as of and for the year ended December 31, 1997 is derived from the financial statements audited by M.R. Weiser & Co. LLP and December 31, 1996 is derived from the financial statements audited by Mayer Rispler & Company, P.C. The selected financial data for the period from inception (March 6, 1992) to December 31, 1992 and for the years ended December 31, 1993, 1994 and 1995 are derived from the financial statements audited by Nachum Blumenfrucht, CPA. The selected financial data should be read in conjunction with "Plan of Operations" and the financial statements of the Company, for the years 1995, 1996 and 1997, and for the period from inception, March 6, 1992 to December 31, 1997, including the notes thereto, appearing elsewhere in this Prospectus.

                                                                                                                  MARCH 6, 1992
                                       MARCH 6, 1992                                                                (DATE OF
                                    (DATE OF INCEPTION)                 YEAR ENDED DECEMBER 31,                    INCEPTION)
                                    TO DECEMBER 31,      -----------------------------------------------------  TO DECEMBER 31,
                                           1992            1993       1994       1995       1996       1997           1997
                                    -------------------  ---------  ---------  ---------  ---------  ---------  -----------------
STATEMENT OF OPERATIONS DATA:
Revenue-interest income...........       $     190       $     147  $  12,614  $  16,268  $  23,426  $  38,753      $  91,398
Expenses:
    General and administrative....             252           1,913     39,798     51,273     67,163    278,654        439,053
                                             -----       ---------  ---------  ---------  ---------  ---------  -----------------
Net loss..........................       $     (62)      $  (1,766) $ (27,184) $ (35,005) $ (43,737) $(239,901)     $(347,655)
                                             -----       ---------  ---------  ---------  ---------  ---------  -----------------
                                             -----       ---------  ---------  ---------  ---------  ---------  -----------------
Basic loss per common share.......       $    (.35)      $   (9.87) $    (.10) $    (.13) $    (.16) $    (.19)
                                             -----       ---------  ---------  ---------  ---------  ---------
                                             -----       ---------  ---------  ---------  ---------  ---------
Weighted average number of shares
 outstanding......................             179             179    278,750    278,750    278,750  1,237,618
                                             -----       ---------  ---------  ---------  ---------  ---------
                                             -----       ---------  ---------  ---------  ---------  ---------

                                                                                               AS OF DECEMBER 31,
                                                                                                1996        1997
                                                                                             -----------  ---------
BALANCE SHEET DATA:
Current assets.............................................................................   $ 532,668   $4,036,261

Working capital............................................................................     517,368   3,812,377

Total assets...............................................................................     532,685   4,036,261

Total liabilities..........................................................................      15,300     223,884

Stockholders' equity.......................................................................     517,385   3,812,377

                               PLAN OF OPERATIONS

    The Company plans to engage in the business of developing and commercializing certain patented, textile-based, controlled-release delivery systems for consumer products in certain sectors of the toiletries, cosmetics, apparel, household products and personal care products markets. The Company's goal is to build on its patented "know-how" in research and development, and to acquire manufacturing and marketing resources to become a profitable supplier of textile-based controlled-release delivery systems to a wide range of industry sectors. The Company currently has cash on hand sufficient to finance the operation of its proposed personal care products business, based on the Company's current business plan and excluding the costs of any planned acquisitions, for one to three (1-3) years following this Offering. Thereafter, the Company anticipates meeting its working capital needs through internally-generated cash flow and a working capital line of credit to finance its operations. There can be no assurance that the Company will be able to maintain its business and operations without additional financing during the first one to three (1-3) years of operations, or that, thereafter, the Company will be able to generate sufficient cash flow, or secure a working capital line of credit, in an amount sufficient to finance its anticipated needs or on acceptable terms.

    During its first three (3) years of operations, the Company anticipates that it will (a) either hire additional senior management necessary to operate the Company, or acquire an operating company with an existing management team, or pursue a combination of these strategies (see "--Senior Management"), (b) acquire an operating company in Europe or the United States to manufacture or to oversee the sub-contracted manufacture and the distribution of its Products (see "--Manufacturing and Distribution"), (c) enter into one or more distribution agreements with one or more major drug and pharmaceutical wholesale distributors (see "--Manufacturing and Distribution"), (d) enter into licensing agreements providing for the use by licensees of the Company's patents and manufacturing technology in exchange for a sales-based royalty payment to the Company (see "--Manufacturing and Distribution" and "Business-- Licensing"), and (e) commence an image building advertising and public relations campaign in the personal care products industry (see "--Public Relations; Advertising"). There can be no assurance that any or all of these goals will be achieved by the Company.

SENIOR MANAGEMENT

    At the present time, seven directors have been appointed to the Company's Board of Directors. Mr. Gerold Tebbe will serve as the President, Chief Executive Officer and a director of the Company, with overall responsibility for operations. Mr. Tebbe will also serve as the Company's Secretary and Treasurer until such time as suitable personnel can be retained to serve in those positions. Additional senior management of the Company to be recruited following the completion of this Offering are:

    HOLDING COMPANY STAFF. To support Mr. Tebbe, the Company expects to appoint a seasoned financial executive who will be responsible at the holding company level for accounting, consolidations, finance, cash management, regulatory and securities law compliance, and other holding company functions.

    MANAGEMENT OF TO-BE ACQUIRED OPERATING COMPANY. It is the Company's intention, within the first six to twelve (6-12) months of its operations, to acquire an operating company in Europe or the United States and employ the management of that operating company. The Company anticipates that it will employ most, if not all, of the members of the operating company's management team. (See "--Manufacturing and Distribution.") If such an acquisition is consummated, however, the Company reserves the right to replace some or all of the personnel of the acquired company if, in the Company's opinion, better qualified or differently qualified individuals are necessary or desirable to manage the Company's operations.

    PRODUCT MANAGERS. As stated above, the Company intends to acquire an operating company with manufacturing capabilities in Europe or the United States within the first six to twelve (6-12) months of its operations, and thereafter use the Company's Products to diversify and expand the acquired company's sales. To manage sales of the Company's Products, the Company may either employ the existing product and sales managers of the acquired company's management, or hire new Product Managers, or both. It is anticipated that initially there will be two (2) Senior Product Managers, based in Europe and the United States, respectively, with responsibility for negotiating and completing sales and licensing agreements with potential customers. The Product Managers will be selected based on their experience in the areas of sales of consumer and personal care products, and the licensing of technology and patents. The initial salary range (including benefits) for these positions is expected to be competitive with prevailing salaries for similar positions in the European and the United States labor markets, respectively.

MANUFACTURING AND DISTRIBUTION

    The Company's target markets are different and independent, and will require separate licensing and distribution strategies. The Company believes it can most effectively manufacture and distribute its controlled-release Products (including products in development, which currently consist of consumer insect repellent, treatment gloves and field dressings) by (i) acquiring an operating company in Europe or the United States with a suitable production facility and management, and transferring the Company's manufacturing technology and intellectual property to this acquired entity; (ii) entering into agreements with drug and pharmaceutical wholesale distributors to distribute the Company's Products through those companies' distribution networks, specifically to pharmacies and drugstores that purchase their over-the-counter products from the wholesale distributors; and (iii) licensing the technology and the processes required to manufacture the Company's Products to consumer products manufacturing and distribution companies, in return for a licensing fee, which companies would, in turn, manufacture and distribute the Company's Products. The Company anticipates that it will be able to negotiate both an acquisition agreement and at least one licensing or distribution agreement during its first six to twelve (6-12) months of operations. While the Company has had preliminary discussions with several wholesale distributors and potential licensees, and a few operating companies that may be potential acquisition candidates, there can be no assurance that such an acquisition will occur or such contemplated agreements will be reached on terms advantageous to the Company, if at all. In the event the Company does not succeed in entering into these licensing and distribution agreements, and consummating an acquisition, within the time-frame referred to above, the Company's ability to produce, distribute and market its Products in any significant way will be extremely limited.

LICENSING

    Until the Company is able to acquire an operating concern in Europe or the United States, and for the foreseeable future if the Company is unable to consummate such an acquisition, and to avoid the typically large costs of advertising and promoting new consumer products, the Company plans to primarily follow a licensing strategy to market and distribute its Products.

    The Company anticipates that many of its customers will enter into license agreements with the Company, in return for a sales-based royalty payment to the Company. It is the Company's intention to grant five (5) year licenses (extendable to ten (10) years), to large and mid-sized corporations in the apparel, cosmetics, toiletries, household products and personal care products industries. In return for the licensing fee paid to the Company, licensees will be granted the right to use the Company's patents, patent applications and related intellectual property necessary to manufacture and distribute the Company's Products.

    To provide the Company's Products with efficient and effective distribution channels, and also to open up additional market penetration possibilities, the Company anticipates that it will enter into agreements with drug and pharmaceutical wholesale distributors to distribute the Company's Products through those companies' distribution networks, specifically to pharmacies and drugstores that purchase their over-the-counter products from the wholesale distributors. The Company will pay these distributors a fee for the use of their distribution structure, either in the form of a flat fee per unit of the Company's Products sold, or a fee based on a percentage of the Product's wholesale price.

    There can be no assurance that any license or distribution agreements will be consummated on terms favorable to the Company, if at all. The Company's failure to affect such arrangements to license and distribute its Products will severely limit the Company's ability to produce and distribute its Products and introduce them into the market in any significant way.

PUBLIC RELATIONS; ADVERTISING

    Following the closing of the Offering and the employment of senior management, the Company intends to begin a public relations campaign to build the image of the Company in a number of its markets in Europe. The public relations campaign will be designed to present the Company as a developer and supplier of quality, innovative, economical controlled-release products. This campaign, which the Company anticipates will utilize the services of independent public relations firms selected by the Company, may include (i) the offering of free introductory samples or gifts of the Company's Products through television, radio and print ads; (ii) participation in trade fairs in a number of markets in Europe; and (iii) placement of news articles and coverage in the media. The Company estimates that the cost of this initial public relations campaign could amount to a significant percentage of the Company's initial revenues.

    The Company's advertising strategy includes corporate advertising, advertorials, and tactical advertising efforts. The Company's advertisements will highlight the convenience and economy of the Company's Products. The Company intends to place its print advertisements in periodicals and newspapers with readership demographics consistent with the Company's core consumer target markets.

RESULTS OF OPERATIONS; LIQUIDITY AND CAPITAL RESOURCES

    Since its incorporation on March 6, 1992, the Company has had no business activity other than its capital raising activities, activities relating to its corporate organization, and activities relating to the transfer to the Company by Mr. Tebbe and/or entities owned and controlled by him, of the patents and other intellectual property necessary to produce the Products. On December 31, 1997, the Company had $4,034,700 of liquid assets, working capital of $3,812,377 and shareholders' equity of $3,812,377. The Company has used part of the proceeds of a sale to Overton Holdings Limited, a Turks and Caicos Islands corporation ("OHL"), which is wholly beneficially owned by Gerold Tebbe, of 4,183,125 shares of newly issued and non-registered Common Stock of the Company, to finance a portion of the costs associated with this Offering. (See "Certain Transactions--Stock Purchase Agreement.") The Company has not manufactured or licensed any of its Products since inception; however, the Company has arranged for a manufacturing and distribution company based in Germany, KuW Hummel Vertriebs GmbH ("Hummel"), to manufacture and distribute small quantities of the Company's Products in connection with test-marketing and promotional activities, and the Company is currently in the process of negotiating a formal written agreement with Hummel to continue producing Products for the Company to meet anticipated demand over the next six to twelve (6-12) months. (See "Business--Agreement With KuW Hummel Vertriebs GmbH.") Prior to the acquisition of control of the Company by Mr. Tebbe, the Company had an agreement with Mr. Gary Takata, a former officer and director of the Company, to use office space provided by Mr. Takata for Company business. In return for providing office space to the Company, Mr. Takata was paid $15,000 annually by the Company. This Agreement was terminated in October 1997, when Mr. Tebbe acquired control of the Company. (See "Management--Executive Compensation" and "Certain Transactions--Related Party Transactions-Agreement With Gary Takata.") The Company currently maintains temporary offices in New York City, the annual cost of which is immaterial. With the exception of the foregoing, the Company has paid no rent since its inception (see "Business--Properties"), and has paid no salaries. Within the thirty to sixty (30-60) days following the consummation of this Offering, the Company expects to have secured permanent office space in New Jersey, Connecticut or

Westchester County, New York State to serve as its United States headquarters. The annual cost of such office space is not expected to be material.

    Following commencement of its operations, the Company's cash requirements will be significant. While the Company currently has cash on hand sufficient to finance its proposed business during the first one to three (1-3) years following this Offering, excluding the costs of any potential acquisitions, the Company is dependent on internally generated cash flow and upon securing a working capital line of credit to implement its business plan thereafter. There can be no assurance that the Company will be able to maintain its business and operations without additional financing after the first one to three (1-3) years of operations or that, thereafter, it will be able to generate sufficient cash flow and/or secure sufficient borrowings to meet the Company's working capital requirements.

                                    BUSINESS

GENERAL

    Deotexis, Inc. (the "Company") was incorporated in Nevada on March 6, 1992, has no operating history, has not generated or recognized any revenues, and is in the development stage. The Company was originally organized with the sole purpose of identifying a suitable candidate to acquire or with which to merge, and its existence has been maintained since formation with that objective in mind. On September 30, 1997, the Company, then known by its former name, Zeron Acquisitions II, Inc. ("Zeron"), and Zeron's two controlling stockholders at the time, entered into a Stock Purchase Agreement with Mr. Gerold Tebbe and Overton Holdings Limited, a Turks & Caicos Islands corporation wholly beneficially owned and controlled by Mr. Tebbe ("OHL"), pursuant to which OHL agreed to buy 4,183,125 newly-issued and non-registered shares of Common Stock, $.001 par value per share, of the Company, in exchange for (i) $4,000,000 in cash from OHL, and (ii) the contribution to the Company by Mr. Tebbe, or entities owned or controlled by him, of certain patents, patent applications and associated intellectual property, in return for nominal consideration and a reservation of a 1% royalty by Mr. Tebbe on all net income recognized by the Company from the commercial exploitation of such rights.

    The creative and technical expertise behind the Company's business is provided by Mr. Gerold Tebbe, who is a qualified textile designer with over twenty-five years of experience in the German and international textile industries. In 1970, Mr. Tebbe took over the management of his family's privately-held textile company, and refocused its activities on providing technical services to manufacturers of production machinery for woven and knitted materials. Thereafter, he rapidly built up an international customer base with sales in Europe, North America, and Japan. His company became a leader in the process of transferring complex designs from the artist's drawing board onto high-volume production machines for the manufacture of patterned cloths. This proprietary technology gave his company a unique position in its market. In the 1980s, reacting to the competitive threat to the European textile industry from inexpensive imports from Asia and other low labor cost regions, Mr. Tebbe began to seek an alternative to his existing business. After experimenting with textile-based controlled-release delivery systems, he developed the product line the Company currently intends to market, which he started to test-market on a preliminary basis in the late 1980s. At that point, a dispute arose over the validity of the patents and other intellectual property employed to produce the products the Company currently intends to market. That patent dispute was resolved in Mr. Tebbe's favor by the European Patent Office in late 1996.

    The Company intends to create an organization staffed by suitably qualified executives to support Mr. Tebbe. Initially, the Company plans to generate revenues by (1) using an acquired operating company in Europe or the United States to supply product to prospective customers who do not have the ability to license the technology and manufacture the Company's products themselves; and
(2) licensing the technology and processes required to manufacture the Company's products to consumer products manufacturing and distribution companies in return for a licensing fee. The Company plans to appoint Senior Product Managers to take responsibility for sales and licensing agreements with potential customers. The Company anticipates that the Product Managers will have experience in the licensing business. In addition, the Company hopes to acquire an operating company with a management team in place in Europe or the United States. The Company anticipates that the Product Managers will either be employees of such an acquired company or members of the newly-hired management the Company will put in place as it proceeds to expand its operations following this Offering. While the Company has had preliminary discussions with several wholesale distributors and potential licensees, there can be no assurance that licensing agreements will be reached with those entities, or any others, on terms advantageous to the Company, if at all. In addition, though the Company has had preliminary discussions with a few operating companies that may be potential acquisition candidates, there can be no assurance that the Company will be able to identify a suitable company for acquisition in the United States, Europe, or any other location or, if such an entity is identified, that the Company will be able to complete such an acquisition on favorable terms. In the event the Company does not succeed in entering into licensing agreements and consummating an acquisition within its first six to twelve (6-12) months of operations, the Company's ability to produce and distribute its products and introduce them into the market in any significant way will be extremely limited.

    The Company plans to engage in the business of developing and commercializing certain patented textile-based controlled-release delivery systems for consumer products in certain sectors of the toiletries, cosmetics, apparel, household products and personal care products markets. The Company's goal is to build on its patented "know-how" in research and development, and to acquire manufacturing and marketing resources to become a profitable supplier of textile-based, controlled-release delivery systems to a wide range of industry sectors. The Company believes that its controlled-release delivery systems are unique in the way they combine microencapsulation technology with flexible fleece-type fabrics. The Company's first controlled-release delivery system was developed by Mr. Tebbe in 1987, and he filed a patent application for the technology relating thereto in that same year. The application was opposed in the European patent courts by The Procter & Gamble Company, one of the world's largest manufacturers and distributors of household and consumer products. In late 1996, the European Patent Office dismissed Procter & Gamble's challenge in favor of Mr. Tebbe's patent claims.

    The Company's technology was developed by Mr. Tebbe in Europe, where several products are now ready for further test-marketing and commercial launch by the Company. These products include: (1) the "Deotexis Deodorant Patch," a small, disposable adhesive patch which is designed for quick and easy attachment to any type of clothing, for use as a controlled-release anti-perspirant and deodorant;
(2) the "Deotexis Perfume Patch," a small, disposable adhesive patch designed for easy and unobtrusive attachment to the inner surface of clothes, for controlled release of perfume; and (3) the "Deotexis Cold Scarf," a disposable scarf impregnated with herbal substances for use by persons seeking relief from the symptoms of colds and congestion. These three products are collectively referred to herein as the "Products." The Company anticipates, and its test production and marketing support this intention, that the Products will be competitively priced in relation to alternative products employing traditional delivery systems. The Products will be sold as over-the-counter items and not as prescription medications. The Company's research and development and marketing strategy will be to avoid marketing any products requiring resource-intensive Food and Drug Administration-type approvals.

    The Company believes that the Products address the problem of effectively maintaining personal freshness for extended time periods. The Products are intended to serve as substitutes for perfumes, toiletries, cosmetics, deodorants, emollients, decongestants and other personal care products marketed with traditional delivery systems. Products employing traditional delivery systems (powders, roll-ons, creams, sprays, etc.), in the Company's view, can be inconvenient to use and, after application, rapidly deteriorate and lose their efficacy. The Company's Products are intended to provide for the controlled-release of active substances in desired quantities over an extended period of time, thereby providing a superior delivery system that avoids the "peak and valley" effect resulting from use of traditional delivery systems currently on the market. The Company intends to market the Products as an alternative to similar consumer products employing traditional delivery systems, with the advantage of extended active substance effectiveness, and the convenience of a no-mess, no-spill solution to their personal care needs.

    Potential customers for the Company's products are consumers worldwide. Test-marketing in Europe has shown significant interest in the Deotexis Cold Scarf, based on its convenience, versatility and cost-effectiveness. The Company's marketing and product strategy reflects Mr. Tebbe's considerable experience with the test-marketing of the Company's Products and is designed to be responsive to the requirements of consumers and the marketplace. To reach its target markets, the Company intends to focus on two categories of sales channels: (1) wholesale distributors to drugstores and pharmacies; and (2) licensees, which are expected to be large and mid-sized corporations in the toiletries, cosmetics, apparel, household products and personal care products industries. The Company has had preliminary discussions with several major companies in both categories and believes it will be in a position to conclude sales and licensing agreements promptly after concluding its corporate organization and staffing, though there can be no assurance that any such contracts or agreements will be consummated. In addition, the Company is moving towards execution of a formal agreement with the German distributor, KuW Hummel Vertriebs GmbH ("Hummel"), that has been manufacturing and distributing the Deotexis Cold Scarf during the test-marketing phase of operations, pursuant to which Hummel will continue to manufacture and distribute the Deotexis Cold Scarf in return for payment of licensing fees and royalties to the Company. The Company anticipates that it will be able to conclude such an agreement with Hummel in the forty-five to sixty (45-60) days following this Offering, though there can be no assurance that such an agreement will be executed in that time frame, or at all.

    The Company's marketing plan anticipates that some potential customers will require products manufactured by the Company or a Company sub-contractor. The Company therefore hopes to acquire an operating company with manufacturing capabilities in Europe or the United States within the first six to twelve (6-12) months of its operations, and thereafter use the Company's Products to diversify and expand the acquired company's sales. The Company's marketing plan further anticipates that other customers will enter into licensing agreements with the Company, under which, in return for a sales-based royalty payment to the Company, licensees will be entitled to the use of the Company's intellectual property to manufacture and distribute the Products.

    The Company's temporary offices are currently located at 885 Third Avenue, Suite 2900, New York, New York 10022-4834. The Company's telephone number is
(212) 829-5698. The Company expects to secure permanent office space in New Jersey, Westchester County, New York or Connecticut, to serve as its United States headquarters, within thirty to sixty (30-60) days following this Offering.

STRATEGY

    The Company is engaged in the development and commercialization of certain patented, textile-based controlled-release delivery systems. The Company's intention is to build on its patented technology in research and development, and to acquire manufacturing and marketing resources to become a profitable supplier of textile-based, controlled-release delivery systems to a wide range of industry sectors. The Company's strategic objective is to establish Deotexis, Inc. as the world's leading supplier of textile-based controlled-release delivery systems and to achieve "institutional" status for the "Deotexis" brand. The Company believes that highly-recognizable institutional brand names are perceived as having well-known and recognized quality, performance, price and product distinctiveness, which is supported by the perception of permanence founded on a long history of excellence. The Company believes that, in general, institutional brands, because of the quality perceptions that attach to their products, are protected to a greater degree than non-institutional brands from swings in customer tastes and preferences, competitive developments and economic recessions. The Company has designed and will implement a competitive and sophisticated marketing strategy, specifically focused on achieving institutional status for the "Deotexis" brand.

TEST-MARKETING

    Prior to this Offering, the Company's test-marketing effort has largely focused on a single product (the Deotexis Cold Scarf). Test marketing has been conducted on behalf of the Company by a German company, KuW Hummel Vertriebs GmbH, Durmentingen, Germany ("Hummel"). Because of the ongoing Procter & Gamble patent suit, the extent of the Hummel marketing effort and the use of advertising were extremely limited, and sales were confined to a small, select group of wholesale distributors of pharmaceutical products. Despite these constraints, Deotexis Cold Scarf sales have showed a steady underlying demand, as evidenced by the following sales figures:

YEAR                                                                                 SALES ($)
----------------------------------------------------------------------------------  -----------
1991..............................................................................      26,825
1992..............................................................................      14,750
1993..............................................................................      14,730
1994..............................................................................      32,050
1995..............................................................................      22,530
1996..............................................................................      28,190
1997 (est.).......................................................................      35,000

    Despite the ongoing Procter & Gamble dispute in the years 1988-1996, various other actions were undertaken to measure consumer acceptance for the Company's Products. The Deotexis Cold Scarf was exhibited at the trade fair for German Pharmacists in Dusseldorf in 1990. On that occasion, some 1,500 pharmaceutical distributors made inquiries about obtaining distribution rights for the product. Particular interest was shown by the leading wholesale distributors of pharmaceutical products in Germany, Austria and the Netherlands, together with leading wholesalers from other markets. These expressions of interest could not be followed up immediately because the Procter & Gamble patent suit created doubts about the ultimate ownership of the Company's controlled-release delivery technology. The Company is now moving to capitalize on these opportunities.

    In 1993, the Deotexis Cold Scarf was supplied by Hummel to Andreae-Norris Zahn AG, Frankfurt ("Zahn") Germany's third-largest wholesaler of pharmaceutical products, and one of the 250 largest corporations in Germany. On this occasion, Zahn purchased over 18,000 Cold Scarf three-packs and distributed them as complimentary gifts to its retail customers as part of a major sales promotion. The retailers' response was positive, and based on the success of this test, Zahn is currently requesting a supply of five other Deotexis products for further test-marketing. Parallel with this, and also through the agency of Hummel, the Deotexis Cold Scarf was introduced into Luxembourg and Hungary, where it has been sold since 1993 for use by persons seeking relief from the symptoms of colds and congestion. Pending the outcome of the Procter & Gamble patent suit, sales in Luxembourg were restricted to 25 pharmacies and no advertising or any other form of sales promotion was undertaken. Despite these restrictions, between 1,000 and 2,000 three-packs of the Deotexis Cold Scarf have been sold each year in Luxembourg at an end-user price of DM 9.85 per pack.

    In January 1996, the Deotexis Cold Scarf was exhibited at the PSI (trade fair in Dusseldorf for suppliers of corporate gifts), where it generated potential sales opportunities among representatives of the approximately 1,700 companies engaged in this industry in Germany. In October of 1996, a competition related to the Deotexis Cold Scarf and advertised in the German mass media elicited approximately 6,500 letters commending the product. Although the test-marketing of the Deotexis Cold Scarf has been successful, there are no assurances that consumers will purchase the product in greater quantities when it is more widely distributed. Furthermore, certain expenses (to date borne entirely by Mr. Tebbe personally) have been incurred in connection with the test-marketing of the Deotexis Cold Scarf and additional expenditures (to be borne by the Company) will be required to test-market each of the Company's products before the Company can determine whether there is significant, sustained consumer interest in such products. The results of the Company's test-marketing to date should be viewed as a preliminary and tentative indication of, rather a guarantee of, the potential success of each product.

LICENSING

    Consumer markets for apparel, cosmetics, toiletries, household products and personal care products, although very large, are also highly competitive. Establishing and increasing brand recognition for a product typically requires a significant expenditure on advertising. Therefore, to avoid bearing the majority of this advertising outlay, the Company intends to market its patents and patent rights, especially in the early stages of its operations, primarily through licensing agreements.

    The Company's believes that many of its customers will enter into license agreements in return for a sales-based royalty payment to the Company. It is the Company's intention to grant five (5) year licenses, extendable to ten (10) years by mutual agreement between the Company and the licensee, to large and mid-sized corporations in the apparel, cosmetics, toiletries, household products and personal care products industries. The Company will receive sales-based royalty payments in exchange for the license to use the Company's patents, patent applications, and related intellectual property necessary to manufacture and distribute the Company's Products. During the early phase of licensing activities, the Company may contribute to the promotion and advertising of the products to be sold by the licensees. Thereafter, the licensees will be responsible for the continued marketing of the Company's Products, including product promotions and advertisements. There can be no assurance that the Company will be able to enter into licensing agreements with any potential customers on terms advantageous to the Company, if at all. In the event the Company is unsuccessful in entering into licensing agreements, it will be required to expend significant funds (an estimated $15-20 million per product in Germany alone) on advertising sufficient to gain name recognition in the personal care products industry. Furthermore, the Company lacks the resources and organizational support structure to mass market its Products, assuming that there is a demand for the Company's Products, and therefore the Company is dependent either on an acquisition of an operating company or on securing other licensee corporations to manufacture and distribute its products.

    The Company intends to attract licensees through (i) attendance and display of the Company's products at trade fairs and through media exposure; (ii) test-marketing the Company's products; (iii) Mr. Tebbe's personal contacts in the apparel, cosmetics, toiletries, pharmaceutical and personal care products industries; and (iv) word of month among satisfied customers. The Company has identified, and in some cases has had preliminary meetings with, a number of German corporations that desire to license the technology to produce the Company's Products. The Company hopes to enter into a licensing agreement with one corporation in each of the following market sectors: men's clothing, women's clothing, sports clothes, shoes, women's perfumes, men's cosmetics, personal hygiene and pharmaceutical wholesale distribution. It cannot be assumed, however, that any preliminary discussions with corporations in these market sectors will result in a definitive licensing agreement being consummated between the parties.

    The Company has identified potential markets for licensees in North America, Japan and Southeast Asia; however, the Company plans to introduce its Products in these countries after it has commenced operations and marketing in Europe. There can be no assurance, however, that the Company's Products will ever be sold successfully in the European, North American, Japanese or Southeast Asian markets. See "--United States, Japan and Southeast Asia Markets."

    The Company has entered into an agreement with the law firm of Drs. Axel Meyer-Wolden, Unger, Duvinage ("Meyer-Wolden") in Munich, Germany, one of Germany's leading firms in the areas of entertainment and intellectual property. The agreement relates only to the worldwide patent for the Company's anti-perspirant patch, and provides that Meyer-Wolden will introduce the Company and its products to certain potential customers and will be responsible for negotiation and administration of license agreements arising from those introductions, in return for a fee equal to 10% of all income generated by the licensing agreements resulting therefrom. Unless renewed by the parties thereto, this agreement expires in January 2002. Any fees paid to Meyer-Wolden are paid regardless of whether the Company is profitable. The Company hopes this agreement with Meyer-Wolden will provide significant potential marketing opportunities for the Company's Products.

MANUFACTURING AND DISTRIBUTION

    MANUFACTURING. The Company's marketing plan anticipates that some potential customers will require products manufactured by the Company or a Company sub-contractor. Mr. Gerold Tebbe, President, Chief Executive Officer, Secretary, Treasurer and a director of the Company, has developed and tested a manufacturing process for making the Company's Products in quantity at competitive cost. Development of the prototype production machines required very little money because Mr. Tebbe was able to make use of idle equipment provided to him by business associates in the textile industry. The machines have performed to specification in production test runs to date. In anticipation of forcasted future demand, before the Company has received substantial purchase orders from customers, the Company intends to acquire an operating company based either in Europe or the United States with experienced management and production capability. If possible, the Company plans to seek acquisition candidates in countries which provide favorable tax and financing structures for such transactions. Though the Company has had preliminary discussions with a few operating companies that may be potential acquisition targets, the Company has not entered into any acquisition agreements with any potential companies, and currently has made no agreement or commitment to enter into such a transaction, and the Company currently has no commitments to finance such an acquisition. Ultimately, the Company's failure to consummate such an acquisition, will significantly limit the Company's ability to fully implement its current sales and marketing plan.

    DISTRIBUTION. The Company believes it can best affect the distribution of its products by (i) entering into agreements with drug and pharmaceutical wholesale distributors to distribute the Company's Products through those companies' distribution networks, and (ii) licensing the technology and the processes required to manufacture the Company's products to consumer products manufacturing and distribution companies, in return for a licensing fee, which companies would, in turn, manufacture and distribute the Company's Products. While the Company has had preliminary discussions with several wholesale distributors and potential licensees, there can be no assurance that such contemplated agreements will be reached on terms advantageous to the Company, if at all. In the event the Company does not succeed in entering into these licensing and distribution agreements within its first six to twelve (6-12) months of operations, the Company's ability to produce and distribute its products in the market in any significant way will be extremely limited.

AGREEMENT WITH KUW HUMMEL VERTRIEBS GMBH

    Since 1993, the Company has had an informal oral agreement with KuW Hummel Vertriebs GmbH ("Hummel"), a small manufacturing and distribution company in Germany, to produce certain of the Company's Products, primarily the Deotexis Cold Scarf, in the small quantities that have been required for test-marketing and promotional purposes. The products have been manufactured on machinery the development and customization of which has, to date, been financed by Mr. Tebbe. Mr. Tebbe's wife currently owns a 49.02% interest in Hummel, and as a substantial stockholder, is able to influence the direction and affairs of Hummel's business. See "Certain Transactions--Related Party Transactions-Agreement With Hummel."

    The Company is now moving to formalize its arrangement with Hummel. The Company anticipates that it will enter into a written License Agreement with Hummel within the forty-five to sixty (45-60) days following the Offering, which the Company anticipates will provide for the following basic terms. The Company expects to grant to Hummel a non-exclusive license for Hummel to manufacture and distribute certain of the Company's Products in the Federal Republic of Germany. The license will grant to Hummel the right to use Company patents relating to the Deotexis Cold Scarf and other products based on it, but licensing arrangements between the Company and Hummel with respect to other Company Products will be the subject of separate licensing agreements. Hummel will have the right to use the Deotexis name in its selling efforts, and will be entitled to receive, without payment of any additional fee, all improvements on existing products and techniques developed by the Company that relate to the licensed products. It is anticipated that Hummel will agree to commit a certain amount of money to promoting sales of the Company's Products in the first year of the license term. Deotexis products manufactured and sold by Hummel will have to meet quality standards specified by the Company, and the Company will have the right to verify quality at all times. In return for the grant of the license to Hummel described above, Hummel will agree to make the following payments to the
Company: (1) DM5,000, due on execution of the agreement, (2) an annual license maintenance fee of DM10,000, payable on January 1 of each year, and credited against any royalties due to the Company under (3) below, and (3) a royalty equal to 8% of net sales of the licensed products (to be defined), which percentage shall reduce to 5%, in steps, on sales of the licensed products in excess of certain specified revenue amounts. Hummel will not be permitted to assign its rights under the License Agreement. The Company intends that the duration of the license shall be for one (1) year, renewable automatically for an additional year unless either party gives the other ninety (90) days notice of its intention not to renew, or unless a party has breached its obligations under the agreement. It is anticipated that the License Agreement will be governed by German law.

    The Company intends that the License Agreement with Hummel will be structured so as not to inhibit or restrict any future licensing of its technology by the Company to other manufacturers, nor will any such agreement restrict or prevent in any way the acquisition that the Company hopes to accomplish of a manufacturing and distribution company located in the United States or Europe. Of course, there can be no assurance that a licensing or any other type of agreement between Hummel and the Company will be executed.

UNITED STATES, JAPAN AND SOUTHEAST ASIA MARKETS

    The Company may in the future enter into distribution or licensing agreements with one or more United States, Japanese or Southeast Asian distributors for distribution of its products outside of Europe. Such agreements will not be entered into unless the Company believes that one or more of its products can be sold profitably in such markets, or that such distribution or licensing positions the Company for future sales in those markets. The Company has no present plans with respect to these markets, and there is no assurance that the Company will develop or pursue any such plans in the future. The Company has identified numerous direct and indirect competitors in target markets in the United States, Japan and Southeast Asia. There are no assurances that the Company will in the future expand its operations into the United States, Japan or Southeast Asia markets. Furthermore, there can be no assurance that any attempts by the Company to expand its operations in these countries will be successful or profitable.

POTENTIAL PHARMACEUTICAL APPLICATIONS FOR THE COMPANY'S TECHNOLOGY

    The Company's patented processes and proprietary technology (known as "sustained," "programmed," "prolonged" or "timed" release systems in the pharmaceutical industry), may have wide applications for new products in the pharmaceutical industry, particularly in the areas of diagnostic and drug delivery systems. Controlled-release drug delivery systems are designed to reduce the required frequency of effective drug administration, decrease dosage quantities, and permit concentrated treatment of a specific area or organ, without the necessity of medicating the entire body. A study published in the September 1996 issue of Med Pro Month, performed by Medical Data International, Inc., an industry market research group, has forecasted worldwide sales of controlled-release delivery systems for the pharmaceutical sector to rise from $7.5 billion in 1995 to $27.6 billion in 2000.

    Since the beginning of the development of the Company's technology, Mr. Tebbe and the Company have followed developments in the pharmaceutical industry for controlled-release delivery systems, and based upon informal consultations with industry specialists in the European pharmaceutical market, the Company believes its patents may cover areas and applications which are or may be of considerable interest to several pharmaceutical companies. If these potential applications appear promising, the Company intends to license its technology to these companies for use in their controlled-release and diagnostic systems, in return for a sales-based royalty payment. The Company continues to closely follow and assess developments in this field, and intends to capitalize on any opportunities to incorporate the Company's technology into these systems. There can, however, be no assurance that any applications for the Company's technology in the pharmaceutical area will be developed, and if developed, that such products will gain the necessary regulatory approvals. Moreover, even if any products developed using the Company's technology gain the required regulatory approvals, there can be no assurance that any such products will be marketed by the pharmaceutical companies, and if marketed, will prove to be profitable.

PATENTS

    The Company currently owns the patent and patent rights that were previously owned by Mr. Tebbe, and/or entities owned and controlled by him, and were transferred to the Company in connection with the consummation of the transactions contemplated by the Stock Purchase Agreement. Such patents and related intellectual property constitute all of the technology necessary to manufacture the Company's Products. It is the Company's intention to commercially exploit the patents through the introduction and sale of the Company's Products, primarily into the European (and later, possibly in the American, Japanese and Southeast Asian) market. In exchange for the transfer to the Company of the patents, patent rights and related intellectual property, the Company has agreed to pay Mr. Tebbe a 1% royalty per annum of all net revenues recognized by the Company in connection with the commercial exploitation of the patents and patent rights. (See "Management--Contingent Compensation.") There are no assurances that the Company will ever achieve net revenues as a result of such commercial exploitation. Furthermore, if the occasion arises, the Company will have to defend against and/or institute patent infringement suits in order to protect its proprietary rights to the patents. Prosecution of any type of patent litigation or dispute may result in significant expenses for the Company. In an attempt to mitigate the costs that may be associated with defending its intellectual property from infringement, the Company intends to secure patent infringement insurance in the future, in an as yet undetermined amount. The approximate annual cost to the Company for such coverage is not known at this time.

INDUSTRY OVERVIEW

    Controlled-release microencapsulation has been a known technology for a number of years in the pharmaceutical, biomedical, chemical, carbonless paper, agricultural, pesticide and food industries. In these areas, 1996 sales of products employing this technology were over $3 billion. In the form invented and patented by Mr. Tebbe, and in the industries targeted by the Company, it is, however, still in its infancy.

    In Europe, according to an article in the January 1994 edition of the scientific journal Textile Technology Digest, published by the Institute of Textile Technology, Britain, research is taking place in the areas of controlled release wound dressings and insect repellents, with commercial products expected in the near future.

    Textile-based controlled-release delivery systems are an emerging market. According to an independent study entitled "Advanced Controlled Delivery Technology in the U.S.," published by Business Communications Company, Inc., of Norwalk, Connecticut, in March 1994, sales of microencapsulated products, including cosmetics, toiletries and personal hygiene products, aggregated less than $40 million in the United States in 1993. In the area of enhanced textiles, sales were practically non-existent. Nevertheless, the study noted that in order to remain viable, the stagnant textiles industry was experimenting with new areas of fabric enhancement, and that: "one of the most promising areas is microencapsulation, where tiny capsules bound onto textiles break and release chemicals, including anti-bacterial compounds, insecticides, perfumes and emollients. Some fragrances reportedly last for years, even after washing the fabric 30 or more times."

    The Company's existing Products, and products in development, seek to fill a market niche in most of the "promising areas" identified in the independent report.

COMPETITION

    On a broad scale, the Company believes that products utilizing the Company's delivery system compete with cosmetics, toiletries and personal care products utilizing conventional delivery systems (including sprays, creams, powders and roll-on mechanisms). The Company believes that products within these markets compete for selection and purchase by consumers who are making largely non-discretionary expenditures. The Company further believes that products purchased on a largely non-discretionary basis can differentiate themselves with respect to, and produce sales as a result of, novelty, brand image, convenience of use, effectiveness of the distribution channel utilized, and price considerations.

    On a more narrow scale, the Company's controlled-release technology competes against other, traditional delivery systems (all of them non-controlled-release) in the perfume, deodorant, hygiene, decongestant, emollient, bandage, and insect repellent markets. Though the delivery system employed by the Company's Products will compete with established brand-name products employing traditional delivery systems, the novelty and convenience advantages possessed by to the Company's products because of their delivery methodology will enable potential licensees with established product brands to market the Company's Products as a complementary form of the successful brand name products, eliminating the need to invest large sums in generating new brand recognition, while at the same time appealing to consumers' appetite for novelty.

    On an even narrower scale, the Company's Products compete against the products of other companies having proprietary textile-based controlled-release delivery systems. To the best of the Company's knowledge, and in keeping with the current small size of the market for "Deotexis-type" controlled-release delivery systems, there appear to be few other corporations offering commercially viable controlled-release systems in the market sectors targeted by the Company. To date, the Company knows of only two such competitors, both of which are based in Japan. Due to the Company's relative lack of experience in the business, its limited financial and other resources, and other factors relating to competition that may develop from well-established companies and delivery system alternatives, the Company may not be able to compete successfully, if at all, with other existing or new competitors in the controlled-release technology field.

EMPLOYEES

    As of the date of this Prospectus, the Company has no paid employees. Mr. Gerold Tebbe is serving as President, Chief Executive Officer, Secretary and Treasurer of the Company, and providing his services and expertise to the Company, without compensation. By the end of the first year of operations, the Company expects to have at least one (1) and possibly up to ten (10) full-time employees, including product managers and a controller/accountant. The remaining employees will be assistants and clerical employees. Should the Company complete its intended acquisition of an operating company during this period, the number of employees could be considerably in excess of this number. See "Management."

PROPERTIES

    A search for suitable office space in Westchester County, New York, New Jersey or Connecticut is currently underway. Upon or before completion of this Offering, the Company plans to enter into a lease for the Company's United States headquarters. Currently, the Company maintains temporary offices located at 885 Third Avenue, Suite 2900, New York, New York 10022-4834, where it pays a fee to maintain such temporary offices of $5,100 annually.

    If the Company succeeds in completing its planned acquisition of an operating company, it expects that at such time it will own or lease the manufacturing facilities of such acquired entity, along with that Company's other property, plant and equipment.

LEGAL PROCEEDINGS

    There are no legal proceedings to which the Company is a party.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICER

    Pursuant to the Company's By-laws, the following individuals (other than Gerold Tebbe) were appointed by Gerold Tebbe, as sole director of the Company, to serve on the Board of Directors until the next Annual Meeting of Stockholders (currently scheduled for some time in April or May of 1998), at which time all Directors will stand for re-election. There is currently only one executive officer of the Company, Mr. Tebbe, who is President and Chief Executive Officer. Mr. Tebbe will also serve as the Company's Secretary and Treasurer until such time as suitable personnel can be retained to serve in those positions.

NAME                                            AGE                               POSITION HELD
------------------------------------------      ---      ---------------------------------------------------------------

Robert F. Wright..........................          72   Chairman of the Board; Chairman, Executive Committee; Member,
                                                         Nominating Committee

Gerold Tebbe..............................          48   Vice Chairman of the Board; Chief Executive Officer; President;
                                                         Secretary; Treasurer; Member, Executive Committee; Member,
                                                         Compensation Committee; Member, Nominating Committee

Aubrey L. Cole............................          74   Director; Chairman, Audit Committee

David F. Bolger...........................          65   Director; Member, Audit Committee

Michael J. Rosenberg......................          69   Director; Member, Audit Committee

Ira T. Wender.............................          71   Director; Chairman, Compensation Committee

Tony Kirk.................................          54   Director; Chairman, Nominating Committee; Member, Executive
                                                         Committee; Member, Compensation Committee

BACKGROUND OF DIRECTORS AND EXECUTIVE OFFICER

    ROBERT F. WRIGHT. Mr. Wright has been Chairman of the Company since January 1998. Mr. Wright is currently a director or Chairman of several national and international financial and industrial companies, including Hanover Direct, Inc., The Navigators Group, Inc., Norweb North America Corporation, Reliance Standard Life Insurance Co., Rose Technology Group Limited, U.S. Timberlands, L.P., and Williams Real Estate Co., Inc. Mr. Wright is also a member of several charitable Boards, including New York University, Town Hall Foundation, Greenwich House Settlement, and the Council of Governing Boards (of which he is Chairman). Since 1988, Mr. Wright has managed his own investment and consulting firm, Robert Wright Associates, Inc. From 1948 to 1988, Mr. Wright was employed by Arthur Andersen LLP, with the position of Partner when he retired. He was educated at Michigan State University and New York University.

    GEROLD TEBBE. Mr. Tebbe has been a Director, President, Treasurer and Secretary of the Company since October 1997, and has been Chief Executive Officer of the Company since January 1998. Mr. Tebbe was born in Langenenslingen, Germany, and has been self-employed as an inventor for the past ten years, specializing in inventing, patenting and developing products combining his controlled-release technology with textiles and other applications. From 1970 to the late-1980s, Mr. Tebbe was President of Textil Atelier K. Tebbe in Germany, a textile concern owned by his family specializing in textile design for woven and knitted materials, and the servicing of certain textile production equipment. Mr. Tebbe studied tailoring and passed the examinations of the Chamber of Industry and Commerce (IHK) in Reutlingen, Germany;

subsequently, he qualified as master craftsman in textile design while employed in Albstadt-Tailfingen, Germany.

    AUBREY L. COLE. Mr. Cole has been a Director of the Company since January 1998. Since 1989, Mr. Cole has been a consultant for Aubrey Cole Associates, a management consulting services and investment concern, and he is currently a director of U.S. Timberlands, L.P. From 1986 to 1989, Mr. Cole was the Vice Chairman of the Board of Directors of Champion International Corporation (a publicly-traded forest products company), and from 1983 to 1993, Mr. Cole was Chairman of Champion Realty Corporation (the land sales subsidiary of Champion International). Mr. Cole holds a B.B.A. from the University of Texas and serves on the Advisory Board of the University of Texas Business School.

    DAVID F. BOLGER. Mr. Bolger has been a Director of the Company since January 1998. Mr. Bolger is the President of Bolger & Co., Inc. Mr. Bolger received his B.B.A. degree from the University of Pittsburgh in 1954. After serving as a Contracting Officer in the U.S. Air Force, Mr. Bolger relocated to New York, where he was employed as Executive Assistant to Thomas Mellon Evans (H.K. Porter Co., Crane Co. and Evans & Company) from 1956 to 1961. From 1961 to 1963, Mr. Bolger served as Vice President and Director of Broadstone Realty Corporation (a wholly-owned subsidiary of Stone & Webster Securities, Inc.) in New York City. From 1963 to 1966, he was employed by New York Securities Co. and its affiliate, New York Securities Co., Inc., serving as director, officer and partner. In 1966, Mr. Bolger founded Bolger & Co., Inc., which for the past 32 years has been active in the financing of fixed assets for major corporations and in various corporate activities, including leveraged buy-outs, Employee Stock Option Plans, and investing in under-valued industrial corporations, financial institutions and retail enterprises. He is a Director of Universal Holdings Corp. (its affiliates include American Progressive Life and Health Insurance Company of New York and American Pioneer Life Insurance Company of Florida), and Chairman and Chief Executive Officer of FMB Holding Co., Inc. (Farmers & Merchant State Bank, Boise, Idaho). In addition to his business activities, Mr. Bolger is active in numerous charitable, philanthropic and professional organizations.

    MICHAEL J. ROSENBERG. Mr. Rosenberg has been a Director of the Company since January 1998. From 1961 to 1996, Mr. Rosenberg was employed in various capacities by Rosenthal & Rosenthal, Inc., New York City, where he ultimately became Executive Vice President. Prior to this, from 1959 to 1961, Mr. Rosenberg was employed by Sterling National Bank, New York, and, from 1958 to 1959, he worked for A.J. Armstrong & Co., New York. From 1953 to 1958, Mr. Rosenberg was employed by Meinhard & Co., New York. He is a member of the Board of Directors of several United States corporations. He has been, and continues to be, active in numerous charitable, philanthropic and professional organizations, including serving on the Boards of New York University and the Town Hall Foundation. From 1951 to 1953, Mr. Rosenberg served as a First Lieutenant in the U.S. Army in Korea, where he was decorated with the Silver Star and the Bronze Star. He received his B.S. from Upsala College in 1951 and his MBA from New York University in 1955.

    IRA T. WENDER. Mr. Wender has been a Director of the Company since January 1998. Mr. Wender has been of counsel to, or a partner with, the New York law firm of Patterson, Belknap, Webb and Tyler from 1986 to date. From 1971 to 1986, he was a partner with the law firm of Wender, Murasc and White, New York, and from 1959 to 1971, he was a partner with the law firm of Baker & McKenzie, New York. From 1949 to 1952, and from 1954 to 1959, he was an associate at the law firm of Lord Day & Lord, New York. In the years 1952 to 1954, he was Assistant Director of the Harvard Law School International Program in Taxation. During the years 1954 to 1958, Mr. Wender was a Lecturer in Taxation at the NYU School of Law and co-authored "Foreign Investment and Taxation," which was published in 1955 by Prentice Hall. Mr. Wender received a B.A. degree from Swathmore College in 1945, a J.D. degree from the University of Chicago Law School in 1948, and an L.L.M. in Taxation from the New York University School of Law in 1951. From 1969 to 1974, Mr. Wender was Chairman of C. Brewer & Company Ltd., Honolulu, Hawaii (sugar production and international agriculture), and from 1978 to 1982, he was President and Chief

Executive Officer of A.G. Becker--Warburg Paribas Becker, Inc. (investment banking). From 1982 to 1986, he was Chairman of The Sussex Organization, Inc. (investment banking). Mr. Wender is currently a director of The Dime Savings Bank, New York.

    TONY KIRK. Mr. Kirk has been a Director of the Company since January 1998. Since August 1990, Mr. Kirk has been a partner in Kirk & Maeder, a management consulting firm in Switzerland, providing advice on management buy-outs, turn-arounds, acquisitions, divestitures, public offerings of stock and other forms of venture capital primarily to family-owned industrial and financial corporations. From 1987 to August 1990, Mr. Kirk was managing director of Societe Financiere de Geneve, Geneva, Switzerland ("Sofigen"), a listed finance company investing in privately-owned, medium-sized businesses in Europe and the United States. From 1982 to 1987, Mr. Kirk served in several positions for Thyssen Bornemisza N.V., a diversified family-owned industrial group of companies based in Monaco and Amsterdam, including, from 1983, head of Corporate Development, and from 1985, Senior Vice President and head of Mergers and Acquisitions. In these capacities, Mr. Kirk was responsible for numerous transactions with industrial companies. From 1978 to 1981, Mr. Kirk was a manager of the Boston Consulting Group, an international consulting firm based in Munich, Germany, where Mr. Kirk served as a management consultant to several large German public corporations and privately-owned companies. Mr. Kirk received a Ph.D. from Oxford University in 1973. He has been a director or advisory board member of companies in Germany, Switzerland, Austria, Holland and the United States. Mr. Kirk speaks fluent German, French and English.

EXECUTIVE COMPENSATION

    From its incorporation on March 6, 1992 until the present, except for (1) certain payments to a former officer and director of the Company for the use of office space provided to the Company by that former officer and director, and
(2) certain payments to another former officer and director of the Company for consulting services rendered to the Company by a firm affiliated with that former officer and director, both of which agreements were terminated in October 1997, the Company has not paid any salary or other compensation to Mr. Tebbe, any other officer or director of the Company, or any other person. Currently, other than as described in "--Contingent Compensation" below, involving contingent compensation to be paid to Mr. Tebbe in connection with his contribution to the Company of patents, patent applications, and related intellectual property, and other than as described in "--Directors Compensation" below, relating to compensation to be paid to Mr. Tebbe in connection with his service to the Company as a director, there is no agreement between the Company and Mr. Tebbe to compensate Mr. Tebbe for his services to the Company.

CONTINGENT COMPENSATION

    The Company has an agreement with Gerold Tebbe, the President, Chief Executive Officer, Secretary, Treasurer and a director of the Company, to pay Mr. Tebbe a royalty of 1% per annum of all net revenues recognized by the Company in connection with the commercial exploitation of the Company's patents and patent rights. The Company made this agreement with Mr. Tebbe when Mr. Tebbe, prior to becoming a director and officer of the Company, agreed to contribute his patents, patent rights and related intellectual property to the Company in connection with the sale of 4,183,125 shares of the Company's Common Stock to Overton Holdings Limited, a Turks and Caicos Islands corporation ("OHL"), of which Mr. Tebbe is the 100% beneficial owner. The Company has agreed with Mr. Tebbe that royalty payments under this agreement will not accrue and be payable to Mr. Tebbe unless and until the Company has recognized net income from that patent or patent right during such year, as determined in accordance with generally accepted accounting principles, as applied in the United States. The Company expects to formalize this royalty agreement with Mr. Tebbe in the next forty-five to sixty (45-60) days. The Company has agreed further that Mr. Tebbe may renegotiate the terms of such royalty compensation, in the event the current stockholders of the Company (other than OHL and other than those stockholders of the Company receiving their shares of stock by gift from OHL (see "Certain Transactions--Gift of Shares by OHL")) transfer a majority of their shares of the Company's Common Stock to persons other than the current shareholders. There can be no assurances that, in the event such transfers of the Common Stock of the Company occur, the Company will be able to renegotiate the payment of the royalty compensation to Mr. Tebbe on terms that are favorable to the Company. Currently, the Company's agreement with Mr. Tebbe is independent of his remaining in any of his positions as a director, President, Chief Executive Officer, Secretary and Treasurer of the Company.

MANAGEMENT EMPLOYMENT AGREEMENTS; KEY EMPLOYEES

    MANAGEMENT EMPLOYMENT AGREEMENTS. The Company expects to offer employment agreements to members of senior management at the time such members are recruited. (See "Plan of Operations-- Senior Management.") The terms of such employment agreements will be the subject of negotiation at the time senior management is retained.

    KEY MAN LIFE INSURANCE. The Company intends to secure a "key man" life insurance policy on the life of Mr. Tebbe in an amount of at least $1,000,000. The Company anticipates that it will be the sole beneficiary under this life insurance policy, and the Company expects to arrange for the policy to be issued in the next forty-five to sixty (45-60) days.

DIRECTORS COMPENSATION

    CASH COMPENSATION. Each member of the Board of Directors will receive $20,000 annually in cash compensation for his services to the Company as a director. In addition, the Company will reimburse its directors for reasonable out-of-pocket expenses incurred in connection with attendance by the directors at meetings of the Board or any committee thereof.

    STOCK OPTION PLAN. Pursuant to the Director Stock Option Plan the Company intends to adopt, subject to shareholder approval, in the next forty-five to sixty (45-60) days, the Company has agreed to grant options for $20,000 worth of the Company's Common Stock (valuation formula to be determined) annually to each director. The Company anticipates that the Director Stock Option Plan will provide for the annual grant of options to each director to be doubled to $40,000 worth of the Company's Common Stock, provided the Company meets or exceeds certain performance targets (to be determined). The amount of Common Stock of the Company to be reserved for issuance pursuant to the Director Stock Option Plan, and the vesting provisions thereof, have not yet been determined.

INCENTIVE STOCK OPTION PLAN

    To provide additional compensation to senior executives upon their retention, and possibly at specific times, or at regular intervals, thereafter, the Company anticipates adopting, at the appropriate time and subject to shareholder approval, an Incentive Stock Option Plan. The exact terms of the Incentive Stock Option Plan have yet to be determined, but the Company expects the plan to provide for the grant of some or all of the following: incentive stock options, nonstatutory stock options, performance shares, stock appreciation rights, and restricted stock awards. The vesting provisions of the equity compensation granted pursuant to the plan will be governed by separate Option Agreements to be executed by the Company and the optionee at the time of grant. The amount of Common Stock of the Company to be reserved for issuance pursuant to the Incentive Stock Option Plan has yet to be determined.

DIRECTORS COMMITTEES

    The Company's Board of Directors has established the following committees:
Executive, Nominating, Audit, and Compensation. Membership of the committees and a brief discussion of each of their functions follows.

    The Audit Committee will review the engagement of the Company's independent accountants, will review and approve the scope of the annual audit undertaken by the Company's independent accountants and will review the independence of the accounting firm. The Audit Committee will also review the audit and non-audit fees of the Company's independent accountants, and will review, evaluate and monitor the adequacy of the Company's internal control procedures. The Audit Committee is comprised of Aubrey L. Cole (Chairman), David F. Bolger, and Michael J. Rosenberg.

    The Compensation Committee will advise the Board of Directors on issues of executive and employee compensation, and will administer the Incentive Stock Option Plan, once adopted and approved. The members of the Compensation Committee are Ira T. Wender (Chairman), Tony Kirk, and Gerold Tebbe.

    The Nominating Committee will advise the Board of Directors on issues relating to hiring, retaining and promoting senior management, and other key executives and personnel. The Nominating Committee consists of Tony Kirk (Chairman), Gerold Tebbe, and Robert F. Wright.

    The Executive Committee will advise the Board of Directors with respect to the management and affairs of the Company and will review and analyze special projects which may be assigned to it from time to time by the Board of Directors. The members of the Executive Committee are Robert F. Wright (Chairman), Tony Kirk, and Gerold Tebbe.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Pursuant to its Articles of Incorporation and indemnification agreements to be entered into between the Company and each of its directors and executive officers, the Company is obligated to indemnify each of its directors and executive officers to the fullest extent permitted by Nevada law with respect to all liability and loss suffered, and reasonable expenses incurred, by such persons in any action, suit or proceeding in connection with that person's service as a director or executive officer of the Company. The Company could be obligated to advance the reasonable expenses of indemnified directors or executive officers in defending such proceedings if the indemnified party agrees to repay all amounts advanced if it is ultimately determined that such person is not entitled to indemnification.

    The Nevada General Corporation Law (the "Nevada Act") authorizes Nevada corporations to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or other entity, against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or on behalf of a corporation, indemnification may not be made if the person seeking indemnification is adjudged liable, unless the court in which such action was brought determines such person is fairly and reasonably entitled to indemnification. The indemnification provisions of the Nevada Act require indemnification if a director or officer has been successful on the merits or otherwise in defense of any action, suit, or proceeding to which he or she was a party by reason of the fact that he or she is or was a director or officer of the corporation. The indemnification authorized under the Nevada Act is not exclusive and is in addition to any other rights granted to officers and directors under the Articles of Incorporation or By-laws of a corporation or any agreement between officers and directors and the corporation. A corporation may purchase and maintain insurance or furnish similar protection on behalf of any officer or director against any liability asserted against the officer or director and incurred by the officer or director in such capacity, or arising out of the status of an officer or director of the corporation, whether or not the corporation would have the power to indemnify him or her against such liability under the Nevada Act.

    Under provisions of the Company's Articles of Incorporation that are authorized by the Nevada Act, and under provisions of the indemnification agreements to be executed between each director and executive officer, and the Company, a director will not be personally liable for monetary damages to the Company or any other person for acts or omissions in his or her capacity as a director or executive officer, except in certain limited circumstances such as certain violations of criminal law and transactions in which the director or executive officer derived an improper personal benefit. As a result of these provisions, shareholders may be unable to recover monetary damages against directors or executive officers for actions taken by them which constitute negligence or gross negligence or which are in violation of their fiduciary duties, although injunctive or other equitable relief may be available.

    In the indemnification agreements to be entered into with each of its directors and executive officers, the Company anticipates the inclusion of provisions pursuant to which it will be obligated to indemnify those persons to the fullest extent authorized by the Nevada Act and to advance payments to cover defense costs against an unsecured obligation to repay such advances if it is ultimately determined that the recipient of the advance is not entitled to indemnification. The Company will not be required to indemnify a director or executive officer if the loss results from any of the following: (a) a violation of Section 16(b) of the Securities and Exchange Act of 1934, as amended; (b) a violation of criminal law; (c) a transaction from which the executive officer or director received an improper personal benefit; (d) willful misconduct or a conscious disregard for the Company's best interests; or (e) a transaction for which the director is liable pursuant to Section 78.300.2 of the Nevada Act for certain distributions from the corporation to its shareholders.

    The foregoing provisions of the Nevada Act, the Company's Articles of Incorporation, and the indemnification agreements to be executed in favor of the Company's directors and executive officers, could have the effect of preventing or delaying a person from acquiring or seeking to acquire a substantial equity interest in, or control of, the Company.

    The Company has secured directors' and officers' liability insurance, which insurance provides for a maximum of $20 million of coverage, subject to retentions of $75,000 ($175,000 for securities claims) per claim occurrence, payable by the Company.

    Any payments made by the Company, whether pursuant to an indemnification agreement or pursuant to the Company's Articles of Incorporation, which are not covered by an insurance policy, may have an adverse impact on the Company's earnings.

    DISCLOSURE OF THE COMMISSION'S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions of the Company's Articles of Incorporation, the Nevada Act, and/or the provisions of the indemnification agreements to be executed between each director and executive officer, and the Company, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                             PRINCIPAL SHAREHOLDERS

    The following table sets forth information as of March 2, 1998, with respect to the beneficial ownership of the outstanding shares of Common Stock by (i) each person known by the Company to be a beneficial owner of more than 5% of the outstanding shares of Common Stock of the Company, (ii) each of the Company's directors, (iii) each of the Company's executive officers and (iv) all directors and executive officers of the Company as a group.

                                                                        PERCENTAGE           PERCENTAGE
                   NAME AND ADDRESS                     NUMBER OF        OF CLASS             OF CLASS
               OF BENEFICIAL OWNER (1)                    SHARES      BEFORE OFFERING    AFTER OFFERING (3)
------------------------------------------------------  ----------  -------------------  -------------------
Overton Holdings Limited, a Turks and Caicos Islands
  corporation, 100% beneficially owned by Gerold Tebbe
  (2).................................................   2,733,943           60.13%                55.2%
Address:
  c/o The Chartered Trust Company
  Towne Centre Mall
  Butterfield Square
  Providenciales, Turks & Caicos Islands
  British West Indies

Deotexis AG, a Swiss corporation 100% beneficially
  owned by Gerold Tebbe (2)...........................      50,000            1.01%              -0-
Address:
Poststrasse 9
CH-6300
Zug, Switzerland

Tony Kirk
Address:
Kirk & Maeder
Sagenstrasse 14
6318 Walchwil
Switzerland...........................................      50,000            1.01%              -0-

------------------------

(1) Currently, other than Gerold Tebbe and Tony Kirk, none of the Company's directors or executive officers is the beneficial owner of any Company Common Stock.

(2) The aggregate beneficial ownership of Company Common Stock by Gerold Tebbe, President, Chief Executive Officer, Secretary, Treasurer and a director of the Company, through Overton Holdings Limited and Deotexis AG, each a Selling Security Holder hereunder, is as follows: (a) shares beneficiary owned (i) before Offering: 2,783,943; (ii) after offering: 2,509,875; (b) percentage beneficiary owned (i) before Offering: 61.23%; (ii) after
    Offering: 55.2%. The share amounts and percentage of total outstanding shares shown above for after this Offering assume that all shares being registered hereunder for the account of each of Overton Holdings Limited and Deotexis AG are sold by them in this Offering.

(3) Assumes that all of the shares of the Company being registered for the account of Overton Holdings Limited, Deotexis AG and Tony Kirk, each a Selling Security Holder hereunder, are sold by them in this Offering.

                            SELLING SECURITY HOLDERS

    An aggregate of 1,673,250 shares (the "Shares") of Common Stock are being registered in this Offering for the account of Overton Holdings Limited, a Turks & Caicos Islands corporation 100% owned and controlled by Gerold Tebbe, the Company's majority stockholder, and the other Selling Security Holders listed on Schedule A to this Prospectus. The Selling Security Holders' Shares are not being underwritten in this Offering and the Company will not receive any proceeds from the sale of the Selling Security Holders' Shares. The Shares of Common Stock being registered for the account of the Selling Security Holders may be sold by the Selling Security Holders or their transferees commencing on the date of this Prospectus. Sales of such Shares of Common Stock by the Selling Security Holders or their transferees may depress the price of the Common Stock in any market that may develop for such Shares.

    The following table, and Schedule A hereto, sets forth certain information with respect to the individuals and entities for whom the Company is registering the Shares for resale to the public. The Company will not receive any of the proceeds from the sale of such Shares of Common Stock.

                                                                        AMOUNT OF SHARES      AMOUNT OF SHARES
                                                     AMOUNT OF SHARES        BEING              OWNED AFTER
NAME                                                     OWNED(2)        REGISTERED(3)          OFFERING(4)
---------------------------------------------------  ----------------  ------------------  ----------------------
Overton Holdings Limited(1)........................       2,733,943            224,068             2,509,875

    See Schedule A to this Prospectus for additional Selling Security Holders.

------------------------

(1) Overton Holdings Limited is a corporation formed under the laws of the Turks and Caicos Islands, British West Indies ("OHL"), and is the majority stockholder of the Company following its recent acquisition of 4,183,125 shares of Common Stock from the Company. (See "Certain Transactions-- Stock Purchase Agreement.") OHL is 100% beneficially owned and controlled by Mr. Gerold Tebbe, a director, President, Chief Executive Officer, Secretary and Treasurer of the Company. Following the acquisition of the shares of Common Stock of the Company referred to above, OHL gifted 1,449,182 of those shares to the individuals and entities listed on Schedule A hereto.

(2) OHL currently owns 60.13% of the outstanding shares of Common Stock of the Company.

(3) The amount of shares of Common Stock to be registered represents, in the aggregate, 36.8% of the total outstanding shares of Common Stock of the Company.

(4) Assumes that OHL sells all of the Shares being registered by the Company on behalf of OHL pursuant hereto.

                            ------------------------

    The sale of the Selling Security Holders' Shares may be effected from time to time in transactions (which may include block transactions by or for the account of the Selling Security Holders) in the over-the-counter market or in negotiated transactions, through the writing of options on the Selling Security Holders' Shares, through a combination of such methods of sale, or otherwise. Sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices. If the Selling Security Holders sell the Shares pursuant to this Prospectus at a fixed price or at a negotiated price which is, in either case, other than the prevailing market price or in a block transaction to a purchaser who resells, or if there are any arrangements either individually or in the aggregate that would constitute a distribution of the Selling Security Holders' Shares, a post-effective amendment to the Registration Statement of which this Prospectus is a part would need to be filed and declared effective by the Commission before the Selling Security Holders could make such sale, pay such compensation or make such a distribution. The Company is under no obligation to file a post-effective amendment to the Registration Statement of which this Prospectus is a part under such circumstances.

    The Selling Security Holders may effect transactions in the Shares by selling their securities directly to purchasers or to broker-dealers who may purchase the Selling Security Holders' Shares as principals and thereafter sell such Shares from time to time in the over-the-counter market, in negotiated transactions, or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holders and/or the purchasers for whom such broker-dealers may act as agents or to whom they may sell as principals, or both.

    The Selling Security Holders and broker-dealers, if any, acting in connection with such sales, might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commission received by them and any profit on the resale of such securities might be deemed to be underwriting discounts and commissions under the Securities Act.

                              CERTAIN TRANSACTIONS

STOCK PURCHASE AGREEMENT

    On September 30, 1997, the Company, then known by its former name, Zeron Acquisitions II, Inc. ("Zeron"), and Zeron's two controlling stockholders at the time, entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with Mr. Gerold Tebbe and Overton Holdings Limited, a Turks & Caicos Islands corporation wholly beneficially owned and controlled by Mr. Tebbe ("OHL"), pursuant to which OHL agreed to buy 4,183,125 newly-issued and non-registered shares of Common Stock, $.001 par value per share, of the Company, in exchange for (i) $4,000,000 in cash from OHL, and (ii) the contribution to the Company by Mr. Tebbe, or entities owned or controlled by him, of certain patents, patent applications and associated intellectual property, in return for nominal consideration and a reservation of a 1% royalty by Mr. Tebbe on all net income recognized by the Company from the commercial exploitation of such rights. The Company has agreed with Mr. Tebbe that royalty payments under this agreement will not accrue and be payable to Mr. Tebbe unless and until the Company has recognized net income from that patent or patent right during such year, as determined in accordance with generally accepted accounting principles, as applied in the United States. The Company expects to formalize this royalty agreement with Mr. Tebbe in the next forty-five to sixty (45-60) days. The Company has agreed further that Mr. Tebbe may renegotiate the terms of such royalty compensation, in the event the current shareholders of the Company (other than OHL and other than those stockholders of the Company receiving their shares of stock by gift from OHL (see "--Gift of Shares by OHL")) transfer a majority of their shares of the Company's Common Stock to persons other than the current shareholders. There can be no assurance that, in the event such transfers of the Common Stock of the Company occur, the Company will be able to renegotiate the payment of the royalty compensation to Mr. Tebbe on terms that are favorable to the Company.

GIFT OF SHARES BY OHL

    On February 24, 1998, Gerold Tebbe, the President, Chief Executive Officer, Secretary, Treasurer and a director of the Company, to satisfy a commitment he made to the individuals and entities listed on Schedule A hereto prior to his acquiring beneficial majority control of the Company through OHL, caused OHL to gift 1,449,182 shares of the Common Stock of the Company to the 486 individuals and entities listed on Schedule A hereto, which individuals and entities are, along with OHL, the Selling Security Holders hereunder. The gift of shares by OHL included a gift of (i) 50,000 shares to Deotexis AG, a Swiss corporation 100% owned and controlled by Gerold Tebbe, and (ii) 50,000 shares to Tony Kirk, a director of the Company. The 1,449,182 shares of Common Stock of the Company gifted by OHL to the individuals and entities listed on Schedule A hereto represented, at the time of the gift, 34.64% of the Common Stock of the Company held by OHL, and 31.87% of the total outstanding shares of Common Stock of the Company. Following the gift of shares described above, OHL continues to own 2,733,943 shares of Company Common Stock, or 60.13% of the total outstanding shares of Common Stock of the Company. OHL is registering 224, 068 shares of Common Stock of the Company owned by it for resale pursuant to this Prospectus. Assuming OHL sells all of the shares being registered for its account for resale in this Offering, it will continue to hold 2,509,875 shares of Company Common Stock, or 55.2% of the total outstanding shares of Common Stock of the Company. Following the gift of shares described above, Gerold Tebbe continues to beneficially own, through OHL and Deotexis AG, 2,783,943 shares of Company Common Stock, or 61.23% of the total outstanding shares of Common Stock of the Company. Assuming OHL and Deotexis AG sell all of the shares being registered for their account for resale in this Offering, Gerold Tebbe will continue to beneficially own, through OHL, 2,509,875 shares of Company Common Stock, or 55.2% of the total outstanding shares of Common Stock of the Company.

PUT OPTION

    All the holders of the Company's Common Stock of record as of just prior to the closing of the Stock Purchase Agreement (excluding Mr. Mark Meller), which excludes OHL and the other stockholders of the Company receiving their shares of stock by gift from OHL, have the right to cause Mr. Tebbe to purchase, at $3 per share, which price will be adjusted to give effect to stock splits, stock dividends, recapitalizations, capital distributions, and similar events, of some or all of their Common Stock (the "Put") for the six (6) month period following the Measuring Period (defined below), if the Company's Common Stock does not have a daily average closing bid price of $3 per share for 20 consecutive trading days during the six (6) month period following October 10, 1997, the closing date of the Stock Purchase Agreement (the "Measuring Period"). Certain changes in the ownership of the Company's Common Stock from the ownership thereof just prior to the closing of the Stock Purchase Agreement will void the Put as to that Common Stock so transferred. The sum of $836,250 has been deposited in escrow by Mr. Tebbe, who is the 100% beneficial owner of OHL, as a fund to support exercise of the Put. The Put will fail to become effective, or will terminate, as applicable, upon the earlier to occur of (i) the Company's Common Stock having a daily average closing bid price of $3 per share for twenty
(20) consecutive trading days, or (ii) the one (1) year anniversary of the date of closing of the Stock Purchase Agreement.

CALL OPTION

    All of the shares of the Company's Common Stock issued and outstanding just prior to the date of closing of the Stock Purchase Agreement held or controlled by Mr. Gary Takata and Mr. Shigeru Masuda, or their respective affiliates, shall be subject to a call option (the "Call") whereby the Company will have the right, for a period of one (1) year following the date of closing of the Stock Purchase Agreement, to purchase such shares at a price of $30 per share, which price shall be adjusted to give effect to stock splits, stock dividends, recapitalizations, capital distributions, and similar events, if the closing bid price of a share of the Company's Common Stock rises to $30 or more.

RELATED PARTY TRANSACTIONS

    TEBBE ROYALTY. As discussed above, the Company has an agreement in principle with Gerold Tebbe, the President, Chief Executive Officer, Secretary, Treasurer and a director of the Company, to pay Mr. Tebbe one percent (1%) per annum of all net revenues recognized by the Company in connection with the commercial exploitation of the Company's patents, patent rights and related intellectual property. The Company entered into this arrangement with Mr. Tebbe in connection with his contribution of those patents, patent rights and related intellectual property pursuant to the closing of the Stock Purchase Agreement, whereby OHL, wholly beneficially owned and controlled by Mr. Tebbe, purchased 4,183,125 shares of the Company's Common Stock, which shares represented, prior to the gift by OHL to the individuals and entities listed on Schedule A hereto, described above, ninety-two (92%) percent of the issued and outstanding Common Stock of the Company. Following the gift of the Shares by OHL described above, assuming OHL sells all of the shares of Company Common Stock being registered for its account hereunder, OHL will continue to own 2,509,875 shares of Company Common Stock, or 55.2% of the total outstanding shares of Common Stock of the Company. The Company has agreed that Mr. Tebbe may renegotiate the terms of such royalty compensation, in the event the current shareholders of the Company (other than OHL and other than those stockholders of the Company receiving their shares of stock by gift from OHL) transfer a majority of their shares of the Company's Common Stock to persons other than the current shareholders. Because Mr. Tebbe is the President and Chief Executive Officer of the Company, and because he beneficially owns and controls OHL, the majority shareholder of the Company, he effectively controls and can dictate the affairs of the Company, and it should be recognized that any renegotiation of Mr. Tebbe's royalty arrangement with the Company will not be on an arms-length basis and may be more or less favorable to the Company than the agreement the Company could have negotiated had Mr. Tebbe not been the Company's beneficial majority shareholder.

    The royalty compensation arrangement between the Company and Mr. Tebbe provides that no payments shall accrue and be payable to Mr. Tebbe unless and until the Company has recognized net income from that specific patent or patent right during a given fiscal year, as determined in accordance with generally accepted accounting principles, as applied in the United States. To date, the Company has not recognized any net income from any patent, patent right or related intellectual property contributed to the Company by Mr. Tebbe, and Mr. Tebbe has not received any royalty payments from the Company.

    CONSULTING AGREEMENT WITH TONY KIRK. Upon the consummation of this Offering, or soon thereafter, the Company expects to enter into a consulting agreement with Tony Kirk, a director of the Company, pursuant to which Mr. Kirk will consult with and advise the Company with respect to the potential acquisition of an operating company in the United States or Europe. The exact provisions of this agreement have yet to be negotiated, but the Company anticipates that Mr. Kirk will be paid a fee for his consulting services, the majority of which would be payable upon the successful consummation of such an acquisition. Because of Mr. Kirk's relationship to the Company, the terms of his consulting agreement to be negotiated with the Company may be more or less favorable to the Company than the agreement the Company could have negotiated with a consultant who is not a director of the Company.

    CONSULTING FEES PAID TO TONY KIRK. During the period from approximately October 10, 1997, the date on which OHL and Gerold Tebbe acquired majority control of the Company, to December 31, 1997, Tony Kirk, who became a director of the Company on January 19, 1998, performed consulting and other services for the Company, for which the Company paid him $103,124. In addition, Mr. Kirk continues to perform such services for the Company and may be paid additional amounts for consulting and other services rendered to the Company for periods subsequent to the time period described above, until the negotiation and execution of the Consulting Agreement referred to above, at which time the Consulting Agreement will control the relationship between Mr. Kirk and the Company.

    AGREEMENT WITH HUMMEL. Since 1993, the Company has had an informal oral agreement with KuW Hummel Vertriebs GmbH ("Hummel"), a small manufacturing and distribution company in Germany, to produce certain of the Company's Products, primarily the Deotexis Cold Scarf, in the small quantities that have been required for test-marketing and promotional purposes. The Company is now moving to formalize its relationship with Hummel, and anticipates that it will enter into a License Agreement with Hummel within the forty-five to sixty (45-60) days following this Offering, to enable the Company to secure a larger quantity of the Deotexis Cold Scarf to be able to meet the forecasted increase in demand for that product. The Company anticipates that the License Agreement will grant to Hummel the rights to use the Company's patents relating to the Deotexis Cold Scarf, to manufacture and distribute that product on behalf of the Company, in return for certain annual payments, and a sales-based royalty, to be paid to the Company by Hummel. Mr. Tebbe's wife owns a 49.02% interest in Hummel, and as a substantial stockholder, is able to influence the direction and affairs of Hummel's business. Because of this relationship, the terms of the License Agreement to be executed between the Company and Hummel may be more or less favorable to the Company than could be negotiated by the Company at arms-length with other manufacturers and distributors.

    AGREEMENT WITH GARY TAKATA. Prior to the closing of the Stock Purchase Agreement, the Company utilized the offices of its then President and director, Mr. Gary Takata, for which Mr. Takata received an annual payment of $15,000. This arrangement with Mr. Takata was terminated upon the closing of the Stock Purchase Agreement in October 1997.

    AGREEMENT WITH THE ZERON GROUP, INC. Prior to the closing of the Stock Purchase Agreement, the Company was party to a Consulting Agreement with The Zeron Group, Inc. ("Zeron Group"), pursuant to which the Company paid Zeron Group $15,000 annually for consulting services. The former Chairman of the Board of the Company, Mr. Shigeru Masuda, is also the Chairman of Zeron Group. The Consulting Agreement between the Company and Zeron Group was terminated upon the closing of the Stock Purchase Agreement in October 1997.

                           DESCRIPTION OF SECURITIES

    The authorized capital of the Company consists of (i) 75,000,000 shares of Common Stock, $.001 par value, of which 4,546,875 shares are currently issued and outstanding and held by approximately thirty-two (32) persons or entities and (ii) 15,000,000 shares of Preferred Stock, $.001 par value, of which no shares are currently issued and outstanding. There will be 4,546,875 shares of Common Stock issued and outstanding after giving effect to the sale of the Common Stock offered hereby.

COMMON STOCK

    Each share of Common Stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at a meeting of the shareholders, including the election of directors. The holders of Common Stock (i) have equal, ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors of the Company (the Company has no present intention of paying dividends on its Common Stock); (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon the liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have pre-emptive or redemption provisions applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders, including the election of directors.

    All shares of Common Stock issued and outstanding, including the Shares offered hereby, are fully-paid and nonassessable, with no personal liability attaching to the ownership thereof.

NEVADA INTERESTED STOCKHOLDER AND CONTROL SHARE LAWS

    Nevada's "Combination with Interested Stockholders Statute" and "Control Share Acquisition Statute" may have the effect of delaying or making it more difficult to effect a change in control of the Company.

    The Combination with Interested Stockholders Statute prevents an "interested stockholder" and an applicable Nevada corporation from entering into a "combination," unless certain conditions are met. A "combination" includes, among other transactions, any merger or consolidation with an "interested stockholder," or any sale, lease, exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions with an "interested stockholder" having: an aggregate market value equal to 5% or more of the aggregate market value of the assets of a corporation; an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of a corporation; or representing 10% or more of the earning power or net income of the corporation. An "interested stockholder" means the beneficial owner of 10% or more of the voting shares of a corporation, or an affiliate or associate thereof. A corporation may not engage in a "combination" within (3) three years after the interested stockholder acquired his shares, unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If this approval is not obtained prior to such purchase, then after the expiration of the three-year period, the business combination may be consummated only if it was approved by the board of directors before the stockholder became an interested stockholder, or such combination is approved by a majority of the voting power held by the disinterested stockholders at a meeting called not earlier than three (3) years after the date the interested stockholder acquired his shares, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: the highest price per share paid by the interested stockholder within the three (3) years immediately preceding the date of the announcement of the combination, or in the transaction in which he became an interested stockholder, whichever is higher (as adjusted for interest and dividends); the market value per common share on the date of announcement of the combination, or the date the interested stockholder acquired the shares, whichever is higher (as adjusted for interest and dividends); or if higher for the holders of shares of preferred stock, the highest liquidation value for the shares of preferred stock.

    Nevada's Control Share Acquisition Statute prohibits an acquiror, under certain circumstances, from voting shares of a target corporation's stock after crossing certain threshold ownership percentages, unless the acquiror obtains the approval of the target corporation's disinterested stockholders. The Control Share Acquisition Statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Once an acquiror crosses one of the above thresholds in an offer or acquisition, those shares acquired within 90 days become Control Shares (as defined in such statute) and such Control Shares are deprived of the right to vote until the disinterested stockholders restore the right. The Control Share Acquisition Statute also provides that in the event Control Shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the Control Shares are entitled to demand payment for the fair value of their shares. The board of directors is to notify the stockholders as soon as practicable after such an event has occurred that they have the right to receive the fair value of their shares in accordance with statutory procedures established generally for dissenters' rights. This statute is applicable only to Nevada corporations doing business in the state and that have at least 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada. On July 31, 1997, the Company's Board of Directors, pursuant to the authority granted in Section
78.378 of the Nevada Revised Statutes ("NRS"), amended the Company's By-Laws to provide that NRS Sections 78.378(2) through 78.3793, inclusive, shall not apply to the Company. The Board of Directors, however, retains the right to again revise the Company's By-Laws so that NRS Sections 78.378(2) through 78.3793, inclusive, shall be applicable to the Company.

TRANSFER AGENT

    The transfer agent and registrar for the Company's Common Stock is Continental Stock Transfer and Trust Company.

                        SHARES AVAILABLE FOR FUTURE SALE

    Upon completion of this Offering, there will be 4,546,875 shares of Common Stock outstanding. Of these shares, 2,509,875 shares were sold outside the United States in accordance with Regulation S promulgated by the Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and may be resold in the United States only in accordance with the provisions of Regulation S. Such shares are, however, freely tradeable outside the United States. In addition, after October 9, 1998, these 2,509,875 shares, plus an additional 85,000 shares issued to a consultant to the Company in connection with the consummation of the Stock Purchase Agreement, will be eligible for sale in the public market in the United States in reliance upon Rule 144 under the Securities Act, subject to the volume limitations discussed below.

    In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including persons who may be deemed to be "affiliates" of the Company, as that term is defined under the Securities Act, is entitled to sell, within any three-month period, a number of shares beneficially owned for at least one (1) year that does not exceed the greater of
(i) one percent (1%) of the then outstanding shares of Common Stock or (ii) the average weekly trading volume in the Common Stock during the four

(4) calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice and the availability of current public information about the Company. However, a person who is not an affiliate of the Company and has beneficially owned his shares for at least two
(2) years is entitled to sell such shares without regard to the volume of trading, manner of sale or notice requirements.

    Prior to this Offering, though the Company's Common Stock is quoted on the NASD's OTC Electronic Bulletin Board, there has been no sustained trading market for the Shares. No predictions can be made as to the effect, if any, that sales of shares under Rule 144 or the availability of shares for sale will have on the market, if any, prevailing from time to time. Sales of substantial amounts of the Common Stock pursuant to Rule 144 may adversely affect the market price of the Common Stock offered hereby.

                                 LEGAL MATTERS

    The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Loeb & Loeb LLP, New York, New York.

                                    EXPERTS

    The financial statements of the Company appearing in this Prospectus have been examined by M.R. Weiser & Co. LLP certified public accountants, Mayer Rispler & Company, P.C., independent certified public accountants and Nachum Blumenfrucht, CPA, to the extent and for the periods indicated in their reports, and have been included herein in reliance upon such reports given on the authority of those firms as experts in accounting and auditing.

                             CHANGE IN ACCOUNTANTS

    On January 21, 1998, the Company formally dismissed Mayer Rispler & Company, P.C., Certified Public Accounts (the "Former Accountants"), as the Company's certified public accountants and auditors. The Former Accountants' report on the financial statements of the Company for the fiscal year ending December 31, 1996 did not contain an adverse opinion or disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the Former Accountants' audit of the Company for the fiscal year ending December 31, 1996, and for the interim period through January 21, 1998, there have been no disagreements between the Company and the Former Accountants with respect to any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The decision to dismiss the Former Accountants was approved by the Company's Board of Directors on January 19, 1998.

    On January 21, 1998, the Company engaged M.R. Weiser & Co. LLP, Certified Public Accountants ("M.R. Weiser"), as the Company's certified public accountants and auditors. Prior to its engagement, the Company had not consulted M.R. Weiser regarding the application of accounting principles to any transaction in which the Company was engaged or proposed to engage, or the type of audit opinion that might be rendered on the Company's financial statements. The decision to engage M.R. Weiser was approved by the Company's Board of Directors on January 19, 1998.

                             ADDITIONAL INFORMATION

    Reports filed by the Company with the Commission pursuant to the information requirements of the Securities Exchange Act of 1934, as amended, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; and at the following Regional Offices of the Commission: New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1025, Washington, D.C. 20549, at prescribed rates.

                                 DEOTEXIS, INC.
                (FORMERLY KNOWN AS ZERON ACQUISITIONS II, INC.)
                         (A DEVELOPMENT STAGE COMPANY)

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                                PAGE
                                                                                                                -----

Independent Auditors' Reports..............................................................................         F-2

Balance Sheets at December 31, 1996 and 1997...............................................................         F-5

Statements of Operations for the years ended December 31, 1995, 1996 and 1997 and cumulative since March 6,
  1992 (inception) to December 31, 1997....................................................................         F-6

Statement of Stockholders' Equity for the period March 6, 1992 (inception) to December 31, 1994, and for
  the years ended December 31, 1995, 1996 and 1997.........................................................         F-7

Statements of Cash Flows for the years ended December 31, 1995, 1996 and 1997 and cumulative since March 6,
  1992 (inception) to December 31, 1997....................................................................         F-8

Notes to Financial Statements..............................................................................         F-9

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Deotexis, Inc.
(formerly Zeron Acquisitions II, Inc.)
New York, New York

We have audited the accompanying balance sheet of Deotexis, Inc. (formerly Zeron Acquisitions II, Inc.) as of December 31, 1997 and the related statements of operations, stockholders' equity and cash flows for the year then ended and the 1997 amounts included in the cumulative period March 6, 1992 (inception) through December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Deotexis, Inc. (formerly Zeron Acquisitions II, Inc.) as of December 31, 1997, and the results of its operations and cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                          M.R. Weiser & Co. LLP
                                          Certified Public Accountants

New York, New York
February 24, 1998

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Deotexis, Inc.
(formerly Zeron Acquisitions II, Inc.)
New York, New York

We have audited the accompanying balance sheet of Deotexis, Inc. (formerly Zeron Acquisitions II, Inc.) as of December 31, 1996 and the related statements of operations, stockholders' equity and cash flows for the year then ended and the 1996 amounts included in the cumulative period March 6, 1992 (inception) through December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The balance sheet of Deotexis, Inc. (formerly Zeron Acquisitions II, Inc.) as of December 31, 1995 and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 1995 and 1994 and the March 6, 1992 (inception) through December 31, 1995 amounts included in the cumulative period March 6, 1992 (inception) through December 31, 1996 were audited by another auditor whose report dated February 27, 1996 expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Deotexis, Inc. (formerly Zeron Acquisitions II, Inc.) as of December 31, 1996, and the results of its operations and cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                          Mayer Rispler & Company, P.C.
                                          Certified Public Accountants

Brooklyn, New York
March 18, 1997

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

To the Board of Directors
Deotexis, Inc.
(formerly Zeron Acquisitions II, Inc.)
New York, New York

I have audited the accompanying statements of operations, stockholders' equity and cash flows of Deotexis, Inc. (formerly Zeron Acquisitions II, Inc.) for the year ended December 31, 1995 and the cumulative period March 6, 1992 (Inception) through December 31, 1995. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Deotexis, Inc. (formerly Zeron Acquisitions II, Inc.) for the year ended December 31, 1995, and the cumulative period March 6, 1992 (Inception) through December 31, 1995, in conformity with generally accepted accounting principles.

                                          Nachum Blumenfrucht
                                          Certified Public Accountant

Brooklyn, New York
February 27, 1996

                                 DEOTEXIS, INC.
                (FORMERLY KNOWN AS ZERON ACQUISITIONS II, INC.)
                         (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEETS

                                                                                               DECEMBER 31,
                                                                                         -------------------------
                                                                                            1996          1997
                                                                                         -----------  ------------
                                                      ASSETS
Current assets:
  Cash and equivalents.................................................................  $   530,337  $  4,034,700
  Loan receivable......................................................................        2,331
  Prepaid taxes........................................................................                      1,561
                                                                                         -----------  ------------
      Total current assets.............................................................      532,668     4,036,261
Organization costs, net of amortization................................................           17
                                                                                         -----------  ------------
      Total assets.....................................................................  $   532,685  $  4,036,261
                                                                                         -----------  ------------
                                                                                         -----------  ------------

                                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses................................................  $    15,300  $     73,097
  Due to officer.......................................................................                    150,787
                                                                                         -----------  ------------
      Total current liabilities........................................................       15,300       223,884
                                                                                         -----------  ------------
Commitments and other matters

Stockholders' equity:
  Preferred stock, par value $.001; authorized 15,000,000 shares, none issued and outstanding
  Common stock, par value $.001; authorized 75,000,000 shares, issued and outstanding
    278,750 and 4,546,875 shares in December 31, 1996 and 1997.........................          279         4,547
  Additional paid-in capital...........................................................      624,860     4,155,485
  Deficit accumulated during the development stage.....................................     (107,754)     (347,655)
                                                                                         -----------  ------------
      Total stockholders' equity.......................................................      517,385     3,812,377
                                                                                         -----------  ------------
      Total liabilities and stockholders' equity.......................................  $   532,685  $  4,036,261
                                                                                         -----------  ------------
                                                                                         -----------  ------------

                             See accompanying notes

                                 DEOTEXIS, INC.
                (FORMERLY KNOWN AS ZERON ACQUISITIONS II, INC.)
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS

                                                                                                 MARCH 6, 1992
                                                              YEARS ENDED DECEMBER 31,        (DATE OF INCEPTION)
                                                         -----------------------------------           TO
                                                            1995        1996        1997        DECEMBER 31,1997
                                                         ----------  ----------  -----------  --------------------
Interest and other income..............................  $   16,268  $   23,426  $    38,753      $     91,398
                                                         ----------  ----------  -----------        ----------
Expenses:
  Consulting...........................................      15,000      15,000       (6,250)           38,125
  Rent.................................................      15,000      15,000       (6,250)           38,125
  Corporation franchise taxes..........................       3,291       2,467          300             7,536
  Filing fees..........................................       3,996       4,244       10,164            21,283
  Amortization.........................................         100         100           17               500
  Bank charges.........................................         405         447          375             2,310
  Office...............................................         500                   16,312            18,152
  Professional fees....................................      12,981      29,905      263,986           313,022
                                                         ----------  ----------  -----------        ----------
      Total expenses...................................      51,273      67,163      278,654           439,053
                                                         ----------  ----------  -----------        ----------
Net loss...............................................  $  (35,005) $  (43,737) $  (239,901)     $   (347,655)
                                                         ----------  ----------  -----------        ----------
                                                         ----------  ----------  -----------        ----------
Basic loss per share...................................  $     (.13) $     (.16) $      (.19)
                                                         ----------  ----------  -----------
                                                         ----------  ----------  -----------
Weighted average number of shares outstanding..........     278,750     278,750    1,237,618
                                                         ----------  ----------  -----------
                                                         ----------  ----------  -----------

                             See accompanying notes

                                 DEOTEXIS, INC.
                (FORMERLY KNOWN AS ZERON ACQUISITIONS II, INC.)
                         (A DEVELOPMENT STAGE COMPANY)

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                         DEFICIT
                                                         COMMON                        ACCUMULATED
                                                          STOCK           ADDITIONAL    DURING THE      TOTAL
                                                  ---------------------    PAID-IN     DEVELOPMENT   STOCKHOLDERS'
                                                    SHARES     AMOUNT      CAPITAL        STAGE         EQUITY
                                                  ----------  ---------  ------------  ------------  ------------
Issuance of 160,000 common shares on June 4,
  1992 at par value ($.001 per share) for cash
  ($.01 per share)..............................     160,000  $     160  $      1,440                 $    1,600
Sale of 18,750 shares for cash in July 1992
  ($1.60 per share).............................      18,750         19        29,981                     30,000
Net loss inception to December 31, 1992.........                                       $        (62)         (62)
Net loss--December 31, 1993.....................                                             (1,766)      (1,766)
Sale of 100,000 shares--January 31, 1994 ($6.25
  per share)....................................     100,000        100       624,900                    625,000
Deferred offering costs charged to paid-in
  capital.......................................                              (31,461)                   (31,461)
Net loss--December 31, 1994.....................                                            (27,184)     (27,184)
                                                              ---------  ------------  ------------  ------------
Balance--December 31, 1994......................                    279       624,860       (29,012)     596,127
Net loss........................................                                            (35,005)     (35,005)
                                                              ---------  ------------  ------------  ------------
Balance--December 31, 1995......................                    279       624,860       (64,017)     561,122
Net loss........................................                                            (43,737)     (43,737)
                                                              ---------  ------------  ------------  ------------
Balance--December 31, 1996......................                    279       624,860      (107,754)     517,385
Distributions...................................                             (475,750)                  (475,750)
Sale of 4,183,125 shares for cash ($.96 per
  share)........................................   4,183,125      4,183     3,995,817                  4,000,000
Issuance of 85,000 shares for services rendered
  ($.48 per share)..............................      85,000         85           (85)                    --
Capital contributed by principal stockholder....                               10,643                     10,643
Net loss........................................                                           (239,901)    (239,901)
                                                  ----------  ---------  ------------  ------------  ------------
Balance--December 31, 1997......................   4,546,875  $   4,547  $  4,155,485  $   (347,655)  $3,812,377
                                                  ----------  ---------  ------------  ------------  ------------
                                                  ----------  ---------  ------------  ------------  ------------

                             See accompanying notes

                                 DEOTEXIS, INC.
                (FORMERLY KNOWN AS ZERON ACQUISITIONS II, INC.)
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF CASH FLOWS

                                                                                                 MARCH 6, 1992
                                                               YEARS ENDED DECEMBER 31,           (INCEPTION)
                                                         ------------------------------------       THROUGH
                                                            1995        1996         1997      DECEMBER 31, 1997
                                                         ----------  ----------  ------------  ------------------
Cash flows from operating activities:
  Net loss.............................................  $  (35,005) $  (43,737) $   (239,901)    $   (347,655)
  Adjustments to reconcile net loss to net cash used in
    operating activities:
      Amortization.....................................         100         100            17              500
  Changes in operating assets and liabilities:
      Loan receivable..................................                  (2,331)        2,331
      Prepaid taxes....................................                                (1,561)          (2,061)
      Accounts payable and accrued expenses............      (1,650)      8,200        57,797           73,097
      Due to officer...................................                               150,787          150,787
                                                         ----------  ----------  ------------  ------------------
Cash (used in) operations..............................     (36,555)    (37,768)      (30,530)        (125,332)
                                                         ----------  ----------  ------------  ------------------
Cash flows from financing activities:
Issuance of common stock--net of costs.................                             4,000,000        4,625,139
Capital contributed by principal stockholder...........                                10,643           10,643
Distributions..........................................                              (475,750)        (475,750)
                                                         ----------  ----------  ------------  ------------------
Net increase (decrease) in cash and cash equivalents...     (36,555)    (37,768)    3,534,893        4,160,032
                                                         ----------  ----------  ------------  ------------------
Cash and cash equivalents--beginning of year /
  period...............................................     604,660     568,105       530,337          --
                                                         ----------  ----------  ------------  ------------------
Cash and cash equivalents--end of year / period........  $  568,105  $  530,337  $  4,034,700     $  4,034,700
                                                         ----------  ----------  ------------  ------------------
                                                         ----------  ----------  ------------  ------------------
Non-cash financing activities:
  The Company issued 85,000 shares to a consultant for
    services rendered. The Company recorded the fair
    market value of those securities at $.48 per
    share..............................................                          $     40,800     $     40,800
                                                                                 ------------  ------------------
                                                                                 ------------  ------------------

                             See accompanying notes

                                 DEOTEXIS, INC.
                (FORMERLY KNOWN AS ZERON ACQUISITIONS II, INC.)
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

1. THE COMPANY AND STOCKHOLDERS' EQUITY:

    Background:

    Deotexis, Inc. (formerly Zeron Acquisitions II, Inc.) (the "Company") was organized under the laws of the State of Nevada on March 6, 1992. Its purpose is to provide a vehicle to acquire or merge with another entity. Since the Company has not yet begun operations, it is considered to be in the development stage.

    On October 10, 1997, the Stock Purchase Agreement dated September 30, 1997 with Overton Holdings Limited, a corporation formed under the laws of the Turks & Caicos Islands, British West Indies ("OHL"), Gary Takata, Shigeru Masuda and Gerold Tebbe, closed. Pursuant to the terms of the Stock Purchase Agreement, the Company issued 4,183,125 newly-issued and nonregistered shares of common stock, $.001 par value (the "New Shares") to OHL, in return for a cash payment to the Company of $4 million from OHL, and the transfer to the Company for nominal consideration, plus future royalties tied to the revenues recognized by the Company from the commercial exploitation thereof, of certain patents, patent applications and related intellectual property owned by Gerold Tebbe or entities owned and controlled by him. OHL is 100% beneficially owned by Gerold Tebbe. The Company intends to develop and market these patents.

    The New Shares account for 92% of the issued and outstanding common stock of the Company and, accordingly, the Company is a subsidiary of OHL. Prior to the closing of the Stock Purchase Agreement, Gary Takata, then President, Secretary and a Director of the Company, and Shigeru Masuda, then Chairman of the Board of Directors of the Company, together beneficially owned 55.2% of the common stock of the Company and controlled the Company. Upon the closing of the Stock Purchase Agreement and in accordance with the provisions thereof, Mr. Masuda resigned as a Director of the Company, and Mr. Takata resigned his officerships and directorship with the Company and appointed Gerold Tebbe sole director, who then appointed himself President, Treasurer and Secretary of the Company.

    On October 13, 1997, by action by written consent without a meeting, OHL, as majority stockholder and parent of the Company, acted to amend the Company's Articles of Incorporation to change the Company's corporate name to "Deotexis, Inc." An amendment to the Company's Articles of Incorporation was prepared and filed with the Secretary of State of Nevada on October 15, 1997.

2. SIGNIFICANT ACCOUNTING POLICIES:

    Cash and Equivalents:

    Cash and equivalents are stated at cost plus accrued interest. Cash equivalents consist of short-term treasury bills. The Company considers all highly liquid investments with a maturity date of three months or less to be cash equivalents.

    Concentration of Credit Risk:

    At December 31, 1997 and 1996, the Company maintained all its cash in one commercial bank. The institution is insured by the Federal Deposit Insurance Corporation up to $100,000. The uninsured balance amounted to approximately $150,000 at December 31, 1997.

    Estimates:

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and

                                 DEOTEXIS, INC.
                (FORMERLY KNOWN AS ZERON ACQUISITIONS II, INC.)
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2. SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    Organization Costs:

    Organization costs are being amortized on the straight-line method over a period of five years.

    Patents:

    In accordance with the Stock Purchase Agreement, the majority shareholder sold certain patents, patent applications and associated intellectual property to the Company for nominal consideration. The cost of patents acquired are not being amortized as the consideration was nominal. These patents are for the textile-based controlled-release delivery systems for toiletries, cosmetics, apparel, household products and personal care products, and applications in the pharmaceutical industry.

    Earnings (loss) per common share:

    Effective for financial statements for the year ended December 31, 1997, the Company adopted SFAS No. 128, "Earnings per Share," which replaces the presentation of primary earnings per share ("EPS") and fully diluted EPS with a presentation of basic EPS and diluted EPS, respectively. Basic EPS excludes dilution and is computed by dividing earnings available to common stockholders by the weighted-average number of common shares outstanding for the period. The adoption of this new accounting standard did not have any effect on the Company's reported loss per share amounts, because there were no dilutive securities outstanding during any of the periods.

3. STOCKHOLDERS' EQUITY:

    The Company is authorized to issue 75,000,000 common shares with a par value of $.001, and 15,000,000 blank check preferred shares with a par value of $.001. On June 4, 1992, the Company issued a total of 160,000 shares of its common stock to its officers for a total consideration of $1,600 ($.01 per share).

    On June 4, 1992, the Board of Directors authorized the sale, through a self underwriting, of a minimum of 100,000 common shares and a maximum of 200,000 common shares at $6.25 per share.

    During the period of July 1, 1992 through July 15, 1992, the Company issued a total of 18,750 shares of its common stock ($.001 par value) to various individuals for a total consideration of $30,000 ($1.60 per share).

    On January 14, 1994, the Company closed on the minimum of 100,000 shares for a total consideration of $625,000.

    In October 1997, the Company distributed $475,750 of which $454,000 or $4.54 per share was distributed to the holders of 100,000 common shares issued in connection with the initial public offering, and $21,750 or $1.16 per share was distributed to holders of 18,750 common shares issued prior to the initial public offering.

    On October 10, 1997, pursuant to the Stock Purchase Agreement dated September 30, 1997, the Company issued 4,183,125 newly-issued and nonregistered shares of common stock, $.001 par value, in exchange for a cash payment of $4 million and the transfer to the Company for nominal consideration, plus

                                 DEOTEXIS, INC.
                (FORMERLY KNOWN AS ZERON ACQUISITIONS II, INC.)
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

3. STOCKHOLDERS' EQUITY: (CONTINUED)
future royalties tied to the revenues of certain patents, patent applications and related intellectual property. In addition, the principal stockholder contributed capital in the amount of $10,643.

    On October 10, 1997, the Company issued 85,000 shares of Common Stock to a consultant, in connection with his work on behalf of the Company, in arranging and facilitating the consummation of the Stock Purchase Agreement. The Company recorded the estimated fair market value of those securities at $.48 per share by a charge to additional paid-in capital.

4. DUE TO OFFICER:

    An officer of the Company expended approximately $150,000 for professional fees and travel expenses on behalf of the Company, which have been recorded as expenses and amounts due to officer. The amounts due to officer have no specified repayment terms or interest rate.

5. NET INCOME TAXES:

    The Company has available at December 31, 1997 approximately $377,000 of unused operating loss carryforwards that may be applied against future taxable income, if any, and that expire in various years from 2007 to 2012.

6. COMMITMENTS AND OTHER MATTERS:

    a. At December 31, 1997, the Company maintains an office facility on an annual basis for $5,100 per annum.

    b. Prior to occupying its new facility in October 1997, the Company utilized the offices of its former President. Pursuant to an oral agreement, these facilities were provided on an annual basis for $15,000 per year.

    c. In prior years, the Company entered into a consulting agreement with the Zeron Group, Inc., a New York corporation. The Company's former Chairman of the Board of Directors, has been chairman of the Zeron Group, Inc. since May 1989. The annual fee pursuant to the agreement was $15,000 commencing January 14, 1994, the closing of the Company's public offering. Pursuant to the consulting agreement, the Zeron Group, Inc. was to devote up to five hours per month in the search for and evaluation of potential acquisitions.

    d. In connection with the Stock Purchase Agreement, the agreements regarding rent and consulting services rendered to the Company discussed above have been terminated and all outstanding amounts payable for rent and consulting have been canceled.

    e. During the period from approximately October 10, 1997, the date on which OHL and Gerold Tebbe acquired majority control of the Company, to December 31, 1997, the Company paid Mr. Tony Kirk $103,124 for consulting services. On January 19, 1998, Mr. Kirk was appointed a director of the Company.

                                   SCHEDULE A

                      ADDITIONAL SELLING SECURITY HOLDERS

                                                                                     AMOUNT OF      AMOUNT OF SHARES
                                                                       AMOUNT OF    SHARES BEING       OWNED AFTER
   NO.     NAME                                                      SHARES OWNED    REGISTERED        OFFERING(1)
   ---     --------------------------------------------------------  -------------  ------------  ---------------------
        1  Abate                Salvatore                                   1,286         1,286                 0
        2  Albinger             Herbert                                    27,649        27,649                 0
        3  Albinger             Helene                                        643           643                 0
        4  Allgeier             Frank                                         482           482                 0
        5  Allgeier-Romer       Annette                                       482           482                 0
        6  Altrogge             Gunter                                      1,928         1,928                 0
        7  Ammann               Wolfgang                                      482           482                 0
        8  Assmann              Gerhard                                     3,374         3,374                 0
        9  Bader                Herbert                                     2,879         2,879                 0
       10  Badstuber            Hermann                                     1,919         1,919                 0
       11  Baer                 Andre                                         643           643                 0
       12  Baier                Alfred and Sigrid                           1,439         1,439                 0
       13  Bailer               Berthold                                      627           627                 0
       14  Baldauf              Jorg                                        9,913         9,913                 0
       15  Baldauf              Rosemarie                                     479           479                 0
       16  Barkholz             Winfried                                      479           479                 0
       17  Barth                Ralf                                          480           480                 0
       18  Bartmann             Jurgen                                        482           482                 0
       19  Barufke              Christine                                     959           959                 0
       20  Baur                 Bernhard                                   95,559        95,559                 0
       21  Baur                 Florian                                       959           959                 0

       22  Baur             Wilfried                             629          629                0
       23  Baur             Silvia                             4,703        4,703                0
       24  Becher           Barbel                               964          964                0
       25  Becker           Erio                               7,192        7,192                0
       26  Beckstein        Rosemarie                          1,104        1,104                0
       27  Beer             Holger                               479          479                0
       28  Beer             Kerstin                              239          239                0
       29  Behringer        Cilly                              3,215        3,215                0
       30  Benischka        Simone                               482          482                0
       31  Bentele          Roman                                964          964                0
       32  Berenbrink       Michael                              482          482                0
       33  Berhorst         Michael                              964          964                0
       34  Berle            Gottfried                          4,981        4,981                0
       35  Berndt           Magarete                           3,176        3,176                0
       36  Bernhard         Stefan                             2,250        2,250                0
       37  Bertele          Georg                                959          959                0
       38  Biggel           Werner                             2,769        2,769                0
       39  Bihler           Stefan                             4,731        4,731                0
       40  Birk             Helmut                             1,439        1,439                0
       41  Birn             Gerold                            20,312       20,312                0

------------------------

(1) Assumes sale by each Selling Security Holder of all shares registered pursuant hereto for each such Selling Security Holder's account.

                                                                        AMOUNT OF
                                                           AMOUNT OF     SHARES      AMOUNT OF SHARES
                                                            SHARES        BEING         OWNED AFTER
   NO.     NAME                                              OWNED     REGISTERED       OFFERING(1)
   ---     --------------------------------------------------------  -------------  ------------  ---------------------
       42  Bisang               Bruno                                         479           479                 0
       43  Blank                Andreas                                       479           479                 0
       44  Bleicher-Schurer     Gisela                                        479           479                 0
       45  Blume                Hannelore                                     479           479                 0
       46  Blumtritt            Stefan                                      2,079         2,079                 0
       47  Blust                Fredy and Moni                              2,410         2,410                 0
       48  Bogel                Peter                                       1,286         1,286                 0
       49  Bogel                Irmgard                                     1,286         1,286                 0
       50  Brandt               Gerhard                                     2,572         2,572                 0
       51  Breher               Reinhard                                    1,446         1,446                 0
       52  Breitbarth           Markus                                        482           482                 0
       53  Broeg                Franz                                         482           482                 0
       54  Broquere             Jacqueline                                    603           603                 0
       55  Buck                 Manfred                                       480           480                 0
       56  Buck                 Rainer                                        482           482                 0
       57  Bucking              Wolfram                                     1,901         1,901                 0
       58  Bucking              Maria                                       1,250         1,250                 0
       59  Buff                 Wolfram                                    16,547        16,547                 0
       60  Buhmann              Erika                                       1,437         1,437                 0
       61  Butz                 Elisabeth                                   1,261         1,261                 0
       62  Cacece               Johannes                                      482           482                 0
       63  Chartline GmbH                                                  19,290        19,290                 0
       64  Dahne                Helga and Claus                             1,875         1,875                 0
       65  De Marco             Nicola                                        479           479                 0
       66  Degenkolb            Marianne and Knut                             239           239                 0
       67  Degwitz              Stebastian                                  2,250         2,250                 0
       68  Deiring              Andrea                                        482           482                 0
       69  Deiring              Christiane                                  1,542         1,542                 0
       70  Denzinger            Anton and Sabine                              479           479                 0
       71  Deotexis AG(2)                                                  50,000        50,000                 0

       72  Detzel           Daniela                              479          479                0
       73  Deuschle         Friedrich-Martin                     479          479                0
       74  Deuschle         Hilde                                479          479                0
       75  Diebold          Anton                                964          964                0
       76  Diekmann         Thomas                             1,446        1,446                0
       77  Diem             Martina                              627          627                0
       78  Diener           Petra                              1,109        1,109                0
       79  Doll             Markus and Michaela                  643          643                0
       80  Drews            Herbert                              519          519                0
       81  Dworzak          Thomas                             2,164        2,164                0
       82  Eckart           Hans-Peter                         2,410        2,410                0
       83  Eiermann         Pascal                               479          479                0
       84  Eisele-Netzer    Elisabeth                            482          482                0
       85  Engel            Stefan                               480          480                0

------------------------

(1) Assumes sale by each Selling Security Holder of all shares registered pursuant hereto for each such Selling Security Holder's account.

(2) Deotexis AG, a Swiss corporation, is wholly beneficially owned and controlled by Gerold Tebbe, President, Chief Executive Officer, Secretary, Treasurer and a director of the Company.

                                                                        AMOUNT OF
                                                           AMOUNT OF     SHARES      AMOUNT OF SHARES
                                                            SHARES        BEING         OWNED AFTER
   NO.     NAME                                              OWNED     REGISTERED       OFFERING(1)
   ---     --------------------------------------------------------  -------------  ------------  ---------------------
       86  Engel                Thomas                                        482           482                 0
       87  Ennemoser            Bettina                                     1,721         1,721                 0
       88  Eppelt               Markus                                     16,092        16,092                 0
       89  Eppelt               Susanne                                       627           627                 0
       90  Ernst                Martin                                        240           240                 0
       91  Erstling             Jorg                                        4,820         4,820                 0
       92  Esslinger            Herbert junior                              4,417         4,417                 0
       93  Esslinger            Senior Herbert                              6,278         6,278                 0
       94  Esslinger            Elvira                                      2,505         2,505                 0
       95  Esslinger            Roswitha                                    3,148         3,148                 0
       96  Fakler               Elke                                        1,125         1,125                 0
       97  Farny                Siegfried                                   1,286         1,286                 0
       98  Fehnl                Robert                                        482           482                 0
       99  Fehr                 Adalbert                                    4,440         4,440                 0
      100  Fehr                 Helmut                                      1,768         1,768                 0
      101  Fehr                 Walter                                      4,424         4,424                 0
      102  Feistauer            Wolfgang                                    1,929         1,929                 0
      103  Felder               Martha                                        964           964                 0
      104  Fenzlein             Siegfried                                     482           482                 0
      105  Feuerbacher          Joachim                                     3,195         3,195                 0
      106  Feulner              Kilian                                      1,768         1,768                 0
      107  Filser               Werner                                        479           479                 0
      108  Finizio              Rocco                                       1,440         1,440                 0
      109  Fischer              Volker                                      1,439         1,439                 0
      110  Fischer              Walter                                        482           482                 0
      111  Fister               Heiko                                         964           964                 0
      112  Focke                Hans-Jurgen                                   480           480                 0
      113  Fohrenbach           Bernd                                         479           479                 0
      114  Forderkunz           Gunther                                       630           630                 0

      115  Forderkunz       Robert                               631          631                0
      116  Forderkunz       Stephan                              631          631                0
      117  Forstenhausler   Ewald                                482          482                0
      118  Frey             Claus                              1,768        1,768                0
      119  Frey             Ursula                               482          482                0
      120  Fries            Else                                 479          479                0
      121  Fritschle        Robert                               964          964                0
      122  Fuchs            Gabi                                 643          643                0
      123  Gabelein         Norbert                              479          479                0
      124  Ganal            Peter                                643          643                0
      125  Gaschler         Jurgen                               960          960                0
      126  Gegenbauer       Egon                                 479          479                0
      127  Geiger           Franz                                627          627                0
      128  Geiselmann       Sabine and Horst                   1,918        1,918                0
      129  Geiler           Stefan                               482          482                0
      130  Gemmeke          Johannes                             479          479                0
      131  Gentner          Cornelia                           1,607        1,607                0

------------------------

(1) Assumes sale by each Selling Security Holder of all shares registered pursuant hereto for each such Selling Security Holder's account.

                                                                        AMOUNT OF
                                                           AMOUNT OF     SHARES      AMOUNT OF SHARES
                                                            SHARES        BEING         OWNED AFTER
   NO.     NAME                                              OWNED     REGISTERED       OFFERING(1)
   ---     --------------------------------------------------------  -------------  ------------  ---------------------
      132  Gessing              Maxi                                          600           600                 0
      133  Gey                  Sigrid and Jurgen                             964           964                 0
      134  Gilch                Johannes                                    1,928         1,928                 0
      135  Gilch                Josef                                       1,446         1,446                 0
      136  Gilch                Michael                                       482           482                 0
      137  Gleich               Herbert                                     3,215         3,215                 0
      138  Gleich               Rita                                          482           482                 0
      139  Glossner             Michael                                       482           482                 0
      140  Goser                Salome and Georg                              964           964                 0
      141  Goser                Gunther                                     1,928         1,928                 0
      142  Gotz                 Mario                                         479           479                 0
      143  Grab                 Josef                                         482           482                 0
      144  Grab                 Wolfgang                                    1,446         1,446                 0
      145  Gradl                Winfried                                      482           482                 0
      146  Graf                 Augustin                                      482           482                 0
      147  Grauhan              Gisela                                        482           482                 0
      148  Gregorovius          Ingmar                                        964           964                 0
      149  Grieb                Alexander                                     482           482                 0
      150  Gross                Winfried                                   15,953        15,953                 0
      151  Grot                 Hanne-Lore                                    479           479                 0
      152  Grover               Hubert and Herta                            5,276         5,276                 0
      153  Guntner              Roswitha                                      482           482                 0
      154  Guntrum              Konstantin                                    479           479                 0
      155  Gut                  Josef                                         482           482                 0
      156  Haase                Harald                                      5,787         5,787                 0
      157  Haber                Sigrid and Jochen                           2,398         2,398                 0
      158  Haberle              Stephan                                       479           479                 0

      159  Hack             Hermann                              482          482                0
      160  Hagele           Gerlinde                             479          479                0
      161  Haiser           Helmut                               482          482                0
      162  Haller           Inge Maria                         4,499        4,499                0
      163  Hammers          Hans-Georg                         4,797        4,797                0
      164  Hammers          Bettina                            2,399        2,399                0
      165  Hanickel         Helmut                               482          482                0
      166  Hanle            Herbert                            1,928        1,928                0
      167  Hantzsch         Uwe                                  479          479                0
      168  Harnau           Roland                               241          241                0
      169  Harscher         Josef                                479          479                0
      170  Hartl            Werner                               482          482                0
      171  Hartmann         Inge                               2,501        2,501                0
      172  Haslach          Fritz                                597          597                0
      173  Haubeil          Claus                              1,928        1,928                0
      174  Heim             Manfred                           24,490       24,490                0
      175  Heim             Manfred                           17,232       17,232                0
      176  Heim             Erika                              1,554        1,554                0
      177  Heimann          Klaus                                482          482                0

------------------------

(1) Assumes sale by each Selling Security Holder of all shares registered pursuant hereto for each such Selling Security Holder's account.

                                                                        AMOUNT OF
                                                           AMOUNT OF     SHARES      AMOUNT OF SHARES
                                                            SHARES        BEING         OWNED AFTER
   NO.     NAME                                              OWNED     REGISTERED       OFFERING(1)
   ---     --------------------------------------------------------  -------------  ------------  ---------------------
      178  Heinrichsruscher     Renate                                        482           482                 0
      179  Helder               Dorothea                                      960           960                 0
      180  Hele                 Rudolf                                        482           482                 0
      181  Hele                 Werner                                        482           482                 0
      182  Hermann              Edeltraud                                     960           960                 0
      183  Hertnagel            Ulrich                                     20,635        20,635                 0
      184  Hildebrand           Johannes                                      479           479                 0
      185  Hillebrand           Franz                                         482           482                 0
      186  Hintz                Reinhard                                   10,931        10,931                 0
      187  Hintz                Walter                                     79,200        79,200                 0
      188  Hirschauer           Ernst                                         964           964                 0
      189  Hirschauer           Saskia                                      1,439         1,439                 0
      190  Hobel                Martin                                        964           964                 0
      191  Hocker               Karin                                       1,120         1,120                 0
      192  Hocker               Karin                                         191           191                 0
      193  Hofmann              Margret                                       959           959                 0
      194  Hoischen             Christoph                                   1,928         1,928                 0
      195  Holdgrewe            Christian                                   2,410         2,410                 0
      196  Holnburger           Josef                                         479           479                 0
      197  Hoyler               Karl                                        1,286         1,286                 0
      198  Hubner               Ottmar                                        964           964                 0
      199  Huchel               Martin                                      3,633         3,633                 0
      200  Huchel               Uschi                                       1,929         1,929                 0
      201  Hummel               Wolfgang                                      482           482                 0
      202  Ibele                Gerhard                                     7,072         7,072                 0
      203  Ibele                Hubert                                     44,539        44,539                 0

      204  Ilgen            Fritz                                959          959                0
      205  Imhof            Klaus                                241          241                0
      206  Immler           Monika                             1,252        1,252                0
      207  Jahn             Hans-Peter                         3,697        3,697                0
      208  Jahn             Rosi                                 643          643                0
      209  Jausovec         Conny                              2,823        2,823                0
      210  Jehle            Bernhard                             479          479                0
      211  Jehle            Luitgard                             964          964                0
      212  Jehle-Diebold    Isolde                             2,410        2,410                0
      213  Jocham           Dietmar                              479          479                0
      214  Jocham           Fidel                                964          964                0
      215  Jocham           Hubert                             2,089        2,089                0
      216  Jocham           Maria                                643          643                0
      217  Jordan           Fides                                964          964                0
      218  Kalender         Franz                              2,892        2,892                0
      219  Karg             Ferdinand                            643          643                0
      220  Keller           Rolf                                 480          480                0
      221  Kemmler          Klaus                                479          479                0
      222  Kempter          Brigitte                             627          627                0
      223  Kensche          Gisela and Ulrich                    643          643                0

------------------------

(1) Assumes sale by each Selling Security Holder of all shares registered pursuant hereto for each such Selling Security Holder's account.

                                                                        AMOUNT OF
                                                           AMOUNT OF     SHARES      AMOUNT OF SHARES
                                                            SHARES        BEING         OWNED AFTER
   NO.     NAME                                              OWNED     REGISTERED       OFFERING(1)
   ---     --------------------------------------------------------  -------------  ------------  ---------------------
      224  Kensche              Ulrich                                      1,286         1,286                 0
      225  Kensche              Gisela                                      3,622         3,622                 0
      226  Kieninger            Ute                                         1,446         1,446                 0
      227  Kienle               Xaver                                       1,928         1,928                 0
      228  Kiermaier            Axel                                        1,254         1,254                 0
      229  Kimmerle             Gisela                                      1,446         1,446                 0
      230  Kirk                 Tony(2)                                    50,000        50,000                 0

      231  Klinke           Roswitha                             964          964                0
      232  Knab             Thomas                               624          624                0
      233  Knab             Wolfgang                             480          480                0
      234  Knobel           Hubert                               482          482                0
      235  Knopp            Helmut and Klara                   1,439        1,439                0
      236  Kohl             Christian and Gerlinde               959          959                0
      237  Kohl             Detlef                               479          479                0
      238  Koller           Manfred                              479          479                0
      239  Koller           Jurgen                               479          479                0
      240  Kommandir        Eva                                1,438        1,438                0
      241  Krafft           Monika                               626          626                0
      242  Kramer           Erich                             19,300       19,300                0
      243  Kraus            Joachim                              482          482                0
      244  Krauter          Sabine                               482          482                0
      245  Krieger          Gabriele                             964          964                0
      246  Kruttwig         Marianne                             482          482                0
      247  Kubler           Roland                             2,410        2,410                0
      248  Kubler           Roland                             6,420        6,420                0
      249  Kuchelmeister    Rudolf                             1,446        1,446                0
      250  Kugler           Johann                               482          482                0
      251  Kungl            Georg                              1,928        1,928                0
      252  Kunz             Martin                             1,279        1,279                0
      253  Kuttenberger     Manfred                              482          482                0
      254  Lachmuth         Michael                            1,446        1,446                0
      255  Langguth         Bernd R.                             482          482                0
      256  Langguth         Gernot                               482          482                0
      257  Langthaler       Hildegard and Helmut               1,919        1,919                0
      258  Lau              Hans-Jurgen                        5,786        5,786                0
      259  Lau              Margarete                          3,215        3,215                0
      260  Laubengeiger     Stefanie                           2,878        2,878                0
      261  Lehmann          Dagmar                             5,904        5,904                0
      262  Lemck            Marisa                             8,158        8,158                0
      263  Leonhardt        Uwe                                8,688        8,688                0
      264  Lichtner         Claus                              3,374        3,374                0
      265  Liebing          Heinz                              2,505        2,505                0
      266  Liersch          Barbara                              961          961                0
      267  Linz             Hans-Joachim                       2,879        2,879                0
      268  Locher           Josef and Elfriede                 6,749        6,749                0

------------------------

(1) Assumes sale by each Selling Security Holder of all shares registered pursuant hereto for each such Selling Security Holder's account.

(2) Tony Kirk has been a director of the Company since January 1998.

                                                                        AMOUNT OF
                                                           AMOUNT OF     SHARES      AMOUNT OF SHARES
                                                            SHARES        BEING         OWNED AFTER
   NO.     NAME                                              OWNED     REGISTERED       OFFERING(1)
   ---     --------------------------------------------------------  -------------  ------------  ---------------------
      269  Locher               Marion                                        482           482                 0
      270  Loipersberger        Sofie                                         479           479                 0
      271  Losch                Ruth                                          519           519                 0
      272  Lubkowski            Hans-Jurgen                                   480           480                 0
      273  Mader                Heinz                                       1,686         1,686                 0
      274  Maier                Hugo                                          627           627                 0
      275  Mang                 Dieter                                        479           479                 0
      276  Manz                 Anita                                         964           964                 0
      277  Martin               Uwe                                         1,439         1,439                 0
      278  Mayer                Bernd                                         964           964                 0
      279  Mayer                Erwin                                       5,952         5,952                 0
      280  Mayer-Beraneck       Claudia                                       479           479                 0
      281  Mayr                 Andreas                                       964           964                 0
      282  Mayr                 Hans                                          482           482                 0
      283  Mayrhofer            Bertl                                       2,892         2,892                 0
      284  Merk                 Josef                                         964           964                 0

      285  Merten           Werner and Hannelore                 240          240                0
      286  Merz             Lothar                             2,878        2,878                0
      287  Memer            Jurgen                             3,536        3,536                0
      288  Messmer          Lothar                             1,446        1,446                0
      289  Meusburger       Anne and Roland                      964          964                0
      290  Meusburger       Roland                               643          643                0
      291  Milz             Alfred                               482          482                0
      292  Milz             Hubert                            11,680       11,680                0
      293  Milz             Anni                               1,261        1,261                0
      294  Milz             Christine                          6,126        6,126                0
      295  Mohn             Sigrid and Josef                   1,438        1,438                0
      296  Mueller          Andreas                              959          959                0
      297  Muller           Ernst                                482          482                0
      298  Munsterer        Paul                                 482          482                0
      299  Munsterer        Paul                               1,928        1,928                0
      300  Neidhart         Ursula                               480          480                0
      301  Neulinger        Ralf                                 482          482                0
      302  Neumann          Christian                            643          643                0
      303  Noack            Wolfgang                             482          482                0
      304  Noelle           Claus                              3,275        3,275                0
      305  Nuber            Rolf                               1,589        1,589                0
      306  Ochsenreiter     Thomas                               482          482                0
      307  Ochsenreiter     Sibylle                              959          959                0
      308  Offermann        Ludwig and Gabi                      482          482                0
      309  Ohmayer          Michael                              482          482                0
      310  Ostheimer        Frank                              4,982        4,982                0
      311  Peller           Helmut                             2,411        2,411                0
      312  Peller           Wolfgang                           1,768        1,768                0
      313  Peltzer          Karl Heinz                           240          240                0
      314  Peters           Gabi                               1,929        1,929                0

------------------------

(1) Assumes sale by each Selling Security Holder of all shares registered pursuant hereto for each such Selling Security Holder's account.

                                                                        AMOUNT OF
                                                           AMOUNT OF     SHARES      AMOUNT OF SHARES
                                                            SHARES        BEING         OWNED AFTER
   NO.     NAME                                              OWNED     REGISTERED       OFFERING(1)
   ---     --------------------------------------------------------  -------------  ------------  ---------------------
      315  Pfahl                Reinhold                                    6,532         6,532                 0
      316  Pfahl                Uwe                                           964           964                 0
      317  Pfeffer              Mathilde                                      958           958                 0
      318  Pflug                Erich                                         480           480                 0
      319  Pilz                 Lothar                                      1,929         1,929                 0
      320  Pinkl                Monika                                        958           958                 0
      321  Pollath              Helmut                                      1,446         1,446                 0
      322  Popp                 Mathias                                       480           480                 0
      323  Prawdzik             Kathrin                                       482           482                 0
      324  Preu                 Siegfried                                   1,439         1,439                 0
      325  Rachbauer Vermogenstreuhand GmbH                                 2,410         2,410                 0
      326  Radanovic            Elvira                                        964           964                 0
      327  Radler               Alfred                                      3,803         3,803                 0
      328  Rauser               Rolf                                        2,410         2,410                 0
      329  Redle                Margot and Uwe                              4,797         4,797                 0
      330  Rehse                Carola                                        964           964                 0
      331  Reichard             Rudolf                                        959           959                 0
      332  Reichle              Hermine                                     2,536         2,536                 0
      333  Reichmann            Andreas                                       479           479                 0
      334  Reissig              Werner                                        480           480                 0
      335  Reithmeier           Jorg                                          482           482                 0
      336  Renke                Gertrud                                     5,017         5,017                 0
      337  Rennig               Anna                                          959           959                 0
      338  Renz                 Jochen                                        479           479                 0
      339  Richter              Heidi                                         482           482                 0
      340  Richter              Marianne                                      482           482                 0
      341  Rie                  Annemaria and Hans-Reinhard                   964           964                 0
      342  Rinderle             Hans-Jorg                                     482           482                 0
      343  Rock                 Hermann                                       959           959                 0
      344  Rohde                Peter                                       2,572         2,572                 0
      345  Romer                Carsten                                   100,908       100,908                 0
      346  Romer                Reinhard                                      482           482                 0
      347  Romer                Willi                                       2,572         2,572                 0
      348  Romer                Petra                                         482           482                 0
      349  Rosch                Kirsten and Wolfgang                          964           964                 0
      350  Roth                 Herta Johanna                               1,446         1,446                 0
      351  Ruf                  Georg                                         482           482                 0
      352  Rupprecht            Stefan and Anika                              479           479                 0
      353  Ruther               Klaus                                         480           480                 0
      354  Sailer               Gerhard                                       964           964                 0
      355  Sam                  Thi Kim                                     2,572         2,572                 0
      356  Sauer                Helmut                                        959           959                 0
      357  Sauter               Hans                                          241           241                 0

      358  Sauterleute      Edgar                                964          964                0
      359  Schadle          Rosemarie                            479          479                0
      360  Schafer          Hannelore                          3,297        3,297                0

------------------------

(1) Assumes sale by each Selling Security Holder of all shares registered pursuant hereto for each such Selling Security Holder's account.

                                                                        AMOUNT OF
                                                           AMOUNT OF     SHARES      AMOUNT OF SHARES
                                                            SHARES        BEING         OWNED AFTER
   NO.     NAME                                              OWNED     REGISTERED       OFFERING(1)
   ---     --------------------------------------------------------  -------------  ------------  ---------------------
      361  Schaufler            Gunter                                      4,820         4,820                 0
      362  Schaufler            Alwine                                        960           960                 0
      363  Schaufler            Irmgard                                       964           964                 0
      364  Schaufler            Monika                                      2,410         2,410                 0
      365  Scheurer             Andreas                                       960           960                 0
      366  Schindler            Maurizio                                    1,919         1,919                 0
      367  Schlosser            Roman                                         482           482                 0
      368  Schmid               Joachim                                     1,440         1,440                 0
      369  Schmid               Markus                                        964           964                 0
      370  Schmid               Michael                                       479           479                 0
      371  Schmid               Robert                                      9,645         9,645                 0
      372  Schmid               Martha                                      1,437         1,437                 0
      373  Schmidberger         Hans-Jorg                                     964           964                 0
      374  Schmidberger         Helmut                                      1,446         1,446                 0
      375  Schmidberger         Johannes                                    7,873         7,873                 0
      376  Schmidberger         Johannes                                    5,538         5,538                 0
      377  Schmidberger         Brigitte                                    3,369         3,369                 0
      378  Schmidt              Erhard                                      3,681         3,681                 0
      379  Schmidt              Holger                                        479           479                 0
      380  Schneider            Alfred                                        959           959                 0
      381  Schneider            Armin                                         479           479                 0
      382  Schneider            Franz                                       1,484         1,484                 0
      383  Schneider            Ute                                           721           721                 0
      384  Schneider            Karin                                         480           480                 0
      385  Schnetz              Konrad                                        482           482                 0
      386  Schnetz              Roman                                         964           964                 0
      387  Schnetz              Margarete                                     482           482                 0
      388  Schnizer             Heinrich                                    2,411         2,411                 0
      389  Schonberger          Anton                                       1,879         1,879                 0
      390  Schraudolph          Anita                                       7,198         7,198                 0
      391  Schreiber            Monika                                      1,204         1,204                 0
      392  Schroter             Manfred                                       479           479                 0
      393  Schultz-Friese       Holger                                        482           482                 0
      394  Schultz-Friese       Olaf                                          482           482                 0
      395  Schurer              Eberhard                                    1,917         1,917                 0
      396  Schulbauer           Harald                                        480           480                 0
      397  Schulbauer           Wolfgang                                      240           240                 0
      398  Seitz & Partner                                                  3,841         3,841                 0
      399  Seitz                Franz-Josef                                 4,813         4,813                 0
      400  Seitz                Heiko                                         482           482                 0
      401  Seitz                Robert                                      4,799         4,799                 0

      402  Sinz             Gebhard                            2,397        2,397                0
      403  Sinz             Gottfried                            622          622                0
      404  Sparrer          Klaus                              1,125        1,125                0
      405  Specht           Aurel                             19,290       19,290                0
      406  Srdanov          Michael                            5,759        5,759                0

------------------------

(1) Assumes sale by each Selling Security Holder of all shares registered pursuant hereto for each such Selling Security Holder's account.

                                                                        AMOUNT OF
                                                           AMOUNT OF     SHARES      AMOUNT OF SHARES
                                                            SHARES        BEING         OWNED AFTER
   NO.     NAME                                              OWNED     REGISTERED       OFFERING(1)
   ---     --------------------------------------------------------  -------------  ------------  ---------------------
      407  Srp                  Stefan                                        241           241                 0
      408  Staerk               Josef jr.                                   1,253         1,253                 0
      409  Steinert             Markus and Ursula                             959           959                 0
      410  Straub               Angela and Josef                            2,410         2,410                 0
      411  Straub               Irmgard                                       479           479                 0
      412  Straub               Sabine                                        959           959                 0
      413  Strauss              Anita and Karsten                             479           479                 0
      414  Streeb               Alexander                                  20,111        20,111                 0
      415  Streeb               APEX GmbH                                  16,332        16,332                 0
      416  Streeb               Wolfgang                                      482           482                 0
      417  Strenger             Carsten                                       959           959                 0
      418  Strenger             Gerhard                                       964           964                 0
      419  Strobel              Siegfried                                     643           643                 0
      420  Strodel              Georg                                       1,206         1,206                 0
      421  Strodel              Helmut                                      3,466         3,466                 0
      422  Stub                 Verena                                      1,446         1,446                 0
      423  Styppa               Petra                                         482           482                 0
      424  Sundermann           Erhard                                     11,084        11,084                 0
      425  Sutter               Reinhard                                      959           959                 0
      426  Szkwarek             Piotr                                       1,439         1,439                 0
      427  Tausend              Claudia                                       521           521                 0
      428  Tech                 Peter                                         480           480                 0
      429  Tiede                Wolfgang                                    2,410         2,410                 0
      430  Trenkle              Stefan                                        626           626                 0
      431  Uhde                 Dirk                                          482           482                 0
      432  Ummenhofer           Josef                                         626           626                 0
      433  Unger                Albrecht                                      610           610                 0
      434  Usenbenz             Helmut and Susanne                          1,928         1,928                 0
      435  Voelker              Horst and Gertrud                             482           482                 0
      436  Vogele               Hans-Peter                                    482           482                 0
      437  Vopper               Annemarie                                   1,928         1,928                 0
      438  Vosseler             Michaela                                      482           482                 0
      439  Wagner               Eberhard and Petra                            960           960                 0
      440  Wagner               Herbert                                     5,846         5,846                 0
      441  Wagner               Thomas                                      2,410         2,410                 0

      442  Walder           Jurgen                             3,359        3,359                0
      443  Waldmann         Hugo                                 479          479                0
      444  Watzka           Erich                                960          960                0
      445  Weber            Heike and Dietmar                    479          479                0
      446  Weber            Bernd                                482          482                0
      447  Weber            Franz                                482          482                0
      448  Weber            Hans                                 479          479                0
      449  Weber            Hubert                             1,879        1,879                0
      450  Weber            Angelika                           3,063        3,063                0
      451  Weber            Birgit                               627          627                0
      452  Weber            Frieda                               626          626                0

------------------------

(1) Assumes sale by each Selling Security Holder of all shares registered pursuant hereto for each such Selling Security Holder's account.

                                                                        AMOUNT OF
                                                           AMOUNT OF     SHARES      AMOUNT OF SHARES
                                                            SHARES        BEING         OWNED AFTER
   NO.     NAME                                              OWNED     REGISTERED       OFFERING(1)
   ---     --------------------------------------------------------  -------------  ------------  ---------------------
      453  Webinger             Ernst                                         643           643                 0
      454  Weigelt              Wolfgang                                    3,142         3,142                 0
      455  Weishaupt            Evelin                                        479           479                 0
      456  Weissauer            Andreas                                       960           960                 0
      457  Weithanner           Liesbeth                                      482           482                 0
      458  Wellhauser           Erich                                       2,877         2,877                 0
      459  Wenzel               Henner                                      2,410         2,410                 0
      460  Wiechmann            Ruth                                          960           960                 0
      461  Wiedemann            Klaus                                         480           480                 0
      462  Wiedemann            Markus                                      3,357         3,357                 0
      463  Wiedemeier           Franz                                         482           482                 0
      464  Wiker                Heinrich                                    1,927         1,927                 0
      465  Wildenauer           Helmut and Elfriede                           482           482                 0
      466  Winderl              Beate and Hubert                              479           479                 0
      467  Wipper               Alois and Gabriele                            479           479                 0
      468  Wipper               Markus                                        479           479                 0
      469  Wisthal              Bernd                                         482           482                 0
      470  Wittmann             Klaus                                         480           480                 0
      471  Woelk                Uwe and Gisela                                479           479                 0
      472  Wohnhaas             Alfons                                        480           480                 0
      473  Wohnhaas             Monika                                        960           960                 0
      474  Wolff                Kurt                                          479           479                 0
      475  Wucher               Marike and Christian                          964           964                 0
      476  Wunn                 Konrad                                      5,960         5,960                 0
      477  Wunn                 Ulrike                                     11,031        11,031                 0
      478  Wurth                Brigitte                                      964           964                 0
      479  Wustholz             Werner                                      2,410         2,410                 0
      480  Zahn                 Gabriele                                    1,919         1,919                 0
      481  Zepf                 Gunter                                      1,928         1,928                 0
      482  Zimmermann           Rainer                                        482           482                 0
      483  Zinsmeister          Colette and Paul                              482           482                 0
      484  Zirn                 Gottfried                                   1,180         1,180                 0
      485  Zwisler              Walter                                      1,446         1,446                 0
      486  Zysett               Marcus                                     28,644        28,644                 0
                                                                     -------------  ------------

           Totals (Schedule A):                                         1,449,182     1,449,182                 0
                                                                     -------------  ------------
                                                                     -------------  ------------

           Grand totals (all Selling Security Holders):                 1,673,250     1,673,250                 0
                                                                     -------------  ------------
                                                                     -------------  ------------

------------------------

(1) Assumes sale by each Selling Security Holder of all shares registered pursuant hereto for each such Selling Security Holder's account.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALES REPRESENTATIVE OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY THE COMMON STOCK BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.
                            ------------------------

                               TABLE OF CONTENTS

                                                   PAGE
                                                 ---------
Prospectus Summary.............................
Risk Factors...................................
Use of Proceeds................................
Capitalization.................................
Dividend Policy................................
Common Stock Price Information.................
Selected Financial Data........................
Plan of Operations.............................
Business.......................................
Management.....................................
Principal Shareholders.........................
Selling Security Holders.......................
Certain Transactions...........................
Description of Securities......................
Shares Available for Future Sale...............
Legal Matters..................................
Experts........................................
Change in Accountants..........................
Additional Information.........................
Financial Statements...........................
Schedule A--Additional Selling Security
 Holders.......................................

                            ------------------------

    UNTIL       , 1998 [25 DAYS AFTER THE DATE OF THIS PROSPECTUS], ALL DEALERS
EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS AN UNDERWRITER AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                              1,673,250 SHARES OF

                                  COMMON STOCK

                                 DEOTEXIS, INC.

                                ----------------

                                   PROSPECTUS

                             ---------------------

                                          , 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered hereby. All amounts are estimated except the Securities and Exchange Commission registration fee.

SEC registration fee..............................................  $  15,800
Accounting fees and expenses......................................  $  30,000
Legal fees and expenses...........................................  $  80,000
Printing and engraving expenses...................................  $  30,000
Consulting fees and expenses......................................  $ 120,000
Registrar and transfer agent's fees...............................  $   2,500
Miscellaneous fees and expenses...................................  $   5,000
                                                                    ---------
    Total.........................................................  $ 283,300
                                                                    ---------
                                                                    ---------

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Pursuant to its Articles of Incorporation and indemnification agreements to be entered into between the Company and each of its directors and executive officers, the Company is obligated to indemnify each of its directors and executive officers to the fullest extent permitted by Nevada law with respect to all liability and loss suffered, and reasonable expenses incurred, by such persons in any action, suit or proceeding, in connection with that person's service as a director or executive officer of the Company. The Company could be obligated to advance the reasonable expenses of indemnified directors or executive officers in defending such proceedings if the indemnified party agrees to repay all amounts advanced if it is ultimately determined that such person is not entitled to indemnification.

    The Nevada General Corporation Law (the "Nevada Act") authorizes Nevada corporations to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or other entity, against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or on behalf of a corporation, indemnification may not be made if the person seeking indemnification is adjudged liable, unless the court in which such action was brought determines such person is fairly and reasonably entitled to indemnification. The indemnification provisions of the Nevada Act require indemnification if a director or officer has been successful on the merits or otherwise in defense of any action, suit, or proceeding to which he or she was a party by reason of the fact that he or she is or was a director or officer of the corporation. The indemnification authorized under the Nevada Act is not exclusive and is in addition to any other rights granted to officers and directors under the Articles of Incorporation or By-Laws of a corporation or any agreement between officers and directors and the corporation. A corporation may purchase and maintain insurance or furnish similar protection on behalf of any officer or director against any liability asserted against the officer or director and incurred by the officer or director in such capacity, or arising out of the status of officer or director of the corporation, whether or not the corporation would have the power to indemnify him or her against such liability under the Nevada Act.

    Under provisions of the Company's Articles of Incorporation that are authorized by the Nevada Act, and under provisions of the indemnification agreements to be executed between each director and executive officer, and the Company, a director will not be personally liable for monetary damages to the Company or any other person for acts or omissions in his or her capacity as a director or executive officer, except in certain limited circumstances such as certain violations of criminal law and transactions in which the director or executive officer derived an improper personal benefit. As a result of these provisions, shareholders may be unable to recover monetary damages against directors or executive officer for actions taken by them which constitute negligence or gross negligence or which are in violation of their fiduciary duties, although injunctive or other equitable relief may be available.

    In the indemnification agreements to be entered into with each of its directors and executive officers, the Company anticipates the inclusion of provisions pursuant to which it will be obligated to indemnify those persons to the fullest extent authorized by the Nevada Act and to advance payments to cover defense costs against an unsecured obligation to repay such advances if it is ultimately determined that the recipient of the advance is not entitled to indemnification. The Company will not be required to indemnify a director or executive officer if the loss results from any of the following: (a) a violation of Section 16(b) of the Securities and Exchange Act of 1934, as amended; (b) a violation of criminal law; (c) a transaction from which the executive officer or director received an improper personal benefit; (d) willful misconduct or a conscious disregard for the Company's best interests; or (e) a transaction for which the director is liable pursuant to Section 78.300.2 of the Nevada Act for certain distributions from the corporation to its shareholders.

    The foregoing provisions of the Nevada Act, the Company's Articles of Incorporation, and the indemnification agreements to be executed in favor of the Company's directors and executive officers, could have the effect of preventing or delaying a person from acquiring or seeking to acquire a substantial equity interest in, or control of, the Company.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    On October 10, 1997, the Company issued the following shares of Common Stock to the following persons for the consideration set forth opposite their respective names below.

                                                                    NUMBER OF   CONSIDERATION
                                                                      SHARES        PAID
                                                                    ----------  -------------
Overton Holdings Limited(1).......................................   4,183,125   $ 4,000,000
Mark Meller.......................................................      85,000   $         0(2)

------------------------

(1) These shares were purchased for $4,000,000 and the transfer to the Company by Gerold Tebbe of certain patents, patent applications and related intellectual property for nominal consideration. No registration was required with respect to the issuance of such shares pursuant to Regulation S of the Securities Act. This transaction is exempt from registration by virtue of Regulation S because the shares were issued exclusively to purchasers outside of the United States.

(2) These shares were issued to a consultant to the Company, in lieu of cash compensation, in connection with his work on behalf of the Company in arranging and facilitating the consummation of the Stock Purchase Agreement transaction. No registration was required with respect to the issuance of such shares pursuant to Section 4(2) of the Securities Act as a transaction by the Company not involving a public offering.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  EXHIBIT
  NUMBER                                             DESCRIPTION OF DOCUMENT
-----------  --------------------------------------------------------------------------------------------------------
        3.1  Articles of Incorporation.
        3.2  By-Laws of the Company.
        4    Specimen certificate for shares of Common Stock.
        5    *Opinion of Loeb & Loeb LLP.
       10.1  Stock Purchase Agreement, dated September 30, 1997.
       10.2  *License Agreement between the Company and KuW Hummel Vertriebs GmbH.
       10.3  *Consulting Agreement between the Company and Tony Kirk.
       10.4  *Directors Stock Option Plan.
       10.5  *Incentive Stock Option Plan.
       10.6  *Form of Indemnification Agreement to be entered into by the Company with each of its directors and executive officers.
       11    Statement of Computation of Per Share Earnings.
       23.1  *Consent of Loeb & Loeb LLP (included in Exhibit 5).
       23.2  Consent of Accountants.
       24    Power of Attorney (contained on Page II-5).
       27    Financial Data Schedule.
       99.1  Schedule of Company-owned patents and patent applications.
       99.2  Information Statement pursuant to Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1
             thereunder.

------------------------

* To be filed by amendment.

ITEM 17. UNDERTAKINGS

(a) INDEMNIFICATION

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, offi-cers or controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(b) UNDERTAKINGS REQUIRED BY REGULATION S-K, ITEM 512:

    The undersigned registrant hereby undertakes:

    1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

        (i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

        (ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    2. To treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

    3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

    4. For purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    5. To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to securityholders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus, to provide such interim financial information.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York City, New York on March 3, 1998.

                                DEOTEXIS, INC.

                                By:               /s/ GEROLD TEBBE
                                     -----------------------------------------
                                        PRESIDENT, CHIEF EXECUTIVE OFFICER,
                                                   SECRETARY AND
                                                     TREASURER

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gerold Tebbe and Tony Kirk, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------
     /s/ ROBERT F. WRIGHT       Chairman of the Board
------------------------------                                 March 3, 1998
       Robert F. Wright

       /s/ GEROLD TEBBE         Director, President, Chief
------------------------------    Executive Officer,
         Gerold Tebbe             Secretary and Treasurer
                                  (principal executive         March 3, 1998
                                  officer and principal
                                  financial and accounting
                                  officer)

     /s/ DAVID F. BOLGER        Director
------------------------------                                 March 3, 1998
       David F. Bolger

      /s/ AUBREY L. COLE        Director
------------------------------                                 March 3, 1998
        Aubrey L. Cole

        /s/ TONY KIRK           Director
------------------------------                                 March 3, 1998
          Tony Kirk

   /s/ MICHAEL J. ROSENBERG     Director
------------------------------                                 March 3, 1998
     Michael J. Rosenberg

      /s/ IRA T. WENDER         Director
------------------------------                                 March 3, 1998
        Ira T. Wender

                                 EXHIBIT INDEX

                                                                                                        SEQUENTIALLY
  EXHIBIT                                                                                                 NUMBERED
  NUMBER                                   DESCRIPTION OF DOCUMENT                                          PAGE
-----------  ------------------------------------------------------------------------------------  -----------------------
       3.1   Articles of Incorporation.
       3.2   By-Laws of the Company.
       4     Specimen certificate for shares of Common Stock.
       5     *Opinion of Loeb & Loeb LLP.
      10.1   Stock Purchase Agreement, dated September 30, 1997.
      10.2   *License Agreement between the Company and KuW Hummel Vertriebs GmbH.
      10.3   *Consulting Agreement between the Company and Tony Kirk.
      10.4   *Directors Stock Option Plan.
      10.5   *Incentive Stock Option Plan.
      10.6   *Form of Indemnification Agreement to be entered into by the Company with each of its directors and executive officers.
      11     Statement of Computation of Per Share Earnings.
      23.1   *Consent of Loeb & Loeb LLP (included in Exhibit 5).
      23.2   Consent of Accountants.
      24     Power of Attorney (contained on Page II-5).
      27     Financial Data Schedule.
      99.1   Schedule of Company-owned Patents and Patent Applications.
      99.2   Information Statement pursuant to Section 14(f) of the Securities Exchange Act of
             1934 and Rule 14f-1 thereunder.

------------------------

*   To be filed by amendment.